Exhibit 10.10

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Confidential

Execution Version

RESEARCH COLLABORATION AND OPTION AGREEMENT

between

JANSSEN PHARMACEUTICALS, INC.

and

MORPHIC THERAPEUTIC, INC.

DATED: FEBRUARY 15, 2019

i

	4.6.	JRC Decision-Making	42

	4.7.	Resolution of JRC Disputes	42

	4.8.	Limitations on Decision Making	43

	4.9.	JRC Term	43

5.	DEVELOPMENT, REGULATORY MATTERS AND COMMERCIALIZATION		44

	5.1.	Technology Transfer	44

	5.2.	Development and Commercialization After Option Exercise	44

	5.3.	Development Reports	45

	5.4.	Regulatory Activities	45

	5.5.	Development Diligence Obligations	45

	5.6.	Commercialization Diligence Obligations	45

6.	MANUFACTURING		46

	6.1.	General Responsibilities	46

	6.2.	Observation by Janssen	46

	6.3.	Manufacturing Technology Transfer	46

7.	LICENSE GRANTS		47

	7.1.	Research Term Licenses	47

	7.2.	Development and Commercialization Licenses	48

	7.3.	No Other Licenses or Rights	50

8.	PAYMENTS		50

	8.1.	Upfront Payment; Research Program Fee	50

	8.2.	Research Program Fee	51

	8.3.	Late Lead Optimization Fee	51

	8.4.	Option Exercise Fee	51

	8.5.	Development Milestones	51

	8.6.	Sales Milestones	53

	8.7.	Royalties	53

	8.8.	Royalty Adjustments	54

	8.9.	Third Party Intellectual Property	55

	8.10.	Compulsory Licenses	57

	8.11.	Invoicing and Payment	57

	8.12.	Reports	58

	8.13.	Records and Audits	58

	8.14.	Conduct of Audits	59

	8.15.	Currency Exchange	60

	8.16.	Taxes	60

	8.17.	Late Payments	61

9.	INTELLECTUAL PROPERTY		62

	9.1.	Ownership	62

	9.2.	Assignment of Intellectual Property	63

	9.3.	Exploitation of Joint Technology	65

	9.4.	Disclosure	65

	9.5.	Joint Research Agreement	65

	9.6.	Trademarks	65

10.	PATENT PROSECUTION AND MAINTENANCE		65

	10.1.	Morphic Prosecution and Maintenance of Patents	65

	10.2.	Janssen Input	66

	10.3.	Information Sharing	66

	10.4.	Review and Consult	66

	10.5.	Janssen Prosecution and Maintenance of Patents	67

	10.6.	Cooperation	67

	10.7.	No Attorney-Client Privilege	68

11.	ENFORCEMENT OF INTELLECTUAL PROPERTY		68

	11.1.	Notification	68

	11.2.	Enforcement Actions	68

	11.3.	Patent Listing	69

	11.4.	Enforcement of Listed Patents	70

	11.5.	Recoveries	70

	11.6.	Patent Term Restoration	70

	11.7.	Third Party Claims	70

12.	CONFIDENTIALITY		71

	12.1.	Confidential Information	71

	12.2.	Return of Confidential Information	73

	12.3.	Publications	73

	12.4.	Terms of this Agreement; Publicity	74

13.	REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION; DISCLAIMERS		74

	13.1.	Representations, Warranties and Covenants	74

	13.2.	Disclaimers	79

	13.3.	Indemnification	80

	13.4.	Insurance	82

	13.5.	Healthcare Compliance	82

14.	TERM AND TERMINATION		83

	14.1.	Term	83

	14.2.	Termination by Janssen for Convenience	84

	14.3.	Termination for Material Breach	84

	14.4.	Termination for Failure to Determine to Commence Late Lead Optimization Activities	85

	14.5.	Rights in Bankruptcy	85

	14.6.	Effects of Termination	86

	14.7.	Alternative Remedy in Lieu of Termination	89

	14.8.	Accrued Rights	89

	14.9.	Survival	90

15.	DISPUTE RESOLUTION		90

	15.1.	Discussion by Executive Officers; Arbitration	90

16.	GENERAL PROVISIONS		90

	16.1.	Relationship of Parties	90

	16.2.	Performance by Affiliates	91

	16.3.	No Third-Party Beneficiaries	91

	16.4.	Compliance with Laws	91

	16.5.	Governing Law	91

	16.6.	Counterparts; Facsimiles	91

	16.7.	Headings	91

	16.8.	Assignment	91

	16.9.	Non-Solicitation	92

	16.10.	Notices	92

	16.11.	Amendment	93

	16.12.	Waiver	93

16.13.	Severability	93

16.14.	Construction	93

16.15.	Entire Agreement	94

16.16.	Acknowledgement	94

16.17.	Force Majeure	94

16.18.	Further Actions	94

v

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Schedules:
Schedule 1.18	J&J Universal Calendar
Schedule 1.91	Late Lead Optimization Activities
Schedule 1.108	Morphic Patents as of the Effective Date
Schedule 1.182	Threshold Activity and Selectivity
Schedule 2.2.1(a)	Research Plan for [***]
Schedule 2.2.1(b)	Research Plan for [***]
Schedule 2.2.1(c)	Research Plan for [***]
Schedule 2.2.3	2019 Research Plan and Research Budget
Schedule 2.10	Data Integrity Requirements
Schedule 10.1	Jurisdictions
Schedule 12.4.1	Press Release
Schedule 15.1	Dispute Resolution

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

RESEARCH COLLABORATION AND OPTION AGREEMENT

This Research Collaboration and Option Agreement (this “Agreement”), dated as of February  , 2019 (the “Effective Date”), is made by and between Morphic Therapeutic, Inc. having an office at 35 Gatehouse Drive A2, Waltham, MA 02451 92121 (“Morphic”), and Janssen Pharmaceuticals, Inc. having an office at 1125 Trenton-Harbourton Road, Titusville, NJ 08560 (“Janssen”).  Each of Morphic and Janssen may be referred to herein as a “Party” or together as the “Parties.”

RECITALS

Morphic has proprietary integrin technology, including screening assays to identify small molecule compounds that modulate certain targets.

Janssen is developing therapeutic products for the treatment of certain cardiovascular and metabolic diseases and related conditions, including kidney disease.

The Parties wish to collaborate using Janssen’s and Morphic’s expertise to perform research and other activities, including to discover small molecule compounds that modulate such targets for the treatment of kidney disease.

Morphic desires to grant to Janssen, and Janssen desires to receive from Morphic, certain licenses and rights under the Morphic Technology to discover and exploit such small molecule compounds discovered in the course of such collaboration.

The Parties hereby agree as follows:

1.                                      DEFINITIONS.

The following terms and their correlatives have the following meanings:

1.1                               “Affiliate” of a Person means any other Person that (directly or indirectly) is controlled by, controls or is under common control with such Person.  For the purposes of this Section 1.1 (Affiliate), the term “control” (including the terms “controlled by” and “under common control with”) as used with respect to a Person means (a) in the case of a corporate entity, direct or indirect ownership of voting securities entitled to cast more than fifty percent (50%) of the votes in the election of directors or (b) in the case of a non-corporate entity, direct or indirect ownership of more than fifty percent (50%) of the equity interests with the power to direct the management and policies of such entity, provided that if local law restricts foreign ownership, control is established by direct or indirect ownership of the maximum ownership percentage that may, under such local law, be owned by foreign interests.

1.2                               “Agreement” has the meaning set forth in the preamble.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

1.3                               “Allowable Overruns” means, for all Research Programs in the aggregate, any FTE Costs or Out-of-Pocket Costs incurred by or on behalf of a Party in any Calendar Year in the performance of Research Activities under each applicable Research Plan for each Research Program that (a) is not attributable to any breach of this Agreement by Morphic and (b) is in excess of the aggregate amount budgeted for such Research Activities across all Research Budgets for such Calendar Year by an amount not to exceed the greater of [***] of the amount budgeted for such activities across all Research Budgets and [***].

1.4                               “Anti-Corruption Laws” has the meaning set forth in Section 13.5.4 (Anti-Corruption Laws).

1.5                               “API” means an active pharmaceutical ingredient.

1.6                               “Applicable Law” means all applicable laws, rules and regulations (including any rules, regulations, guidelines or other requirements of any Regulatory Authority within the applicable jurisdiction) that may be in effect from time to time.

1.7                               “Applicable Rate” means (a) the average one-month London Inter-Bank Offering Rate (LIBOR) as reported on the day a payment was due in The Wall Street Journal (U.S. Internet version at www.wsj.com under the “Market Data” tab), plus [***] annually, or (b) if LIBOR ceases to exist, Janssen’s benchmark interest rate that has replaced LIBOR at the applicable time of the late payment.

1.8                               “Approved Labeling” means, with respect to a Product in a country: (a) the Regulatory Authority-approved full prescribing information for such Product in such country; and (b) the Regulatory Authority-approved labels and other written, printed or graphic materials on any container, wrapper or any package insert that is used with or for such Product in such country.

1.9                               “Assigned Product-Specific Know-How” has the meaning set forth in Section 9.2.2 (Morphic Assignment of Product-Specific Technology).

1.10                        “Assigned Product-Specific Patents” has the meaning set forth in Section 9.2.2 (Morphic Assignment of Product-Specific Technology).

1.11                        “Assigned Product-Specific Technology” has the meaning set forth in Section 9.2.2 (Morphic Assignment of Product-Specific Technology).

1.12                        “Assigned Technology” has the meaning set forth in Section 9.2.3 (Cooperation and Assistance).

1.13                        “Assigning Party” has the meaning set forth in Section 9.2.3 (Cooperation and Assistance).

1.14                        “Average Net Selling Price” means on a product-by-product basis, for a given product, Calendar Year and country, the aggregate Net Sales (expressed in the

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applicable local currency) of such product in such Calendar Year in such country, divided by the number of Units of such product for which revenue has been recognized by Janssen in accordance with GAAP in such Calendar Year in such country.

1.15                        “Bankrupt Party” has the meaning set forth in Section 14.5.2 (Rights in Bankruptcy).

1.16                        “Business Day” means a day other than Saturday, Sunday or any other bank or other public holiday in New York, New York or Boston, Massachusetts.

1.17                        “Calendar Quarter” means a financial quarter based on the J&J Universal Calendar for that year and is used by Janssen or its Affiliates for internal and external reporting purposes; provided, however, that the first Calendar Quarter for the first Calendar Year extends from the Effective Date to the end of the then-current Calendar Quarter and the last Calendar Quarter extends from the first day of such Calendar Quarter until the effective date of the termination or expiration of the Agreement.

1.18                        “Calendar Year” means a year based on the J&J Universal Calendar for that year (a copy of which for 2019 is attached hereto as Schedule 1.18). The last Calendar Year of the Term begins on the first day of the J&J Universal Calendar Year for the year during which termination or expiration of the Agreement will occur, and the last day of such Calendar Year will be the effective date of such termination or expiration.  The first Calendar Year will begin on the Effective Date and end on the last day of the first full Calendar Year thereafter.

1.19                        “Change of Control” means, with respect to a Party, that: (a) any Third Party acquires directly or indirectly the beneficial ownership of any voting security of such Party, or if the percentage ownership of such Third Party in the voting securities of such Party is increased through stock redemption, cancellation or other recapitalization, and immediately after such acquisition or increase such Third Party is, directly or indirectly, the beneficial owner of voting securities representing at least fifty percent (50%) of the total voting power of all of the then outstanding voting securities of such Party; (b) a merger, consolidation, recapitalization or reorganization of such Party is consummated that would result in shareholders or equity holders of such Party immediately prior to such transaction, owning less than fifty percent (50%) of the outstanding voting securities of the surviving entity (or its parent entity) immediately following such transaction; or (c) there is a sale or transfer to a Third Party of all or substantially all of such Party’s consolidated assets taken as a whole, through one or more related transactions.

1.20                        “Chemically Similar Compound” means, with respect to any compound, all other compounds that are contained within the scope of a composition-of-matter claim or use claim of a Patent that is Controlled by either Party, as the case may be, in the United States or a European Patent Organization (“EPO”) country (including

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such a claim of a Patent Cooperation Treaty application designating the United States or EPO) that also claims such compound or use of such compound.

1.21                        “Clinical Trial” means any clinical trial in humans that is designed to generate data in support or maintenance of an IND or MAA, including any Phase I Clinical Trial, Phase II Clinical Trial, Phase III Clinical Trial, or any post-approval clinical trial in humans.

1.22                        “CMCC License Agreement” means that certain Exclusive License Agreement dated as of October 7, 2015 by and between Children’s Medical Center Corporation and Morphic Rock Holding, LLC, as may be amended from time to time.

1.23                        “Combination Product” means any Product (a) containing (i) as a single formulation, two or more APIs as components, one of which is a Compound or (ii) in a single package or container and intended for coordinated use, two or more products as components including a Compound and one or more other products (where such other product may include a device or another API) for therapeutic administration or diagnostic use or (b) defined as a “combination product” by the FDA pursuant to 21 C.F.R. §3.2(e) or its foreign equivalent.

1.24                        “Commercialization” means any and all activities related to the marketing, promotion, distribution, pricing, reimbursement, offering for sale and sale of a pharmaceutical or biologic product and interacting with Regulatory Authorities following receipt of Regulatory Approval in the applicable country or region for such pharmaceutical or biologic product regarding the foregoing, but excluding activities relating to Manufacturing, Development or Medical Affairs. “Commercialize,” “Commercializing,” and “Commercialized” will be construed accordingly.

1.25                        “Commercially Reasonable Efforts” or “CRE” means [***].

1.26                        “Competing Activities” has the meaning set forth in Section 2.13 (Exclusivity).

1.27                        “Competitive Infringement” has the meaning set forth in Section 11.1 (Notification).

1.28                        “Competitive Product” has the meaning set forth in Section 2.13 (Exclusivity).

1.29                        “Compound” means (a) with respect to a Target, any small molecule compound that is discovered, screened or optimized by either Party in the performance of Research Activities for such Target under this Agreement, (b) a Chemically Similar Compound with respect to any such Compound described in the foregoing clause (a) and (c) any base form, metabolite, ester, salt form, racemate, stereoisomer, crystalline polymorph, hydrate or solvate of any Compound described in the foregoing clause (a) or clause (b).

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1.30                        “Compulsory Sublicensee” has the meaning set forth in Section 8.10 (Compulsory Licenses).

1.31                        “Confidential Information” has the meaning set forth in Section 12.1.1 (Confidential Information).

1.32                        “Control” means, with respect to any Know-How, Patent, Regulatory Submission, or other Intellectual Property, the possession (whether by ownership or license) by a Party or its Affiliates of the ability to grant to the other Party access, ownership, a license or a sublicense as required herein to such Know-How, Patent, Regulatory Submission, or other Intellectual Property without violating the terms of any agreement or other arrangement with any Third Party. Notwithstanding the foregoing, except as otherwise provided in Section 8.9 (Third Party Intellectual Property) and subject to Sections 7.3 (No Other Licenses or Rights), 8.8.3 (Third Party Payments by Janssen) and 8.8.4 (Maximum Payment Adjustments), with respect to any Know-How, Patent, Regulatory Submission or other Intellectual Property (a) that is first acquired or licensed to Morphic after the Effective Date, (b) that is not necessary for the performance of the Research Activities or the practice of the Morphic Platform and (c) that the use, practice or exploitation thereof by or on behalf of Janssen, its Affiliates or sublicensees would require Morphic to pay any additional amounts to the Third Party from whom Morphic acquired, licensed or otherwise obtained such Know-How, Patent, Regulatory Submission or other Intellectual Property (“Additional Amounts”), then, following Janssen’s exercise of the Option on a Research Program-by-Research Program basis, Morphic will only Control such Know-How, Patent, Regulatory Submission or other Intellectual Property for purposes of the license granted to Janssen for a Research Program under Section 7.2.1 (Exclusive License Grant) if Janssen agrees to pay (if necessary) and does in fact pay all Additional Amounts with respect to Janssen’s use, practice or exploitation of such Know-How, Patent, Regulatory Submission or other Intellectual Property.

1.33                        “Covenant Patents” has the meaning set forth in Section 13.1.3(g) (Morphic Covenants).

1.34                        “Covers” means, with reference to a particular subject matter at issue and a relevant Patent in a country, that the making, using, selling, offering for sale or importing of such subject matter would fall within the scope of one or more claims within such Patent in such country.

1.35                        “CPI” means the Consumer Price Index for the US City Average (all times).

1.36                        “CPR Rules” has the meaning set forth in Schedule 15.1 (Dispute Resolution).

1.37                        “Currency Hedge Rate” means the J&J currency hedge rate, which is the result of the effectively performed currency hedging at J&J for the then-current Calendar Year, as updated pursuant to Section 8.15 (Currency Exchange), and will be set

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up once a Calendar Year and will remain constant throughout such Calendar Year. The Currency Hedge Rate is calculated as a weighted average hedge rate of the outstanding external foreign currency forward hedge contracts of J&J with Third Party banks.

1.38                        “Deliverables” means any and all (a) deliverables to be generated or provided by Morphic in connection with the performance of Morphic Research Activities with respect to each Research Program, as specified in the applicable Research Plan and (b) summary descriptions of Intellectual Property that Covers any of the foregoing, which summaries need not include descriptions of Intellectual Property solely related to the Morphic Platform.

1.39                        “Development” means all internal and external research, development, and regulatory activities related to pharmaceutical or biologic products, including (a) research, non-clinical testing, toxicology, testing and studies, non-clinical and preclinical activities, and clinical trials and (b) preparation, submission, review, and development of data or information for the purpose of submission to a Regulatory Authority to obtain authorization to conduct Clinical Trials and to obtain, support or maintain Regulatory Approval of a pharmaceutical or biologic product, but excluding activities that are directed to Manufacturing, Medical Affairs, or Commercialization. Development will include development and regulatory activities for additional forms, formulations or indications for a pharmaceutical or biologic product after receipt of Regulatory Approval of such product (including label expansion), including Clinical Trials initiated following receipt of Regulatory Approval or any Clinical Trial to be conducted after receipt of Regulatory Approval that was mandated by the applicable Regulatory Authority as a condition of such Regulatory Approval with respect to an approved formulation or indication (such as post-marketing studies and observational studies, if required by any Regulatory Authority in any region in the Territory to support or maintain Regulatory Approval for a pharmaceutical or biologic product in such region). “Develop,” “Developing,” and “Developed” will be construed accordingly.

1.40                        “Disclosing Party” has the meaning set forth in Section 12.1.1 (Confidential Information).

1.41                        “Effective Date” has the meaning set forth in the preamble.

1.42                        “EFT” has the meaning set forth in Section 8.11.2 (Other Payments).

1.43                        “EMA” means the European Medicines Agency or any successor agency thereto.

1.44                        “EPO” has the meaning set forth in Section 1.20 (Chemically Similar Compound).

1.45                        “Existing In-License” has the meaning set forth in Section 13.1.2(n) (Morphic Representations and Warranties as of the Effective Date).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

1.46                        “Exploit” means to make, have made, use, offer to sell, sell, Develop, Manufacture, perform Medical Affairs activities, Commercialize or otherwise exploit. “Exploitation” will be construed accordingly.

1.47                        “FD&C Act” means the Federal Food, Drug and Cosmetic Act, as the same may be amended or supplemented from time to time.

1.48                        “FDA” means the United States Food and Drug Administration and any successor agency thereto.

1.49                        “Field” means the prevention, treatment and diagnosis of human and animal disease.

1.50                        “First Commercial Sale” means, with respect to a Product on a country-by-country basis, the first sale by Janssen or its Affiliates Sublicensees or, with respect to a Generic Product, the first sale by a Third Party, in each case, in an arms-length transaction to a Third Party (other than a Sublicensee) for use or consumption by the general public of that Product or Generic Product in a country after all required Regulatory Approvals for commercial sale of that Product or Generic Product have been obtained in such country. A sale of a Product for: (a) clinical study purposes; (b) compassionate use, named patient sales or patient assistance programs; (c) similar uses in a limited number to support Regulatory Approvals, such as test marketing programs or other similar programs or studies (provided that the Product is not otherwise generally available for purchase in such country); or (d) early access programs, in each case ((a) — (d)), will not constitute a First Commercial Sale of such Product. In addition, sales of a Product by and between Janssen and its Affiliates or Sublicensees will not constitute a First Commercial Sale.

1.51                        “FTE” means the equivalent of the work of one (1) full-time employee of Morphic or its Affiliates for one (1) year (consisting of [***] hours per Calendar Year) in performing Development activities hereunder.  Any employee of Morphic or any Affiliate who devotes fewer than [***] hours per Calendar Year on the applicable activities shall be treated as an FTE on a pro-rata basis, calculated by dividing the actual number of hours worked by such employee on such activities by [***].  Any employee of Morphic or any Affiliate who devotes more than [***] hours per Calendar Year on the applicable activities shall be treated as one (1) FTE.  Overtime and work on weekends, holidays and the like, in each case, will not be counted with any multiplier (e.g., time-and-a-half or double time) toward the number of hours that are used to calculate the FTE contribution. The portion of an FTE billable by Morphic for one individual during a given accounting period will be determined by dividing the number of hours worked directly by such individual on the work to be conducted under a Research Plan during such accounting period and the number of FTE hours applicable for such accounting period based on [***] working hours per Calendar Year.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

1.52                        “FTE Costs” means, for any period, the FTE Rate multiplied by the number of FTEs in such period.  FTEs will be pro-rated on a daily basis if necessary.

1.53                        “FTE Rate” means a rate of [***] per FTE per Calendar Year (pro-rated for the period beginning on the Effective Date and ending on the last day of the first Calendar Year of the Term). Overtime, and work on weekends, holidays, and the like will not be counted with any multiplier (e.g., time-and-a-half or double time) toward the number of hours that are used to calculate the FTE contribution. The FTE Rate is “fully burdened” and will include employee salaries and all overhead allocated to such employee’s work hereunder. Beginning on January 1, 2020 and on January 1 of each subsequent Calendar Year during the Term, the FTE Rate is subject to annual adjustment by the percentage increase or decrease in the CPI comparing the levels of the CPI as of December 31 of the most recently completed Calendar Year.

1.54                        “GAAP” U.S. generally accepted accounting principles, consistently applied.

1.55                        “Generic Product” means with respect to a given Product in a given country in the Territory, a product that (a) contains the same active pharmaceutical ingredient as such Product and is approved in reliance, in whole or in part, on a prior Regulatory Approval of such Product, (b) is sold or marketed for sale in such country by a Third Party that has not obtained the rights to market or sell such product as a Sublicensee, Subcontractor or Third Party Distributor of Janssen or any of its Affiliates, Sublicensees or Subcontractors with respect to such Product and (c) is considered by the applicable Regulatory Authority in such country to be therapeutically equivalent to, or interchangeable with, such Product, such that, in the U.S., the product may be substituted for the Product at the point of dispensing without any intervention by the prescribing physician in such country.

1.56                        “GLP” means all applicable good laboratory practice standards, including, as applicable, as set forth in the then-current good laboratory practice standards promulgated or endorsed by the FDA and the equivalent Applicable Law in the region in the Territory, each as may be amended and applicable from time to time.

1.57                        “Governmental Authority” means any court, tribunal, arbitrator, agency, commission, department, ministry, official, authority or other instrumentality of any national, state, county, city or other political subdivision.

1.58                        “Identified Research Activity Patents” has the meaning set forth in Section 8.9.1 (Morphic Research Activities).

1.59                        “IND” means an Investigational New Drug application required pursuant to 21 C.F.R. Part 312 or any comparable filings outside of the United States required to commence human clinical trials in such country or region, and all supplements or amendments that may be filed with respect to the foregoing.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

1.60                        “IND-Enabling Study” means a toxicology study (a) that is conducted using applicable GLP, (b) that is conducted in one or more species and that satisfies both applicable regulatory requirements and Janssen internal requirements and (c) the data and results from which are intended to meet the standard necessary for submission thereof as part of an IND with the applicable Regulatory Authority.

1.61                        “IND-Enabling Study Completion Date” has the meaning set forth in Section 3.3 (IND-Enabling Study Report).

1.62                        “IND-Enabling Study Report” means, with respect to one or more IND-Enabling Studies, an integrated report containing the pharmacology, toxicology, bioanalytical and pharmacokinetic data generated from such IND-Enabling Studies.

1.63                        “In-Licenses” has the meaning set forth in Section 13.1.3(d) (Morphic Covenants).

1.64                        “Indemnitee” has the meaning set forth in Section 13.3.3 (Procedure).

1.65                        “Indemnitor” has the meaning set forth in Section 13.3.3 (Procedure).

1.66                        “Initiation” means (a) with respect to a Phase I Clinical Trial, the fifth dosing of a human subject in such Phase I Clinical Trial; provided that if such Phase I Clinical Trial is halted for any reason other than for patient health and safety (as determined by the applicable data safety monitoring board or other applicable oversight committee, which such board or committee may be a Janssen-Operated Monitoring Board, in accordance with Applicable Law and such board or committee has notified the FDA that Janssen has halted such Phase I Clinical Trial), then “Initiation” shall mean the first dosing of a human subject in such Phase I Clinical Trial and (b) with respect to a Phase II Clinical Trial or Phase III Clinical Trial, the first dosing of a human subject in such Clinical Trial (as applicable).

1.67                        “Intellectual Property” means all Patents, rights to Inventions, copyrights, design rights, trademarks, trade secrets, Know-How and all other intellectual property rights (whether registered or unregistered) and all applications and rights to apply for any of the foregoing, anywhere in the world.

1.68                        “Invention” means any process, method, utility, formulation, composition of matter, article of manufacture, material, creation, discovery or finding, or any improvement thereof, that is made, conceived, discovered or otherwise generated, whether patentable or not.

1.69                        “Janssen” has the meaning set forth in the preamble.

1.70                        “Janssen Compound” means any Compound that (a) is not a Morphic Compound and (b) has been provided to Morphic under this Agreement pursuant to Section 2.8 (Janssen Compounds).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

1.71                        “Janssen Know-How” means any Know-How, other than Joint Know-How, Controlled by Janssen or any of its Affiliates that is (a) necessary or useful for Morphic to conduct any Morphic Research Activities under any Research Plan and (b) actually provided or disclosed by Janssen to Morphic for use in the performance of such Morphic Research Activities.

1.72                        “Janssen-Operated Monitoring Board” means, with respect to a Clinical Trial, an applicable data safety monitoring board or oversight committee that is operated by or includes personnel of Janssen or its Affiliates.

1.73                        “Janssen Patents” means any Patents Controlled by Janssen or any of its Affiliates that Cover any Janssen Know-How.

1.74                        “Janssen Product” means a Product that contains a Janssen Compound as an API.

1.75                        “Janssen Product Invention” has the meaning set forth in Section 9.1.2(a) (Other Inventions).

1.76                        “Janssen Prosecuted Patents” has the meaning set forth in Section 10.5 (Janssen Prosecution and Maintenance of Patents).

1.77                        “Janssen Research Activities” has the meaning set forth in Section 2.1.2 (Janssen Research Activities).

1.78                        “Janssen Technology” means the Janssen Know-How, the Janssen Patents and Janssen’s interest in the Joint Technology.

1.79                        “Janssen Terminated Product Agreement” has the meaning set forth in Section 3.7.2 (Effects of ROFN Exercise).

1.80                        “Joint Finance Committee” or “JFC” has the meaning set forth in Section 4.5 (Joint Finance Committee).

1.81                        “Joint Invention” has the meaning set forth in Section 9.1.2(a) (Other Inventions).

1.82                        “Joint Know-How” has the meaning set forth in Section 9.1.2(a) (Other Inventions).

1.83                        “Joint Patent” has the meaning set forth in Section 9.1.2(a) (Other Inventions).

1.84                        “Joint Research Committee” or “JRC” has the meaning set forth in Section 4.1 (Joint Research Committee).

1.85                        “Joint Technology” has the meaning set forth in Section 9.1.2 (Other Inventions).

1.86                        “JRC Chair” has the meaning set forth in Section 4.2 (Committee Chair).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

1.87                        “JRD” has the meaning set forth in Section 8.16.3 (Paying Agent).

1.88                        “Jurisdictions” has the meaning set forth in Section 10.1 (Morphic Prosecution and Maintenance of Patents).

1.89                        “J&J” means Johnson & Johnson.

1.90                        “Know-How” means all commercial, technical, scientific and other know-how and information, trade secrets, knowledge, technology, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, specifications, data and results not generally known to the public (including biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, manufacturing and quality control data and know-how, including study designs and protocols), in all cases, whether or not patentable, in written, electronic or any other form now known or hereafter developed.

1.91                        “Late Lead Optimization Activities” means, with respect to a Research Program, the Research Activities designated in the applicable Research Plan as “Late Lead Optimization Activities” for such Research Program, which activities are intended to demonstrate that such Compounds are suitable for further optimization as potential lead candidates for such Research Program following the completion of Lead Optimization Activities for such Research Program. The activities set forth on Schedule 1.91 will in all cases be “Late Lead Optimization Activities” for purposes of this Agreement (including in each Research Plan).

1.92                        “Late Lead Optimization Fee” has the meaning set forth in Section 8.3 (Late Lead Optimization Fee).

1.93                        “Lead Candidate Guidelines” means, with respect to a given Research Program, the guidelines for Compounds that are the subject of such Research Program designated in the Research Plan as “Lead Candidate Guidelines”, which success criteria are intended to serve as suggested guidelines for determining whether such Compounds are suitable for further optimization as a potential development candidates for such Research Program.

1.94                        “Lead Optimization Activities” means, with respect to a Research Program, the Research Activities designated in the applicable Research Plan as “Lead Optimization Activities” for such Research Program, which such activities are intended to demonstrate that such Compounds are suitable for initial optimization as potential lead candidates for such Research Program.

1.95                        “Liabilities” has the meaning set forth in Section 13.3.1 (Indemnification by Morphic).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

1.96                        “Licensed Compound” means, on a Research Program-by-Research Program basis with respect to a Target via the applicable Mechanism of Action a Compound that is demonstrated by either Party or its respective Affiliates to have Threshold Activity and Selectivity against such Target via such Mechanism of Action.

1.97                        “MAA” means any new drug application or other marketing authorization application, in each case, filed with the applicable Regulatory Authority in a country or other regulatory jurisdiction (and all supplements and amendments thereto), which application is required to commercially market or sell a pharmaceutical or biologic product in such country or jurisdiction, including (a) all New Drug Applications and Biologics License Applications submitted to the FDA in the United States in accordance with the FD&C Act with respect to a biologic or pharmaceutical product, (b) all MAAs submitted to (i) the EMA under the centralized EMA filing procedure in the EU or (ii) a Regulatory Authority in any EU country if the centralized EMA filing procedure is not used to gain Regulatory Approval in such country, (c) Japanese New Drug Application submitted to the Ministry of Health, Labor and Welfare in Japan or (d) any analogous application or submission with any Regulatory Authority in any other country or regulatory jurisdiction.

1.98                        “Major European Country” means any of [***].

1.99                        “Major Market Country” means any of the [***] or a Major European Country.

1.100                 “Manufacture” means activities that are directed to manufacturing, processing, packaging, labeling, filling, finishing, assembly, quality assurance, quality control, testing, and release, shipping or storage of any pharmaceutical or biologic product (or any components or process steps involving any product or any companion diagnostic), placebo or comparator agent, as the case may be, including process development, qualification, validation, scale-up, pre-clinical, clinical and commercial manufacture and analytic development, product characterization and stability testing, but excluding activities that are directed to Development, Commercialization or Medical Affairs. “Manufacturing” and “Manufactured” will be construed accordingly.

1.101                 “Mechanism of Action” means, with respect to a target, modulation of such target by a compound via a given mechanism of action (whether inhibition or activation).

1.102                 “Medical Affairs” means activities conducted by a Party’s medical affairs departments (or, if a Party does not have a medical affairs department, the equivalent function thereof), including communications with key opinion leaders, medical education, symposia, advisory boards (to the extent related to medical affairs or clinical guidance), activities performed in connection with patient registries and other medical programs and communications, including educational grants, research grants (including conducting investigator-initiated studies) and charitable donations to the extent related to medical affairs and not to other

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

activities that do not involve the promotion, marketing, sale or other Commercialization of products and are not conducted by a Party’s medical affairs (or equivalent) departments.

1.103                 “Morphic” has the meaning set forth in the preamble.

1.104                 “Morphic Compound” means a Compound that (a) is analoged around or optimized based on a hit compound identified through screening Morphic’s proprietary compound libraries under a Research Program (or Terminated Program), (b) modulates a Target through the applicable Mechanism of Action set forth in the Research Plan for such Research Program and (c) is delivered by Morphic to Janssen for the purpose of conducting the applicable Research Program.

1.105                 “Morphic Internal Program” means, with respect to a target and a given Mechanism of Action that Janssen proposes to select as a potential Replacement Target MoA in accordance with the terms and conditions of this Agreement, a bona fide Development or Commercialization program with respect to which (a) Morphic or its Affiliates have assigned FTEs to perform Development or Commercialization activities under a detailed written plan and allocated resources to the performance of such activities in accordance with an associated budget (and Morphic is at such time actively performing such Development or Commercialization activities with respect to such potential Replacement Target MoA) and (b) Morphic or its Affiliates have identified a compound that modulates the applicable target via the applicable Mechanism of Action, in each case, as in such potential Replacement Target MoA and shown that such candidate has activity in one or more in-vitro functional cell-based assays against such a target via a Mechanism of Action.

1.106                 “Morphic Know-How” means any and all Know-How, other than Joint Know-How, that (a) Morphic or any of its Affiliates owns or Controls and (b) is necessary or useful to (i) conduct any Research Activities or (ii) Exploit any Compound or Product, including all Morphic Platform Inventions, but expressly excluding all Know-How licensed to Morphic under the CMCC License Agreement.

1.107                 “Morphic Lead Optimization Activities” means, with respect to a Research Program, the Lead Optimization Activities for such Research Program that are assigned to Morphic in the applicable Research Plan for such Research Program.

1.108                 “Morphic Patent” means any and all Patents, other than Joint Patents, that (a) Morphic or any of its Affiliates owns or Controls and (b) are necessary or useful to (i) conduct any Research Activities or (ii) Exploit any Compound or Product, including all Morphic Platform Patents and Morphic Platform and Product Patents, but expressly excluding all Patents licensed to Morphic under the CMCC License Agreement.  The Morphic Patents existing as of the Effective Date are listed in Schedule 1.108 (Morphic Patents as of the Effective Date) and include all Morphic Platform Patents, Morphic Platform and Product Patents and Product-Specific

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Patents (until such time as such Product-Specific Patents become Assigned Product-Specific Patents).

1.109                 “Morphic Platform” means Morphic’s technology directed to (a) stable integrin conformations generally (and not integrin conformations that inhibit or activate any Target), (b) methods of producing or generating the same or (c) methods of inhibiting or activating integrins generally (and not related to inhibiting or activating any Target) through binding of specific integrin conformations with molecular fragments, in each case ((a) — (c)), in in vitro and in silico modeling. The Morphic Platform includes all Morphic Platform Inventions.

1.110                 “Morphic Platform Invention” has the meaning set forth in Section 9.1.1 (Improvements to Morphic Technology).

1.111                 “Morphic Platform Patents” means any Morphic Patents or Joint Patents that Cover the Morphic Platform and do not Cover any Compound or Product, excluding Morphic Platform and Product Patents. The Morphic Platform Patents existing as of the Effective Date are listed under a separate heading in Schedule 1.108 (Morphic Patents as of the Effective Date).

1.112                 “Morphic Platform and Product Patents” means any Patents that Cover both (a) the Morphic Platform and (b) (i) any Licensed Compound or Product incorporating any such Licensed Compound, (ii) any composition (e.g., a pharmaceutical composition) containing any such Licensed Compound or Product described in clause (i) above, (iii) any use or a method of using any such Licensed Compound, Product or composition described in clauses (i) or (ii) above or (iv) any method for Manufacturing any such Licensed Compound, Product or composition described in clauses (i) and (ii) above.

1.113                 “Morphic Prosecuted Patents” has the meaning set forth in Section 10.1 (Morphic Prosecution and Maintenance of Patents).

1.114                 “Morphic Research Activities” has the meaning set forth in Section 2.1.1 (Morphic Research Activities).

1.115                 “Morphic Research Activity Third Party Payments” has the meaning set forth in Section 8.9.2 (Morphic Research Activity Third Party Payments).

1.116                 “Morphic Technology” means the Morphic Patents, the Morphic Know-How and Morphic’s interest in the Joint Technology.

1.117                 “Morphic’s Knowledge” means the actual knowledge, after reasonable investigation, of the following: Morphic’s [***] and [***].

1.118                 “Net Sales” means [***].

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Net Sales will include [***] only if the applicable Product is sold at a price greater than the applicable cost of goods (as determined in accordance with GAAP). Net Sales will not include [***].  In addition, Net Sales will not include [***].

All aforementioned deductions will only be allowable to the extent they are commercially reasonable by Janssen and will be determined, on a country-by-country basis, as incurred in the ordinary course of business in type and amount verifiable based on Janssen’s and its Affiliates’ reporting system.  All such discounts, allowances, credits, rebates and other deductions will be fairly and equitably allocated between the Product and other products of Janssen and its Affiliates and Sublicensees such that the Product does not bear a disproportionate portion of such deductions.

If a Product is sold as part of a Combination Product in a given country in the Territory, then Net Sales for such Combination Product in such country will be determined as follows:

A.                                    In the event that any Product is sold in the form of Combination Products containing one or more other products, if the Licensed Compound is sold separately and all other products in such Combination Product are sold separately, then Net Sales for the determination of royalties of Combination Products will be calculated by [***].

B.                                    If the Licensed Compound is sold separately, but not all other products in a Combination Product are sold separately, then Net Sales for the determination of royalties of Combination Products will be calculated by [***].

C.                                    If the Licensed Compound is not sold separately, but all other products in a Combination Product are sold separately, then Net Sales for such Combination Product will be calculated by [***].

D.                                    If Net Sales of a Combination Product cannot be determined using the methods above (A — C), then the Parties will negotiate in good faith, at the latest six (6) months before the expected launch of such Combination Product, an allocation of Net Sales of such Combination Product to the respective API components or product components thereof, as the case may be, based on [***], and if the Parties are unable to agree on such a reasonable allocation no later than [***] prior to the estimated launch date of such Combination Product, then Net Sales of such Combination Product will be calculated based on [***].

1.119                 “New License Agreement” has the meaning set forth in Section 7.2.5 (Sublicense Continuation upon Termination).

1.120                 “Occupied MoA” has the meaning set forth in Section 2.6.3 (Occupied MoAs).

1.121                 “Option” has the meaning set forth in Section 3.1 (Option Grant).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

1.122                 “Option Exercise Fee” has the meaning set forth in Section 8.4 (Option Exercise Fee).

1.123                 “Option Period” means, on a Research Program-by-Research Program basis and subject to Section 3.6 (Termination of Option), the period of time commencing on the Effective Date and continuing until the end of the Research Term with respect to a Research Program, as determined in accordance with Section 2.4.2 (Research Term), unless, prior to the end of such Research Term, IND-Enabling Studies for such Research Program are commenced, in which case, the Option Period with respect to such Research Program will continue until the date that is [***] following the IND-Enabling Study Completion Date for such Research Program, in each case, subject to any extension of such period provided under Section 3.5 (Extension of Option Period), not to exceed [***] following the end of the Research Term with respect to such Research Program.

1.124                 “Orange Book” has the meaning set forth in Section 11.3 (Patent Listing).

1.125                 “Out-of-Pocket Costs” means, with respect to the Research Activities to be performed under a Research Plan and the corresponding Research Budget hereunder, direct expenses paid by either Party or its Affiliates to Third Parties and specifically identifiable in the applicable Research Budget and incurred to conduct such activities in the applicable Research Budget, including payments to Subcontractors, in each case, pursuant to any Research Plan.

1.126                 “Owning Party” has the meaning set forth in Section 9.2.3 (Cooperation and Assistance).

1.127                 “Paragraph IV Certification” has the meaning set forth in Section 11.4 (Enforcement of Listed Patents).

1.128                 “Paragraph IV Proceeding” has the meaning set forth in Section 11.4.2 (Enforcement of Listed Patents).

1.129                 “Partnering Notice” has the meaning set forth in Section 3.7.4 (Passed Terminated Janssen Product Partnering).

1.130                 “Party” has the meaning set forth in the preamble.

1.131                 “Passed Terminated Janssen Product” has the meaning set forth in Section 3.7.1 (ROFN Exercise Notice).

1.132                 “Patent” means any and all (a) patents, (b) pending patent applications, including, all provisional applications, substitutions, continuations, continuations-in-part, divisions and renewals and all patents granted thereon, (c) all patents-of-addition, reissues, reexaminations and extensions or restorations by existing or future extension or restoration mechanisms, including, supplementary protection certificates or the equivalent thereof, (d) inventor’s certificates, (e) any other form

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of government-issued right substantially similar to any of the foregoing and (f) all U.S. and foreign counterparts of any of the foregoing.

1.133                 “Per Product Annual Net Sales” has the meaning set forth in Section 8.7 (Royalties).

1.134                 “Person” means any individual, firm, corporation, partnership, limited liability company, trust, business trust, joint venture, Governmental Authority, association or other entity.

1.135                 “Phase I Clinical Trial” means a clinical trial generally consistent with 21 C.F.R.§ 312.21(a) (or the corresponding foreign regulations) that is required for Regulatory Approval of a product, that the FDA or other applicable Regulatory Authority permits to be conducted under an open IND and that is prospectively designed to gain evidence of the safety, tolerability and pharmacological activity or pharmacokinetics.

1.136                 “Phase II Clinical Trial” means a clinical trial generally consistent with 21 CFR §312.21(b) (or the corresponding foreign regulations) that is required for receipt of Regulatory Approval of a product, that the FDA or other applicable Regulatory Authority permits to be conducted under an open IND and that is prospectively designed to generate sufficient data (if successful) to commence a Phase III Clinical Trial for such product and that is conducted to evaluate the effectiveness and the appropriate dose range of a product for a particular indication or indications in patients with the disease or condition under study and to determine the common short-term side effects and risks.

1.137                 “Phase III Clinical Trial” means a clinical trial generally consistent with 21 CFR §312.21(c) (or the corresponding foreign regulations) that is required for receipt of Regulatory Approval of a product, that the FDA or other applicable Regulatory Authority permits to be conducted under an open IND and that is performed to gain evidence with statistical significance of the efficacy of such product in a target population and to gather additional information of safety for such product that is needed to evaluate the overall benefit-risk relationship of such product, to form the basis for approval of an MAA by a Regulatory Authority and to provide an adequate basis for physician labeling, in each case, without the need for additional Clinical Trials to generate additional data and information. Notwithstanding anything to the contrary set forth in this Agreement, treatment of patients as part of an expanded access program, compassionate sales or use program (including named patient program or single patient program), or an indigent program, in each case, will not be included in determining whether or not a clinical trial is a Phase III Clinical Trial or whether a patient has been dosed thereunder unless (and only if) such treatment is conducted as part of such Phase III Clinical Trial and the related clinical trial protocol.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

1.138                 “POC Clinical Trial” means a clinical trial generally consistent with 21 CFR § 312.21(b) (or the corresponding foreign regulations that is required for receipt of Regulatory Approval of a product and the FDA or other applicable Regulatory Authority permits to be conducted under an open IND), for which (a) the principal purpose of which is to make a preliminary determination about such product’s efficacy and that is intended to explore one or more doses, and is prospectively designed to generate sufficient data (if successful) of clinical activity and safety in such patient population; and (b) such clinical trial shall be a randomized and placebo controlled clinical trial unless the FDA or other applicable Regulatory Authority indicates (based upon meeting notes, special protocol assessment or other written acknowledgement) that the FDA or other applicable Regulatory Authority will accept a single arm clinical trial for Regulatory Approval.

1.139                 “Pre-Existing Restriction” has the meaning set forth in Section 2.6.3 (Occupied MoAs).

1.140                 “Product” means any formulation, presentation or dosage form of a pharmaceutical product containing a Licensed Compound as an active pharmaceutical ingredient, including Combination Products.  All Products containing the same Licensed Compound(s), or its or their bioequivalents, regardless of dosage form or mode of administration are considered a single Product for the purpose of milestone calculations hereunder.

1.141                 “Product-Specific Patents” means any Morphic Patents or Joint Patents that Cover (a) any Licensed Compound or Product incorporating any such Licensed Compound, (b) any composition (e.g., a pharmaceutical composition) containing any such Licensed Compound or Product, (c) any use or a method of using any such Licensed Compound, Product, or composition or (d) any method for Manufacturing any such Licensed Compound, Product or composition, but, in each case ((a) through (d)), do not Cover the Morphic Platform; and for clarity, all Morphic Platform Patents and Morphic Platform and Product Patents are excluded from Product-Specific Patents. The Product-Specific Patents existing as of the Effective Date are listed under a separate heading in Schedule 1.108 (Morphic Patents as of the Effective Date).

1.142                 “Prosecution and Maintenance” means, with regards to a particular Patent, the preparation, filing, prosecution and maintenance of such Patent, as well as re-examinations, reissues and the like with respect to such Patent, together with the conduct of interferences, the defense of oppositions and other similar proceedings with respect to that Patent.  When used as a verb, “Prosecute and Maintain” means to engage in Prosecution and Maintenance.

1.143                 “Prosecution Term” has the meaning set forth in Section 10.1 (Morphic Prosecution and Maintenance of Patents).

1.144                 “Protocol” has the meaning set forth in Schedule 15.1 (Dispute Resolution).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

1.145                 “Receiving Party” has the meaning set forth in Section 12.1.1 (Confidential Information).

1.146                 “Region” means each of the following: [***] and [***].

1.147                 “Regulatory Approval” means, with respect to a particular country or other regulatory jurisdiction, any approval of an MAA or other approval, product or establishment license, registration, or authorization of any Regulatory Authority necessary for the commercial marketing or sale of a pharmaceutical or biologic product in such country or other regulatory jurisdiction, including, in each case, Reimbursement Approval in those countries and jurisdictions where required under Applicable Law.

1.148                 “Regulatory Authority” means any applicable Governmental Authority with jurisdiction or authority over the Development, Manufacture, Commercialization, or other Exploitation (including Regulatory Approval or Reimbursement Approval) of pharmaceutical or biologic products in a particular country or other regulatory jurisdiction, and any corresponding national or regional regulatory authorities, including [***].

1.149                 “Regulatory Submissions” means any filing, application, or submission with any Regulatory Authority in support of the Development, Manufacture, Commercialization or other Exploitation of a pharmaceutical or biologic product (including to obtain, support or maintain Regulatory Approval from that Regulatory Authority), and all correspondence or communication with or from the relevant Regulatory Authority, as well as minutes of any material meetings, telephone conferences or discussions with the relevant Regulatory Authority.  Regulatory Submissions include all INDs, MAAs and other applications for Regulatory Approval.

1.150                 “Reimbursement Approval” means an approval, agreement, determination or other decision by the applicable Governmental Authority that establishes prices charged to end-users for pharmaceutical or biologic products at which a particular pharmaceutical or biologic product will be reimbursed by the Regulatory Authorities or other applicable Governmental Authorities in the Territory.

1.151                 “Replacement Decision” has the meaning set forth in Section 2.6.1 (Replacement Decision).

1.152                 “Replacement Target MoA” has the meaning set forth in Section 2.6.1 (Replacement Decision).

1.153                 “Research Activities” has the meaning set forth in Section 2.1.2 (Janssen Research Activities).

1.154                 “Research Budget” has the meaning set forth in Section 2.2.2 (Research Budgets).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

1.155                 “Research Plan” has the meaning set forth in Section 2.2.1 (Research Plans).

1.156                 “Research Program” means, on a Target-by-Target and Mechanism of Action-by-Mechanism of Action basis, the program of Research Activities undertaken for a given Target and Mechanism of Action (including any Replacement Target MoA) as set forth in Section 2.1 (Research Programs) and under the applicable Research Plan.

1.157                 “Research Program Fee” has the meaning set forth in Section 8.2 (Research Program Fee).

1.158                 “Research Term” has the meaning set forth in Section 2.4.2 (Research Term).

1.159                 “Research Term Outside Date” has the meaning set forth in Section 2.4.2 (Research Term).

1.160                 “Residual Information” has the meaning set forth in Section 7.2.3 (Residual Memory and Firewall).

1.161                 “Results” means any and all (a) raw data, processed data, notebook records, documents, reports, information, results, summaries, presentations, analyses, computer models, written, printed, graphic, video and audio recorded information contained in any computer database or computer readable form and other results supplied to or generated by or on behalf of a Party or its Affiliates or Sublicensees in the performance of activities under this Agreement or with respect to any Terminated Janssen Product after the Term and (b) Intellectual Property that claims or otherwise covers any of the foregoing.

1.162                 “Retained Janssen Patents” means, with respect to a Terminated Program, any Assigned Product-Specific Patents or Janssen Patents, in each case, existing as of the applicable effective date of termination of this Agreement with respect to such Terminated Program that (a) Cover both (i) one or more Licensed Compounds or Products that are the subject of such Terminated Program and (ii) one or more Licensed Compounds or Products that are the subject of one or more Research Programs that are not Terminated Programs and (b) are not assigned by Janssen to Morphic pursuant to Section 14.6.2(a).

1.163                 “ROFN” has the meaning set forth in Section 3.7.1 (ROFN Exercise Notice).

1.164                 “ROFN Availability Notice” has the meaning set forth in Section 3.7.1 (ROFN Exercise Notice).

1.165                 “ROFN Exercise Notice” has the meaning set forth in Section 3.7.1 (ROFN Exercise Notice).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

1.166                 “Royalty-Bearing Patents” means, with respect to a given Product in a country, the Valid Claims within the Morphic Patents or Product-Specific Patents Covering (a) [***]or (b) [***].

1.167                 “Royalty Sublicensee” means (a) [***] and (b) [***].

1.168                 “Royalty Term” means, on a Product-by-Product and country-by-county basis, the period commencing on the First Commercial Sale of a Product in a country and expiring upon the later of (a) the expiration of the last Valid Claim within the Royalty-Bearing Patents Covering such Product in such country and (b) ten (10) years after the First Commercial Sale of such Product in such country.

1.169                 “Subcontractor” means a Third Party contractor engaged by a Party to perform certain obligations or exercise certain rights of such Party under this Agreement on a fee-for-service basis (including contract research organizations, contract manufacturing organizations and Third Party Distributors), excluding all Sublicensees.

1.170                 “Sublicensee” means any Third Party to whom a Party or any of its Affiliates grants a sublicense of the rights granted to such Party hereunder to perform Research Activities or Exploit Products, including all Royalty Sublicensees and Compulsory Sublicensees, excluding all Subcontractors.

1.171                 “Synthesized Compounds” has the meaning set forth in Section 2.13.2 (Exclusivity).

1.172                 “Target” means [***].

1.173                 “Tax” or “Taxes” means any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including any interest thereon).

1.174                 “Term” has the meaning set forth in Section 14.1 (Term).

1.175                 “Terminated Janssen Product” means, with respect to a Terminated Program, any Janssen Compound or Janssen Product that is the subject of such Terminated Program.

1.176                 “Terminated Product Package” means, with respect to a Passed Terminated Janssen Product, the Results and other information or data generated by or on behalf of Morphic with respect to any Development, Manufacture, Commercialization or other Exploitation of such Passed Terminated Janssen Product (including from all pre-clinical studies and Clinical Trials), as applicable to the stage of Development or Commercialization of such Terminated Janssen Product, along with any Regulatory Submissions provided by or on behalf of Morphic or its Affiliates to any Regulatory Authority for such Terminated Janssen Product.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

1.177                 “Terminated Program” means: (a) any Research Program with respect to which Janssen did not exercise an Option in accordance with Section 3.2 (Option Exercise) prior to the expiration of the Option Period for such Research Program, (b) any Research Program that is the subject of termination of this Agreement or for which Janssen exercises its remedy in lieu of termination as set forth in Section 14.7 (Alternative Remedy in Lieu of Termination) or (c) any Research Program for which the Target that is the subject of such Research Program is replaced pursuant to a Replacement Decision.

1.178                 “Territory” means worldwide.

1.179                 “Third Party” means any Person other than Morphic, Janssen and their respective Affiliates.

1.180                 “Third Party Claim” has the meaning set forth in Section 13.3.1 (Indemnification by Morphic).

1.181                 “Third Party Distributor” means, with respect to a country, [***].

1.182                 “Threshold Activity and Selectivity” means, with respect to a Compound directed to a Target via a given Mechanism of Action, that such Compound has at least the activity and selectivity profile set forth on Schedule 1.182 (Threshold Activity and Selectivity) for the modulation of such Target via such Mechanism of Action.

1.183                 “Title 11” has the meaning set forth in Section 14.5.2 (Rights in Bankruptcy).

1.184                 “Trademark” means any word, name, symbol, color, designation or device or any combination thereof, whether registered or unregistered, including any trademark, trade dress, service mark, service name, brand mark, trade name, brand name, logo or business symbol.

1.185                 “United States” or “U.S.” means the United States of America, including its territories and possessions, the District of Columbia and Puerto Rico.

1.186                 “Units” means, with respect to a Product, the equivalent of one unit of formulation of such Product; for example, one unit is one pill.

1.187                 “Unresolved Issue” has the meaning set forth in Section 15.1 (Discussion by Executive Officers; Arbitration).

1.188                 “Upfront Payment” has the meaning set forth in Section 8.1 (Upfront Payment; Research Program Fee).

1.189                 “Valid Claim” means a claim of (a) any issued and unexpired patent whose validity, enforceability, or patentability has not been affected by any of the following: (i) irretrievable lapse, abandonment, revocation, dedication to the public,

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or disclaimer; or (ii) a holding, finding, or decision of invalidity, unenforceability, or non-patentability; or (b) a pending patent application that is filed and prosecuted in good faith and no more than [***] have elapsed from its earliest priority date. For clarity, if a claim in a patent application that has been pending for more than [***] from its earliest priority date subsequently issues, then such claim shall be considered a Valid Claim as of the date of such issuance (to the extent that such claim thereafter satisfies the foregoing clause (a)).

2.                                      RESEARCH PROGRAM; OPTION EXERCISE AND EXCLUSIVITY.

2.1.                            Research Programs.

2.1.1.                                Morphic Research Activities.  For each Research Program with respect to a Target and the applicable Mechanism of Action, during the Research Term for such Research Program, Morphic will (a) perform all activities assigned to it under the applicable Research Plan, including the Lead Optimization Activities for those Compounds identified under such Research Plan that modulates the applicable Target via the applicable Mechanism of Action and (b) use Commercially Reasonable Efforts to prepare and deliver all Deliverables and Results for each Research Program in accordance with this Agreement and the applicable Research Plan during the Option Period for such Research Program, including the preparation of all reports in accordance with Section 2.5 (Late Lead Optimization Activities) and Section 2.8 (Research Reports) (collectively ((a) and (b)), together with any other activity expressly set forth under this Agreement to be performed by or on behalf of Morphic during the Research Term, the “Morphic Research Activities”).  Morphic will perform, or have performed, all Morphic Research Activities in accordance with the applicable Research Plan and the applicable Research Budget for such Target and otherwise in accordance with this Agreement. Morphic will not perform any activities with respect to a Research Program or any Target (including the Exploitation of any Compound that modulates such Target via the applicable Mechanism of Action) that are not set forth in the applicable Research Plan for the applicable Research Program.

2.1.2.                                Janssen Research Activities.  For each Research Program with respect to a Target, during the Option Period for such Research Program, Janssen (a) will perform all activities assigned to it under the applicable Research Plan for such Research Program (including the IND-Enabling Studies for Compounds that are the subject of the applicable Research Program) and (b) may elect to lead other activities with respect to each Target that is the subject of such Research Program (together with any other activity expressly set forth under this Agreement to be performed by or on behalf of Janssen during the Research Term, the “Janssen

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Research Activities” and, together with the Morphic Research Activities, the “Research Activities”).

2.2.                            Research Plans and Research Budgets.

2.2.1.                                Research Plans.  For each Target that is the subject of a Research Program, Morphic will perform (or, in the case of the matters described in clauses (f) and (h) below, will use its Commercially Reasonable Efforts to perform) the Morphic Research Activities for such Research Program and Janssen will perform the Janssen Research Activities for such Research Program in accordance with a written research plan that sets forth: (a) the Morphic Research Activities to be performed by or on behalf of Morphic during the Research Term, (b) the Janssen Research Activities to be performed by or on behalf of Janssen during the Research Term, (c) the applicable Mechanism of Action for Compounds directed to such Target, (d) the Lead Optimization Activities and Late Lead Optimization Activities for Compounds that are the subject of the applicable Research Program, (e) the estimated timelines upon which Morphic will complete such activities, (f) the Deliverables and other Results required for the JRC to determine whether to commence Late Lead Optimization Activities for Compounds that are the subject of such Research Program, (g) the protocols and other plans for the IND-Enabling Studies to be performed by Janssen for one or more Compounds that are the subject of such Research Program and (h) all other Deliverables and Results to be provided by Morphic to Janssen for such Research Program (each such plan, a “Research Plan”). The initial Research Plan agreed to by the Parties for each of the Research Programs [***].

2.2.2.                                Research Budgets. For each Research Program, Morphic or its authorized Third Party designees will perform the Morphic Research Activities for such Research Program in accordance with a detailed written budget for such activities, which will include the number of FTEs to be dedicated by Morphic to performing the Morphic Research Activities under such Research Plan, as well as any direct out-of-pocket expenses expected to be incurred in connection with the performance of the Morphic Research Activities (each such budget for a Research Plan, as may be amended pursuant to Section 2.2.3 (Updates to Research Plans and Research Budgets), a “Research Budget”). All internal personnel and resources of Morphic under each Research Budget will be expressed in terms of FTEs and FTE Costs plus any direct Out-of-Pocket Costs to be incurred (e.g., from the use of contract research organizations or for the acquisition of materials that are specifically acquired for use in the applicable Research Program, including special reagents) in connection with the performance of the Morphic Research Activities as outlined in the applicable Research Plan. Morphic’s internal costs for Morphic personnel

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included in each Research Budget will be calculated and expressed using the relevant FTE Rates.

2.2.3.                                Updates to Research Plans and Research Budgets. The Research Plan and Research Budget for the 2019 Calendar Year are attached hereto as Schedule 2.2.3.  No later than October 1 of each Calendar Year, Morphic will provide the JRC with a non-binding estimate of its FTE Costs and Out-of-Pocket Costs anticipated to be incurred in the performance of the Morphic Research Activities for the subsequent two (2) Calendar Years, and the JRC will review and discuss such estimated costs at the next scheduled meeting of the JRC. The Parties may update each Research Plan and the corresponding Research Budget from time to time through the JRC, each of which updated plan and budget the JRC will have the right to determine whether to approve, subject to Section 4.6 (JRC Decision-Making). For clarity, if the JRC approves any update to a Research Plan to include additional Morphic Research Activities, then the JRC will also review, discuss and determine whether to approve an update to the applicable Research Budget to include the FTE Costs and Out-of-Pocket Costs anticipated to be incurred in connection with the performance of such additional Morphic Research Activities. Notwithstanding anything to the contrary set forth in this Agreement, Morphic will not have any obligation to perform any additional Morphic Research Activities under an update to a Research Plan unless and until the JRC approves an update to the corresponding Research Budget that contemplates the appropriate additional reimbursement for the performance of such activities.

2.3.                            Research Program Costs.

2.3.1.                                Allocation of Costs.  For all Morphic Research Activities with respect to a Research Program during the Option Period for such Research Program, Janssen will be responsible for all FTE Costs and Out-of-Pocket Costs incurred by Morphic in the performance of the Morphic Research Activities to the extent within the applicable Research Budget, plus Allowable Overruns. If Morphic incurs FTE Costs and Out-of-Pocket Costs in excess of the sum of the applicable Research Budget plus Allowable Overruns, then Janssen will not be obligated to bear such excess costs unless the JRC approves such excess costs (either before or after such costs have been incurred).

2.3.2.                                Reporting; Payment.  Morphic will provide Janssen with a report of the estimated amounts due under Section 2.3.1 (Allocation of Costs) in the current Calendar Quarter no later than [***] prior to the end of such Calendar Quarter. Within [***] after the end of each Calendar Quarter, unless such timing is adjusted by the Parties in writing, Morphic will provide Janssen with an invoice of actual FTE Costs and Out-of-Pocket

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Costs incurred in connection with the performance of the Morphic Research Activities during the prior Calendar Quarter for which Janssen is obligated to reimburse Morphic pursuant to Section 2.3.1 (Allocation of Costs), each of which invoices will contain a detailed and itemized calculation (consistent with Janssen’s then current internal reporting format previously provided to Morphic) of such costs incurred. Janssen will pay all amounts (other than those amounts that Janssen disputes in good faith in accordance with the terms and conditions of this Agreement) set forth in each such invoice in accordance with Section 8.11 (Invoicing and Payment).

2.4.                            Commencement of Research Activities; Research Term.

2.4.1.                                Commencement of Research Activities. On a Research Program-by-Research Program basis (but subject to the remainder of this Section 2.4 (Commencement of Research Activities; Research Term)), Janssen will have sole discretion and decision-making authority over whether to commence the Research Activities in accordance with the applicable Research Plan for each Research Program. Notwithstanding the foregoing, (a) the Parties will commence Research Activities for at least one Research Program in accordance with the applicable Research Plan for such Research Program promptly following the Effective Date and (b) the Parties will commence Research Activities for all Research Programs no later than [***] following the Effective Date. Upon Janssen’s determination that the Parties will commence Research Activities for an additional Research Program under this Agreement, in each case, in accordance with the applicable Research Plan for such Research Program, then on a Research-Program-by-Research Program basis, Janssen will pay the Research Program Fee with respect to such additional Research Program in accordance with Section 8.2 (Research Program Fee).

2.4.2.                                Research Term. On a Research Program-by-Research Program basis, the Research Activities for a Research Program will be performed by or on behalf of the Parties during the period commencing on the applicable date on which Janssen determines to commence the Research Activities for such Research Program in accordance with Section 2.4.1 (Commencement of Research Activities) and expiring on the earlier of the completion of such Research Activities and the date that is [***] thereafter (unless the Parties agree in writing to extend such date for such Research Program) (as such date may be extended, the “Research Term Outside Date” and such period, the “Research Term”); provided that the Research Term for a Research Program will terminate upon the exercise by Janssen of an Option with respect to such Research Program pursuant to Section 3.2 (Option Exercise).

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2.5.                            Late Lead Optimization Activities.  On a Research Program-by-Research Program basis, Morphic will use Commercially Reasonable Efforts to complete the Morphic Lead Optimization Activities for Compounds that are the subject of such Research Program as set forth in the applicable Research Plan in accordance with the timeframes for completing such activities set forth in such Research Plan. On a Research Program-by-Research Program basis, Morphic will provide written notice to Janssen once it has completed the Morphic Lead Optimization Activities for such Research Program, together with all Deliverables to be provided with respect to such activities (as set forth in the applicable Research Plan) and supporting Results. Following completion of all Lead Optimization Activities for such Research Program (including the Morphic Lead Optimization Activities), Janssen will have sole discretion and decision-making authority over whether and when to commence the Late Lead Optimization Activities for the applicable Compounds that are the subject of the applicable Research Program based on its review of all Deliverables and supporting Results from the Lead Optimization Activities for such Research Program and taking into account the Lead Candidate Guidelines for the Target that is the subject of such Research Program; provided that Janssen will make such determination and commence Late Lead Optimization Activities no later than sixty (60) days following completion of such Lead Optimization Activities for such Research Program. Upon Janssen’s determination (to be made within such sixty (60) day period) that the Parties will commence the Late Lead Optimization Activities for such Research Program, Janssen will pay the Late Lead Optimization Fee with respect to such Research Program in accordance with Section 8.3 (Late Lead Optimization Fee). Janssen will only be obligated to pay the Late Lead Optimization Fee one time with respect to each Research Program, and after Janssen pays the Late Lead Optimization Fee for a Research Program, without limiting Morphic’s obligations under this Agreement, Janssen will not be obligated to pay any additional Late Lead Optimization Fee for any additional Compounds that are the subject of such Research Program. If, within sixty (60) days following completion of Lead Optimization Activities for a given Research Program, Janssen does not (a) provide written notice to the JRC indicating that it will commence Late Lead Optimization Activities for such Research Program and (b) commence the applicable Late Lead Optimization Activities, then, unless otherwise agreed by the Parties in writing, (i) this Agreement will terminate with respect to such Research Program in accordance with Section 14.4 (Termination for Failure to Determine to Commence Late Lead Optimization Activities), (ii) such Research Program will thereafter be a Terminated Program and (iii) the terms and conditions of Section 3.6 (Termination of Option) shall apply with respect to such Terminated Program.

2.6.                            Replacement Targets.

2.6.1.                                Replacement Decision. On a Research Program-by-Research Program basis, at any time prior to commencement of those Research Activities designated in the applicable Research Plan for such Research Program to be commenced after completion of the first in vivo experiment set forth

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in such Research Plan for a Compound that is the subject of such Research Program, subject to Section 2.6.3 (Occupied MoAs), Janssen may elect to (a) change the Mechanism of Action for the Target that is the subject of such Research Program or (b) replace the Target that is the subject of such Research Program with a new target and Mechanism of Action (such new Mechanism of Action pursuant to the foregoing clause (a) or new target and Mechanism of Action pursuant to the foregoing clause (b), each, a “Replacement Target MoA,” and such decision, a “Replacement Decision”). If, as of the Replacement Decision, Morphic or its Affiliates have assigned FTEs to perform Development or Commercialization activities related to the potential Replacement Target MoA that is the subject of such Replacement Decision pursuant to a detailed written plan and allocated resources to the performance of such activities in accordance with an associated budget (and Morphic is at such time actively performing such Development or Commercialization activities with respect to such potential Replacement Target MoA), but at such time Morphic or its Affiliates have not identified a compound that modulates the applicable target via the applicable Mechanism of Action and shown that such candidate has activity in one or more in vitro functional cell-based assays against such a target via a Mechanism of Action, then Morphic shall provide written notice to Janssen describing:

(a)                   all of its out-of-pocket costs with respect to the acquisition and Development to-date of such potential Replacement Target MoA; and

(b)                   all existing agreements to which Morphic and its Affiliates have entered into with respect to such potential Replacement Target MoA that are in existence as of the effective date of such Replacement Decision.

Following receipt of such notice, the Parties will discuss in good faith any potential allocation of costs and any potential allocation of obligations under such existing agreements described in such notice with respect to such potential Replacement Target MoA, provided, however, that in no event will Janssen be responsible for any financial or other obligations of Morphic to any Third Party under or related to the CMCC License Agreement with respect to such potential Replacement Target MoA. If, following receipt of such notice, Janssen elects to proceed with the applicable Replacement Target MoA, then (i) to the extent agreed in writing by the Parties, such Replacement Target MoA will be subject to all existing agreements to which Morphic and its Affiliates have entered into with respect to such potential Replacement Target MoA that (A) are in existence as of the effective date of such Replacement Decision and (B) have been disclosed to Janssen, (ii) Janssen shall reimburse Morphic for the amount of such costs agreed in writing by the Parties and (iii) any

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Research Program for which Janssen rendered a Replacement Decision shall become a Terminated Program and the program of Research Activities undertaken for the Replacement Target MoA shall be a Research Program. If pursuant to a Replacement Decision, Janssen replaces the Target that is, at such time, the subject of a Research Program with a different target that is not the subject of any Research Program under this Agreement, then such replaced Target shall be removed from this Agreement as a “Target” and the terms and conditions of this Agreement (including Section 2.13 (Exclusivity)) shall no longer apply with respect to such replaced Target.  If, however, following receipt of such notice described above, the Parties cannot agree on the allocation of costs and obligations under such existing agreement described in such notice with respect to such potential Replacement Target MoA, then there will not be a Replacement Decision with respect to such potential Replacement Target MoA.

2.6.2.                                Limit on Replacements. Notwithstanding anything to the contrary set forth in this Agreement, Janssen may only complete two (2) Replacement Decisions under this Agreement.

2.6.3.                                Occupied MoAs. Notwithstanding anything to the contrary in Section 2.6.1 (Replacement Decisions), that if at the time of a Replacement Decision:

(a)                   Morphic is precluded from granting Janssen the licenses under this Agreement with respect to such proposed Replacement Target MoA due to a conflicting grant of rights (or an outstanding option to obtain such a grant of rights) or covenant to a Third Party pursuant to a bona fide written agreement that is executed in good faith in the ordinary course of business prior to the date of the Replacement Decision for such proposed target via the proposed Mechanism of Action that is still in effect on such date, or

(b)                   Morphic is conducting a Morphic Internal Program itself with respect to such proposed Replacement Target MoA (each of (a) and (b), a “Pre-Existing Restriction,” and such proposed target, in each case ((a) and (b)), an “Occupied MoA”), then, in each case ((a) and (b)), Morphic will promptly notify Janssen that such proposed Replacement Target MoA is an Occupied MoA, and Janssen may select another proposed Replacement Target MoA (and another if such other proposed Replacement Target MoA is an Occupied MoA and so on) until such time that Janssen selects a Replacement Target MoA that is not an Occupied MoA, at which point such proposed Replacement Target MoA will be added as a Target and Research Program under this Agreement. If Janssen in good faith questions why a proposed Replacement Target MoA

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is an Occupied MoA, then, upon Janssen’s request, Morphic will promptly provide reasonable evidence as to why such proposed Replacement Target MoA is an Occupied MoA. In the event of a dispute with regard to any proposed Replacement Target MoA, such dispute will be resolved in accordance with Section 15.1 (Discussion by Executive Officers; Arbitration).

2.6.4.                                Effects of Notice. Effective immediately upon a Replacement Decision by Janssen, subject to Section 2.6.3 (Occupied MoAs), the proposed target included in the Replacement Target MoA will become a Target for purposes of this Agreement and all applicable terms and conditions of this Agreement will apply to such target as a Target and the corresponding Research Program hereunder. Following the Parties’ agreement on a Research Plan with respect to such Target via the applicable Mechanism of Action in accordance with Section 2.6.5 (Research Plans for Replacement Target MoAs), the Parties will promptly initiate Research Activities with respect to such Target via the applicable Mechanism of Action in accordance with Section 2.1 (Research Programs).

2.6.5.                                Research Plans for Replacement Target MoAs.  No later than [***] after a Replacement Decision by Janssen, subject to Section 2.6.3 (Occupied MoAs), the Parties will develop, through the JRC, a Research Plan (including applicable Threshold Activity and Selectivity) for such Replacement Target MoA and an associated Research Budget for the costs and expenses associated with the performance of the Research Activities set forth under such Research Plan, in each case, in accordance with this Section 2.6.5 (Research Plans for Replacement Target MoAs). The content of the Research Plan for such Replacement Target MoA will be consistent in scale and scope to that set forth in the Research Plans for all other Targets under this Agreement, including Research Activities that are consistent in scale and scope with the corresponding activities under the Research Plans for such other Targets. The Research Budget for each Replacement Target MoA will be substantially similar to the Research Budgets for all other Targets under this Agreement.

2.7.                            Expiration of Pre-Existing Restrictions.  If at any time during the period in which Janssen is eligible to make a Replacement Decision under Section 2.6.1 (Replacement Decision), any Pre-Existing Restriction that precluded Janssen from selecting a proposed Replacement Target MoA as a Target that Janssen previously proposed under Section 2.6.1 (Replacement Decision) later expires, terminates or is otherwise modified such that such proposed Replacement Target MoA would no longer be an Occupied MoA, then, so long as Janssen has not previously completed two (2) Replacement Decisions, Morphic will promptly notify Janssen of such expiration, termination or modification (as applicable).

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2.8.                            Janssen Compounds.  In order to facilitate a given Research Program, Janssen may provide Janssen Compounds to Morphic, the transfer of which compounds shall be documented in writing. Except as otherwise expressly set forth under this Agreement, (a) all Janssen Compounds will remain the sole property of Janssen, (b) Morphic will use the Janssen Compounds only in the performance of Morphic Research Activities conducted in accordance with the applicable Research Plan and Applicable Law and (c) Morphic will not use or deliver to or for the benefit of any Third Party any Janssen Compound without the prior written consent of Janssen. Morphic will use the Janssen Compounds supplied under this Agreement with prudence and appropriate caution as not all of their characteristics may be known. Janssen will provide Morphic the most current material safety data sheet for the Janssen Compounds upon their transfer to Morphic. Except as expressly set forth in this Agreement, THE JANSSEN COMPOUNDS ARE PROVIDED “AS IS” AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE JANSSEN COMPOUNDS WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY.

2.9.                            Research Reports.

2.9.1.                                Research Activities. During the Research Term for each Research Program, Morphic will keep Janssen reasonably informed, through the JRC, regarding the status and progress of Morphic’s activities under such Research Program, including the status of all Morphic Research Activities. During the Research Term for a Research Program, on a Calendar Quarterly basis, Morphic will prepare and provide to the JRC written reports on the status of all such Morphic Research Activities performed under such Research Program during the applicable Calendar Quarter. Such quarterly reports will include, with respect to such Research Program, the characteristics of any Compounds identified, the selection of Compounds for further study (including those for which Janssen may determine to commence Late Lead Optimization Activities following the completion of Lead Optimization Activities for such Research Program in accordance with Section 2.5 (Late Lead Optimization Activities)), completed Morphic Research Activities required for Janssen to commence IND-Enabling Studies for such Research Program and the Prosecution and Maintenance of any Morphic Patents or Joint Patents Covering any such Compounds. Such reports must be sufficient in content to allow Janssen to evaluate the progress of the Morphic Research Activities against the objectives and timelines included therefor in the applicable Research Plan.  In addition, Morphic will promptly report any other Results of a Research Program that are reasonably likely to be significant to the JRC. At any time during the Option Period for a Research Program, Morphic will promptly respond to any reasonable inquiries from Janssen regarding the progress of activities

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under such Research Program (including any Morphic Research Activities).

2.9.2.                                Research Costs. In addition, in each report to be provided pursuant to Section 2.9.1 (Research Activities), Morphic will provide (a) a summary of the FTE efforts and Out-of-Pocket Costs (along with reasonable supporting documentation), in each case, incurred by or on behalf of Morphic during the applicable Calendar Quarter in the performance of the Morphic Research Activities under each Research Program during such Calendar Quarter and (b) a reasonable estimate of the FTEs and Out-of-Pocket Costs, in each case, to be incurred on a Calendar Quarter-by-Calendar Quarter basis by or on behalf of Morphic in order to complete the Morphic Research Activities as set forth under the applicable Research Plan.

2.9.3.                                JRC Discussion. The JRC will review the quarterly update reports for each such Research Program and (a) confer regarding the progress towards developing Compounds that are the subject of each Research Program for which the Parties are ready to conduct Late Lead Optimization Activities, (b) review relevant Deliverables provided and Results generated in the performance of such Morphic Research Activities, (c) consider and advise on any technical issues that may arise and (d) discuss the Janssen Research Activities performed by or on behalf of Janssen under such Research Program during the same period. Notwithstanding anything to the contrary set forth in this Agreement, on a Research Program-by-Research Program basis, Janssen will not be obligated to discuss the Janssen Research Activities for such Research Program with the JRC or Morphic in the event of a Change of Control of Morphic involving a Third Party that is, at such time, performing any Competing Activities for any Competitive Product with respect to such Research Program.

2.10.                     Research Program Records.  Morphic will maintain, or cause to be maintained, records of its activities under each Research Program in accordance with the procedures and requirements set forth in Schedule 2.10 (Data Integrity Requirements) and the Results generated by Morphic and delivered to Janssen hereunder will comply with such procedures and requirements.

2.11.                     Performance of Morphic Research Activities.  Morphic will (a) provide all resources necessary for it to perform all Morphic Research Activities and (b) perform all Morphic Research Activities with reasonable care and skill in accordance with all Applicable Laws and the terms of this Agreement. On a Research Program-by-Research Program basis, as set forth under this Agreement, Morphic will use its Commercially Reasonable Efforts to complete all Morphic Research Activities set forth under each Research Plan in accordance with the performance timelines set forth in the applicable Research Plan and

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provide to Janssen all Deliverables and Results set forth in the applicable Research Plan within the timeframes included therefor. During the Research Term, Morphic will devote the efforts of suitably qualified and trained employees and research assistants capable of carrying out the Morphic Research Activities set forth under each Research Plan to a professional, workmanlike standard and will provide all necessary materials and facilities therefor.

2.12.                     Copies and Inspection of Records.  Once every [***], during normal business hours and upon reasonable notice not less than [***], Janssen will have the right to inspect all records of Morphic or its authorized Third Party designees that relate to the performance of Research Activities by or on behalf of Morphic. Notwithstanding anything to the contrary set forth in this Agreement, Janssen will have the right to inspect such records more than once every [***] for reasonable cause.  Janssen will have the right to arrange for its employees or independent consultants and (sub)contractors involved in the performance of activities under this Agreement to (a) visit the offices and laboratories of Morphic and its Third Party contractors once every [***] during normal business hours and upon reasonable notice not less than [***] and (b) discuss with Morphic’s technical personnel and consultants the performance and progress of the Research Activities and applicable Deliverables and associated Results in detail. After preparing or receiving the report for such visit or inspection, Janssen will provide Morphic with a written summary of Janssen’s findings of any deficiencies or other areas of remediation that Janssen identifies during any such visit or inspection. Morphic will use its Commercially Reasonable Efforts to remediate any such deficiencies within [***] after Morphic’s receipt of such report, at Morphic’s cost and expense.

2.13.                     Exclusivity.

2.13.1.                         Other than in the performance of activities under this Agreement and subject to Section 2.6.1 (Replacement Decision) and Section 3.6 (Termination of Option), Morphic will not (and will cause its Affiliates and Sublicensees not to), either alone or directly or indirectly with any Third Party, Exploit any biological molecule, chemical molecule or other molecule that is designed and intended by Morphic to modulate, bind to or target (a) any Target and (b) solely with respect to any Replacement Target MoA, any Target with a Mechanism of Action that is the same as the Mechanism of Action for the Replacement Target MoA (on a Target-by-Target or Replacement Target MoA-by-Replacement Target MoA basis, as applicable, any such molecule described in the foregoing, each a “Competitive Product” and such activities, the “Competing Activities”). For clarity, if target A is a Target, and target B is a separate target, then Morphic would have the right to screen Compounds for use in connection with target B in a counter-screen containing target A in order to attempt to determine whether such Compounds have off-target activity against target A, but Morphic would not have the right to perform any other

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activities with respect to target A outside of the performance of activities under this Agreement.

2.13.2.                         For any Compounds (a) synthesized by Morphic under this Agreement during the Research Term in the course of performing Morphic Research Activities and (b) produced in sufficient quantities to perform in-vitro cell-based assays of Compounds in accordance with the applicable Research Plan (the “Synthesized Compounds”), Morphic will not, either alone or directly or indirectly with any Third Party, perform any Clinical Trials (or activities associated therewith), Manufacture (other than for non-clinical research purposes) or Commercialize such Synthesized Compounds in patients with chronic kidney disease or acute kidney injury during the period commencing on Janssen’s exercise of the first Option and ending on the [***] of the exercise of such Option.

2.14.                     Acquisitions by Third Parties.

2.14.1.                         [***]

2.14.2.                         [***]

3.                                      OPTION.

3.1.                            Option Grant.  On a Research Program-by-Research Program basis, Morphic hereby grants to Janssen the exclusive option, exercisable at Janssen’s sole discretion, to obtain the licenses set forth in Section 7.2.1 (Exclusive License Grant) with respect to the Target that is the subject of each Research Program (including all Licensed Compounds that are the subject of the applicable Research Program) (each, an “Option”).

3.2.                            Option Exercise.  Janssen may exercise an Option for a Research Program by delivering written notice of such exercise to Morphic at any time during the Option Period for such Research Program (each such notice, an “Option Exercise Notice”). Upon Janssen’s delivery to Morphic of an Option Exercise Notice for a Research Program, (a) Janssen will be granted the licenses set forth in Section 7.2.1 (Exclusive License Grant) with respect to the Target that is the subject of such Research Program (including with respect to all Licensed Compounds that are the subject of the applicable Research Program), (b) Morphic will promptly provide Janssen with any existing supplies of Licensed Compounds that are the subject of the Research Program with respect to which Janssen exercised an Option, (c) Morphic will provide to Janssen copies of all Morphic Know-How that is necessary or useful to Exploit the Licensed Compounds and Products that are the subject of such Research Program in accordance with Section 5.1.2 (After Option Exercise) and (d) Morphic will assign to Janssen all Assigned Product-Specific Patents with respect to such Research Program in accordance with Section 9.2.2 (Morphic Assignment of Assigned Product-Specific Technology).

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3.3.                            IND-Enabling Study Report. On a Research Program-by-Research Program basis, within [***] following the date on which the complete IND-Enabling Study Reports from the IND-Enabling Studies for at least [***] animal species for such Research Program becomes available to Janssen, Janssen will deliver to the JRC such IND-Enabling Study Report for such Research Program (the date of such delivery, the “IND-Enabling Study Completion Date”).

3.4.                            Due Diligence. Following the IND-Enabling Study Completion Date for a Research Program and during the applicable Option Period for such Research Program, to assist Janssen in conducting thorough due diligence to decide whether to exercise an Option for such Research Program, (a) Morphic will afford to Janssen and its representatives reasonable access during normal business hours to Morphic’s personnel, records and data, offices and laboratories, in each case, that Janssen may reasonably request related to such Research Program and Licensed Compounds and (b) Morphic will promptly provide through an electronic data room downloadable and printable copies of (i) any documents reasonably requested by Janssen, (ii) any Patent or regulatory information and (iii) any Results relating to such Research Program, in each case ((i) — (iii)), then available to Morphic and to the extent that such information has not been previously provided by Morphic to Janssen and subject to customary and reasonable due diligence procedures to preserve the confidential nature of any such information.

3.5.                            Extension of Option Period.  If any information is provided to Janssen following the IND-Enabling Study Completion Date for a Research Program pursuant to a request made by Janssen under Section 3.4 (Due Diligence) within [***] after such IND-Enabling Study Completion Date, and such information is, in Janssen’s reasonable discretion, material information not previously provided to Janssen and required to be provided pursuant to Section 2.9 (Research Reports) for such Research Program, then the applicable Option Period for such Research Program will be automatically extended such that there are [***] between Janssen’s receipt of such material information and the expiration of the Option Period for such Research Program.

3.6.                            Termination of Option. On an Option-by-Option basis and Research Program-by-Research Program basis, if (a) within sixty (60) days following completion of Lead Optimization Activities for a given Research Program, Janssen does not both provide written notice to the JRC indicating that it will commence Late Lead Optimization Activities for such Research Program and commence Late Lead Optimization Activities for such Research Program during such sixty (60) day period, (b) Janssen does not deliver to Morphic an Option Exercise Notice for a Research Program during the applicable Option Period for such Research Program or (c) Janssen elects, in its sole discretion, to deliver written notice to Morphic to terminate an Option with respect to a Research Program prior to the expiration of the applicable Option Period for such Research Program, then, in either case ((a), (b) or (c)), (i) Janssen’s Option with respect to such Research Program will expire, (ii) the Research Term with respect to such Research Program

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will terminate, (iii) except as otherwise expressly set forth in this Agreement, each Party’s rights and obligations under this Agreement with respect to such Research Program will terminate (including the obligations set forth in Section 2.13 (Exclusivity) with respect to the applicable Target that is the subject of such Research Program), (iv) such Research Program will be a Terminated Program for purposes of this Agreement and (v) Morphic will thereafter be free to Exploit, alone or with one or more Third Parties, any Compounds or Products that are the subject of such Research Program, subject to the terms of Section 3.7 (Right of First Negotiation). Notwithstanding anything to the contrary set forth in this Agreement, the obligations of confidentiality and non-use set forth in ARTICLE 12 (Confidentiality) will apply to any Confidential Information of both Morphic and Janssen related to such Research Program.

3.7.                            Right of First Negotiation.

3.7.1.                                ROFN Exercise Notice. If Janssen does not exercise an Option with respect to a Research Program in accordance with Section 3.2 (Option Exercise) prior to the expiration of the Option Period for such Research Program, and after the expiration of such Option Period Morphic or any of its Affiliates has completed the final study report for a POC Clinical Trial for a Terminated Janssen Product that is the subject of such Terminated Program (a “Passed Terminated Janssen Product”), then (a) Morphic will notify Janssen in writing within [***] following the completion of such POC Clinical Trial and (b) within [***] following such notification to Janssen, Morphic will provide Janssen with the Terminated Product Package for such Passed Terminated Janssen Product, which will include all Results related to the applicable Passed Terminated Janssen Product through the completion of the POC Clinical Trial for such Passed Terminated Janssen Product (the information provided in the foregoing clauses (a) and (b), collectively, a “ROFN Availability Notice”). Subject to this Section 3.7 (Right of First Negotiation), Janssen will have an exclusive right of first negotiation to negotiate the terms of a definitive agreement pursuant to which Janssen would be granted exclusive rights to Develop, Manufacture and Commercialize such Passed Terminated Janssen Product (such exclusive right, a “ROFN”). Janssen may exercise the ROFN with respect to any applicable Passed Terminated Janssen Product that is the subject of a ROFN Availability Notice by notifying Morphic in writing (such notice, the “ROFN Exercise Notice”) no later than [***] after receipt of all information to be provided in such ROFN Availability Notice. During such [***] period following Morphic’s delivery of a ROFN Availability Notice, Morphic will (i) provide Janssen with other information and documentation in Morphic’s or its Affiliate’s Control relating to such Passed Terminated Janssen Product reasonably requested by Janssen within [***] after Janssen’s request therefor and (ii) afford Janssen and its representatives reasonable access during normal business hours to Morphic’s personnel to gather more information

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regarding such Passed Terminated Janssen Product. Until the expiration of such ROFN with respect to a Passed Terminated Janssen Product in accordance with this Section 3.7.1 (ROFN Exercise Notice), Morphic will not enter into negotiations or an agreement with any Third Party relating to any license, grant or other transfer of rights with respect to such Passed Terminated Janssen Product (including to further Develop and Commercialize any such product).

3.7.2.                                Effects of ROFN Exercise. If Janssen so provides a ROFN Exercise Notice to Morphic for such Passed Terminated Janssen Product within [***] following Morphic’s receipt of such ROFN Exercise Notice, then each of Janssen and Morphic will exclusively negotiate in good faith with one another for a period of [***] following Janssen’s receipt of all information to be provided in the applicable ROFN Availability Notice for such Passed Terminated Janssen Product the potential terms of a definitive agreement pursuant to which Janssen would be granted exclusive rights to Develop, Manufacture and Commercialize the applicable Passed Terminated Janssen Product (a “Janssen Terminated Product Agreement”), it being understood and agreed that neither Party shall be obligated to enter into any definitive agreement. The Janssen Terminated Product Agreement, at Janssen’s election, may include a grant of rights with respect to the entire Territory or only one or more substantial regions within the Territory or a grant of rights with respect to the entire Field or only one or more indications in the Field.

3.7.3.                                Expiration of ROFN.  If, with respect to a Passed Terminated Janssen Product for which Morphic delivers a ROFN Availability Notice to Janssen, (a) Janssen does not provide a ROFN Exercise Notice to Morphic within [***]  following Janssen’s receipt of all information to be provided in the applicable ROFN Availability Notice for such Passed Terminated Janssen Product or (b) Janssen and Morphic do not agree on the terms of a Janssen Terminated Product Agreement for such Passed Terminated Janssen Product within [***] following Janssen’s receipt of all information to be provided in the applicable ROFN Availability Notice for such Passed Terminated Janssen Product, then, in each case ((a) and (b)), following such [***] period or [***] period, as applicable, and subject to the terms of this Agreement, Morphic will be free to enter into negotiations or an agreement with any Third Party relating to any license, grant or other transfer of rights with respect to such Passed Terminated Janssen Product (including to further Develop and Commercialize any such product) without any further obligation to Janssen; provided that during the additional [***] period following the end of such [***] period or [***] period, as applicable, Morphic and its Affiliates will not enter into an agreement (or agree to terms of a non-binding term sheet for such an agreement) with any Third Party on terms that contain lower payments to Morphic in any of the following categories than those corresponding terms

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last offered by Morphic in writing to Janssen during such [***] or [***] period: (i) [***], (ii) [***], (iii) [***] or (iv) [***], without first granting Janssen the right to enter into an agreement with Morphic for the applicable Passed Terminated Janssen Product on such less favorable terms to Morphic.

3.7.4.                                Passed Terminated Janssen Product Partnering. If, prior to the completion of the first POC Clinical Trial for a Passed Terminated Janssen Product, Morphic or its Affiliates receives or makes a bona fide offer in the form of a non-binding term sheet or definitive agreement from or to any Third Party with respect to the transfer, assignment, grant of a license or other disposition of rights to Develop or Commercialize such Passed Terminated Janssen Product, then (a) Morphic will notify Janssen in writing within [***] following Morphic’s receipt of such offer and (b) within [***] following such notification to Janssen, Morphic will provide Janssen with the Terminated Product Package for such Passed Terminated Janssen Product, which will include all Results in Morphic’s or its Affiliate’s possession or Control related to the applicable Passed Terminated Janssen Product through such date (a “Partnering Notice”). Janssen will have a period of [***] after receipt of all information to be provided in such Partnering Notice to present to Morphic a non-binding term sheet that sets forth the terms of a definitive agreement pursuant to which Janssen would be granted exclusive rights to Develop, Manufacture and Commercialize such Passed Terminated Janssen Product. During such [***] period, (i) upon Janssen’s request, Morphic will (A) provide Janssen with other information and documentation in Morphic’s or its Affiliate’s Control relating to such Passed Terminated Janssen Product reasonably requested by Janssen within [***] after Janssen’s request therefor and (B) afford Janssen and its representatives reasonable access during normal business hours to Morphic’s personnel to gather more information regarding such Passed Terminated Janssen Product and (ii) Morphic will not enter into a definitive agreement or further discussions with any Third Party relating to any license, grant or other transfer of rights with respect to such Passed Terminated Janssen Product (including to further Develop and Commercialize any such product). If the terms of the non-binding term sheet presented by Janssen with respect to the applicable Passed Terminated Janssen Product are more favorable, in the aggregate, to Morphic than the terms presented in the non-binding term sheet received from or provided by Morphic to the applicable Third Party (as applicable), taking into account any differences regarding the scope of the rights to be licensed in each respective term sheet (including the territory, field, and other material rights and obligations of the parties thereto and, in the event of any dispute, as resolved in accordance with Section 15.1 (Discussion by Executive Officers; Arbitration)), then Janssen will have the exclusive right for [***] after Janssen’s receipt from Morphic of all information to be provided in

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the applicable Partnering Notice (or such later date on which the Parties may finally agree on the terms of such a term sheet, if the Parties wish to further negotiate the terms of such term sheet following Janssen’s delivery thereof to Morphic) to negotiate with Morphic the terms of a definitive agreement pursuant to which Janssen would be granted exclusive rights to Develop, Manufacture and Commercialize such Passed Terminated Janssen Product.

3.7.5.                                Expiration of a Partnering Right. If, with respect to a Passed Terminated Janssen Product for which Morphic delivers a Partnering Notice to Janssen, (a) Janssen does not provide a non-binding term sheet to Morphic for such Passed Terminated Janssen Product within [***] following Janssen’s receipt of all information to be provided in the applicable Partnering Notice, (b) the terms of the non-binding term sheet presented by Janssen with respect to the applicable Passed Terminated Janssen Product are not more favorable, in the aggregate, to Morphic than the terms presented in the non-binding term sheet received from or provided by Morphic to the applicable Third Party (as applicable), taking into account any differences regarding the scope of the rights to be licensed in each respective term sheet (including the territory, field, and other material rights and obligations of the parties thereto) or (c) Janssen and Morphic do not agree on the terms of a definitive agreement pursuant to which Janssen would be granted exclusive rights to Develop, Manufacture and Commercialize the applicable Passed Terminated Janssen Product within [***] after Janssen’s receipt from Morphic of all information to be provided in the applicable Partnering Notice (or such later date on which the Parties may finally agree on the terms of such a term sheet, if the Parties wish to further negotiate the terms of such term sheet following Janssen’s delivery thereof to Morphic), then, in each case ((a), (b) and (c)), following the expiration of such [***] or [***] period, as applicable, and subject to the terms of this Agreement, Morphic will be free to enter a definitive agreement or further discussions with the applicable Third Party relating to any license, grant or other transfer of rights with respect to such Passed Terminated Janssen Product (including to further Develop and Commercialize any such product); provided that if Morphic and such Third Party do not enter into a definitive agreement with respect to the Development and Commercialization of such Passed Terminated Janssen Product, then the terms of Section 3.7.1 (ROFN Exercise Notice) and Section 3.7.4 (Passed Terminated Janssen Product Partnering) will thereafter apply to such Passed Terminated Janssen Product.

4.                                      GOVERNANCE.

4.1.                            Joint Research Committee.  The Parties will establish a Joint Research Committee (the “JRC”) comprised of three (3) employee representatives of

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Morphic and three (3) employee representatives of Janssen, each of whom will have the appropriate experience and expertise to perform its responsibilities on the JRC.  As of the Effective Date, the JRC representatives will be [***] for Janssen and [***] for Morphic. Each Party may replace its representatives to the JRC at any time upon written notice to the other Party.  If agreed by the JRC on a case-by-case basis, the JRC may invite other non-members to participate in the discussions and meetings of the JRC, provided that such participants will have no voting authority at the JRC and that any such non-employee participants are bound by written obligations of non-use and confidentiality no less stringent than those set forth in ARTICLE 12 (Confidentiality).

4.2.                            Committee Chair.  The JRC will be chaired by a Janssen committee member (the “JRC Chair”).  As of the Effective Date the JRC Chair will be [***] of Janssen. The responsibilities of the JRC Chair will include:

4.2.1.                                Providing written notification to each Party at least [***] in advance of each JRC meeting;

4.2.2.                                Collecting and organizing agenda items for each JRC meeting and preparing the meeting agenda for such meeting; and

4.2.3.                                Preparing the written minutes of each JRC meeting and circulating such minutes for review and approval by the Parties, and identifying any action items to be carried out by the Parties.

4.3.                            JRC Meetings.  The JRC will hold its first meeting within [***] after the Effective Date.  During the Research Term and thereafter until disbanded as provided in Section 4.9 (JRC Term), the JRC will meet on a Calendar Quarter basis by audio or video teleconference and, at a minimum, twice each Calendar Year in person (which in-person meeting will be held on an alternating basis between Waltham, MA and a site of Janssen or any of its Affiliates, such to be agreed by the Parties). Either Party may also call a special meeting of the JRC (by videoconference or teleconference) upon at least [***] prior written notice to the other Party if such Party reasonably believes that a significant matter must be addressed before the next regularly scheduled JRC meeting, and such Party will provide the JRC materials reasonably adequate to enable an informed discussion by its members no later than [***] before the special meeting. Meetings of the JRC are effective only if at least two of the representatives of each Party are present at the meeting or participating by teleconference.  Each Party will be responsible for all its own costs and expenses of participating in the JRC meetings.  The Parties will endeavor to schedule meetings of the JRC at least [***] in advance.  The Parties will agree on the minutes of each meeting promptly, but in no event later than [***] following the date of such meeting.

4.4.                            JRC Responsibilities.  During any of the Research Terms, the JRC will:

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4.4.1.                                Review, discuss and provide advice as to the progress of research activities to identify and characterize Compounds;

4.4.2.                                Review, discuss and provide advice on the progress of Research Activities as against the applicable Research Plan and Research Budget for each Research Program;

4.4.3.                                Review and discuss Morphic’s estimates of the FTE Costs and Out-of-Pocket Costs anticipated to be incurred in the performance of the Morphic Research Activities for the subsequent two (2) Calendar Years, in accordance with Section 2.2.3 (Updates to Research Plans and Research Budgets);

4.4.4.                                Review, discuss and determine whether to approve (a) any updates to any Research Plan or Research Budget, in accordance with Section 2.2.3 (Updates to Research Plans and Research Budgets) and (b) any excess costs incurred by Morphic in the performance of the Morphic Research Activities, in accordance with Section 2.3.1 (Allocation of Costs);

4.4.5.                                Review, discuss and develop a Research Plan for each Replacement Target MoA, in accordance with Section 2.6.5 (Research Plans for Replacement Target MoAs);

4.4.6.                                Review, discuss and coordinate the delivery of the reports by Morphic regarding the Research Activities, in accordance with Section 2.8 (Research Reports);

4.4.7.                                Review and discuss the IND-Enabling Study Report for each Research Program delivered to the JRC by Janssen, in accordance with Section 3.3 (IND-Enabling Study Report);

4.4.8.                                Form such other committees as the JRC may deem appropriate, including (a) individual committees to oversee Research Activities under a particular Research Program and (b) the JFC, in accordance with Section 4.5 (Joint Finance Committee);

4.4.9.                                Attempt to resolve any disputes between the Parties related to the performance of the Research Activities on an informal basis (subject to Section 4.6 (JRC Decision-Making), Section 4.7 (Resolution of JRC Disputes) and Section 4.8 (Limitations on Decision Making)); and

4.4.10.                         Perform such other functions as expressly set forth in this Agreement or allocated to the JRC by the written agreement of the Parties.

4.5.                            Joint Finance Committee.  At the appropriate time (as determined by the JRC), the JRC will establish a joint finance committee (the “Joint Finance Committee” or “JFC”), which will report to the JRC. The JFC will (a) coordinate the budgeting,

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accounting, reporting, reconciliation and other financial activities set forth in this Agreement (including adjusting the due date for invoices prepared in accordance with Section 2.3.2 (Reporting; Payment)) and (b) perform any other functions that are expressly delegated to the JFC by the JRC. The JFC will include individuals from each Party with reasonable expertise in the areas of accounting, cost allocation, budgeting and financial reporting.  Without limiting the foregoing, the JFC will provide a forum for the Parties to discuss the Research Budget for each Research Program (but, for clarity, the JFC will not develop or determine whether to approve such budgets) and to track Morphic’s progress against such budgets. The JFC will meet at such times and with such frequency as the JRC deems appropriate. Each Party will be responsible for all its own costs and expenses of participating in the JFC meetings.

4.6.                            JRC Decision-Making.

4.6.1.                                General Process.  The JRC will only have the powers expressly assigned to it in this ARTICLE 4 (Governance) and elsewhere in this Agreement and will not have the authority to: (a) modify or amend the terms and conditions of this Agreement; or (b) waive either Party’s compliance with the terms and conditions of this Agreement. Regardless of the number of Janssen JRC committee members or Morphic JRC committee members, each Party will have one (1) vote, and the JRC will make decisions by consensus.  Except as otherwise expressly set forth in this Agreement, the phrase “determine,” “designate,” “confirm,” “approve,” or “determine whether to approve” by the JSC and similar phrases used in this Agreement will mean approval in accordance with this Section 4.6.1 (General Process), including the escalation and tie breaking provisions herein.

4.6.2.                                Decisions of the JRC.  The JRC will use good faith efforts, in compliance with this Section 4.6.2 (Decisions of the JRC), to promptly resolve any disagreement of the JFC and any such matter for which the JRC has authority under this Agreement. If, after the use of good faith efforts, the JRC is unable to resolve any such matter that is within the scope of the JRC’s authority or any other disagreement between the Parties that may be referred to the JRC, in each case, within a period of [***], then either Party may refer such matter for resolution in accordance with Section 4.7 (Resolution of JRC Disputes) to [***] of Morphic (or [***] who has the power and authority to resolve such matter) and [***] of Janssen Research & Development, LLC (or [***] who has the power and authority to resolve such matter) (collectively, the “Executive Officers”).

4.7.                            Resolution of JRC Disputes.  If a Party makes an election under Section 4.6.2 (Decisions of the JRC) to refer a matter on which the JRC cannot reach a consensus decision for resolution by the Executive Officers, then the JRC will submit in writing the respective positions of the Parties to their respective

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Executive Officers.  The Executive Officers will use good faith efforts to resolve any such matter so referred to them as soon as practicable, and any final decision that the Executive Officers agree to in writing will be conclusive and binding on the Parties. If the Executive Officers are unable to reach agreement on any such matter referred to them within [***] after such matter is so referred (or such longer period as the Executive Officers may agree upon), then Janssen will have the final decision-making authority with respect to such decision, including with respect to any update to a Research Plan or Research Budget, provided that Janssen may not exercise such final-decision making authority with respect to:

4.7.1.                                the initial Research Plan or associated Research Budget for each Target via the applicable Mechanism of Action (including any initial Research Plan and associated Research Budget for a Replacement Target MoA);

4.7.2.                                whether a proposed Replacement Target MoA is an Occupied MoA in accordance with Section 2.6.3 (Occupied MoAs);

4.7.3.                                any change in the scope of the Morphic Research Activities set forth in any Research Plan or any change in any Research Budget, in each case, in a manner that establishes or increases the anticipated FTE Costs or Out-of-Pocket Costs to be incurred by or on behalf of Morphic; or

4.7.4.                                the addition or substitution of a new target to any Research Plan (other than any Replacement Decision made pursuant to the terms and conditions of this Agreement).

4.8.                            Limitations on Decision Making.  Notwithstanding anything to the contrary set forth in this Agreement, no decision of Janssen in the exercise of its final decision-making authority will (a) cause a Party to take or decline to take any action that would be reasonably likely to result in a violation of any Applicable Law, the requirements of any Regulatory Authority or any agreement between Morphic and any Third Party or that would be reasonably likely to result in the infringement, misappropriation or other violation of any Intellectual Property of any Third Party, (b) impose any obligation on either Party that would be in violation of such Party’s written standard operating procedures, written business policies or written compliance policies or procedures, (c) conflict with the terms and conditions of this Agreement, (d) determine that Janssen has fulfilled any obligations under this Agreement or that Morphic or its Affiliates have breached any obligation under this Agreement, (e) make a decision that is expressly stated to require the agreement or consent of the Parties or (f) expand Janssen’s or its Affiliates’ rights or reduce its obligations under this Agreement.

4.9.                            JRC Term. The responsibilities of the JRC will terminate, on a Research Program-by-Research Program basis, upon the expiration of the Option Period for a Research Program. Upon the termination of the JRC with respect to the final Research Program, the JRC will have a final meeting thereafter to review the

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Results and Deliverables of the all Research Activities and will thereafter have no further authority with respect to activities under this Agreement.

5.                                      DEVELOPMENT, REGULATORY MATTERS AND COMMERCIALIZATION.

5.1.                            Technology Transfer.

5.1.1.                                Research Activities.  Morphic will transfer to Janssen copies of any and all Morphic Know-How that is necessary or useful for the performance of all Janssen Research Activities (a) no later than [***] after the Effective Date and (b) no later than [***] after the selection of any Replacement Target MoA by Janssen in accordance with Section 2.6.1 (Replacement Decisions). Each Calendar Quarter during the remainder of the Research Term for a Research Program, Morphic will transfer to Janssen copies of any Morphic Know-How that is related to the Janssen Research Activities under such Research Program and that is made, conceived, discovered or otherwise generated since the previous transfer of such Know-How to continue to enable Janssen to perform such Janssen Research Activities. Notwithstanding anything to the contrary set forth in this Agreement, Morphic will not, and will cause its Affiliates not to, disclose to Janssen or any of its Affiliates any Know-How licensed to Morphic under the CMCC License Agreement.

5.1.2.                                After Option Exercise.  On a Research Program-by-Research Program basis, following Janssen’s exercise of an Option with respect to a Research Program pursuant to Section 3.2 (Option Exercise), Morphic will transfer to Janssen copies of all Morphic Know-How that is necessary or useful to Exploit the Licensed Compounds and Products that are the subject of such Research Program.

5.1.3.                                Morphic Support.  In addition to transferring copies of Morphic Know-How in accordance with this Section 5.1 (Technology Transfer), Morphic will make its personnel reasonably available to Janssen so as to enable Janssen to practice under the Morphic Technology in connection with its performance of the Janssen Research Activities and the Exploitation of such Compounds and Products. Morphic may invoice Janssen for the FTE Costs and Out-of-Pocket Costs actually incurred by or on behalf of Morphic in connection with providing such assistance and cooperation, and Janssen will pay the undisputed amounts set forth in any such invoice in accordance with Section 8.11 (Invoicing and Payment).

5.2.                            Development and Commercialization After Option Exercise.  On a Research Program-by-Research Program basis, following Janssen’s exercise of an Option with respect to a Research Program pursuant to Section 3.2 (Option Exercise), Janssen will thereafter have sole control over and decision-making with respect to, at its cost and expense, the Exploitation of all Licensed Compounds and Products

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that are the subject of the applicable Research Program (including all Development, performance of Medical Affairs, Manufacture and Commercialization thereof).

5.3.                            Development Reports.  On a bi-annual basis Janssen will provide to Morphic a high-level summary of all material Development activities conducted by or on behalf of Janssen for Products that are the subject of each Research Program for which Janssen exercised an Option. Janssen’s obligations under this Section 5.3 (Development Reports) will terminate on a Research Program-by-Research Program basis following achievement and payment of all Development Milestone Events for a Research Program.

5.4.                            Regulatory Activities.  Without limiting the generality of Section 5.1 (Technology Transfer), on a Research Program-by-Research Program basis, following Janssen’s exercise of an Option with respect to a Research Program pursuant to Section 3.2 (Option Exercise), Janssen will thereafter have sole control over and decision-making with respect to, at its cost and expense, the preparation and submission of all Regulatory Submissions throughout the Territory for all Products that are the subject of the applicable Research Program. Janssen may file all MAAs for such Products in its own name (or in the name of its designee) and will own and control all such MAAs. Morphic will cooperate fully and in a timely manner to assist Janssen in its efforts to prepare and submit any Regulatory Submissions to obtain, support or maintain Regulatory Approvals for all such Products, including by providing to Janssen all data, written reports and other documentation related to any such Product Controlled by Morphic or its Affiliates (which assistance and data generation must be in accordance with Applicable Law and requirements and standards by applicable Regulatory Authorities) as well as any necessary samples and materials. Notwithstanding any provision of this Agreement to the contrary, if a Janssen-Operated Monitoring Board halts a Phase I Clinical Trial for a Product for patient health and safety reasons, then Janssen will provide Morphic reasonable detail of the findings of such Janssen-Operated Monitoring Board with respect to such determination.

5.5.                            Development Diligence Obligations.  On a Research Program-by-Research Program basis, following Janssen’s exercise of an Option with respect to a Research Program pursuant to Section 3.2 (Option Exercise), Janssen will use Commercially Reasonable Efforts to [***]. Janssen will have no other diligence obligations under this Agreement with respect to the Development or Regulatory Approval of any Compounds or Products.

5.6.                            Commercialization Diligence Obligations.  Following receipt by or on behalf of Janssen of Regulatory Approval for a Product in the United States or a Major European Country, Janssen will use CRE to [***]. Janssen will have no other diligence obligations under this Agreement with respect to the Commercialization of any Products.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

6.                                      MANUFACTURING.

6.1.                            General Responsibilities.  On a Research Program-by-Research Program basis, following (a) Janssen’s exercise of an Option with respect to a Research Program pursuant to Section 3.2 (Option Exercise) and (b) successful manufacturing technology transfer as set forth in Section 6.3 (Manufacturing Technology Transfer) for each Licensed Compound and Product that is the subject of such Research Program, Janssen will have sole responsibility for, and sole decision-making authority with respect to, all Manufacturing activities and associated costs and expenses for the Manufacture of such Licensed Compounds and Products.

6.2.                            Observation by Janssen.  On a Research Program-by-Research Program basis and to the extent Morphic performs Manufacturing activities with respect to Licensed Compounds and Products that are the subject of a Research Program with respect to which Janssen exercises an Option, following Janssen’s exercise of an Option with respect to such Research Program pursuant to Section 3.2 (Option Exercise), Morphic will provide Janssen with the opportunity, upon Janssen’s reasonable request during normal business hours, to observe the Manufacturing processes and procedures for each Licensed Compound that is the subject of a Research Program (e.g., review assays, batch records and release processes and procedures) for the purpose of enabling Janssen (or a Third Party contract manufacturer designated by Janssen) to Manufacture such Licensed Compound and Products that incorporate such Licensed Compound pursuant to Section 6.3 (Manufacturing Technology Transfer). If Morphic utilizes a contract manufacturer for the Manufacture of any such Licensed Compound, then Morphic will take all reasonable actions, including entering into a three party agreement with Janssen and such contract manufacturer, to enable Janssen to exercise its rights under Section 6.1 (General Responsibilities) and this Section 6.2 (Observation by Janssen).

6.3.                            Manufacturing Technology Transfer.  In addition to the initial technology transfer set forth in Section 5.1.1 (Research Activities), on a Research Program-by-Research Program basis and to the extent Morphic performs Manufacturing activities with respect to Licensed Compounds and Products that are the subject of a Research Program with respect to which Janssen exercises an Option, following Janssen’s exercise of an Option with respect to such Research Program pursuant to Section 3.2 (Option Exercise) and Janssen’s request with respect to Licensed Compounds that are the subject of such Research Program, the Parties will develop and agree upon a manufacturing technology transfer plan for such Licensed Compounds that will include all activities necessary to enable Janssen (or a contract manufacturer designated by Janssen) to Manufacture the applicable Licensed Compounds and all Products that incorporate such Licensed Compounds. The Parties understand and agree that following the technology transfer contemplated by this Section 6.3 (Manufacturing Technology Transfer) it may be necessary for Janssen from time to time to seek assistance and cooperation from Morphic in connection with the Manufacture of Licensed

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Compounds and Products, including with respect to scale-up activities. Morphic will provide such assistance and cooperation as a consultant upon the reasonable request of Janssen.

7.                                      LICENSE GRANTS.

7.1.                            Research Term Licenses.

7.1.1.                                Grant to Morphic.  On a Research Program-by-Research Program basis, during the Research Term for a Research Program, Janssen hereby grants to Morphic a royalty-free, non-exclusive, worldwide license, with the right to sublicense through multiple tiers (subject to the provisions of Section 7.1.3 (Right to Sublicense)), under the Janssen Technology solely to perform the Morphic Research Activities as set forth under and in accordance with the Research Plan for such Research Program.

7.1.2.                                Grant to Janssen.

(a)                   Janssen Research Activities. On a Research Program-by-Research Program basis, during the Research Term for a Research Program, Morphic hereby grants to Janssen a royalty-free, non-exclusive, worldwide license, with the right to sublicense through multiple tiers (subject to the provisions of Section 7.1.3 (Right to Sublicense)), under the Morphic Technology solely to perform the Janssen Research Activities as set forth under and in accordance with the Research Plan for such Research Program.

(b)                   Late Lead Optimization Activities. On a Research Program-by-Research Program basis, during the Research Term for a Research Program, subject to the remainder of this Section 7.1.2(b) (Late Lead Optimization Activities), Morphic hereby grants to Janssen a royalty-free, non-exclusive, worldwide license, with the right to sublicense through multiple tiers (subject to the provisions of Section 7.1.3 (Right to Sublicense)), under the Morphic Technology solely to perform any Late Lead Optimization Activities that are Morphic Research Activities (as set forth under and in accordance with the Research Plan for such Research Program).  Notwithstanding any provision in this Agreement to the contrary, Janssen may only perform those Late Lead Optimization Activities that are designated as Morphic Research Activities in the applicable Research Plan if (i) Morphic has not performed one or more of such Late Lead Optimization Activities as set forth in the applicable Research Plan and Janssen has provided written notice to Morphic that it has not performed one or more of such Late Lead Optimization Activities or otherwise failed to satisfy its obligations, in each case, as set forth under the applicable Research Plan and (ii) within [***] after

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Janssen’s delivery of such notice, Morphic has not cured such failure to perform or otherwise satisfied the obligations described in such written notice. If Janssen or its Affiliates so performs any such Late Lead Optimization Activities designated as Morphic Research Activities, then all such activities will be deemed to have been performed under the Agreement for such Research Program.

7.1.3.                                Right to Sublicense.  Each Party and its respective Affiliates may grant sublicenses of the rights granted to such Party under Section 7.1.1 (Grant to Morphic) or Section 7.1.2 (Grant to Janssen), as applicable, to any Affiliate or Third Party.  Any such sublicense will be consistent with the terms of this Agreement and will include confidentiality, non-disclosure and non-use provisions at least as restrictive or protective of the Parties as those set forth in this Agreement. Each Party will remain responsible and liable for the performance of all Sublicensees through all tiers under their sublicensed rights to the same extent as if such activities were conducted by the sublicensing Party and will ensure that any such Sublicensees comply with all relevant provisions of this Agreement. Any sublicense granted hereunder that is inconsistent with this Section 7.1.3 (Right to Sublicense) will be null and void.

7.2.                            Development and Commercialization Licenses.

7.2.1.                                Exclusive License Grant. On a Research Program-by-Research Program basis, subject to Janssen’s exercise of an Option with respect to a Research Program in accordance with Section 3.2 (Option Exercise), Morphic hereby grants and agrees to grant to Janssen a worldwide, exclusive, royalty-bearing license, with the right to grant sublicenses in accordance with Section 7.2.4 (Right to Sublicense), under the Morphic Technology to Develop, make, have made, use, have used, sell, have sold, offer for sale, import and otherwise Exploit Licensed Compounds and Products that are the subject of such Research Program.

7.2.2.                                Non-Exclusive License Grant to Morphic.  Janssen hereby grants and agrees to grant to Morphic a non-exclusive, royalty-free, irrevocable, perpetual, worldwide license, with the right to sublicense through multiple tiers, under all the Assigned Product-Specific Patents and all Assigned Product-Specific Know-How to Develop, make, have made, use, have used, sell, have sold, offer for sale, import and otherwise Exploit Morphic Compounds and Products incorporating or derived from Morphic Compounds, in each case, that are the subject of any Terminated Program.

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7.2.3.                                Residual Memory and Firewall.

(a)                   Notwithstanding anything to the contrary in this Agreement but subject to Section 7.2.3(b), each Party’s employees, contractors, advisors, agents and other personnel may use any learning, skills, ideas, concepts, techniques, Know-How and information Controlled by the other Party retained in intangible form in the unaided memory of such personnel who had access thereto through participation in the Research Activities (collectively, “Residual Information”) for any purpose.  A personnel’s memory will be considered unaided only if such person has not intentionally memorized the information for the purpose of retaining and/or subsequently recording, publishing, disclosing or using it.

(b)                   Notwithstanding anything to the contrary in this Agreement, on a Research Program-by-Research Program basis, if Morphic provides any Morphic Know-How to Janssen in order for Janssen to conduct Late Lead Optimization Activities that are designated as Morphic Research Activities in the applicable Research Plan for a Research Program in accordance with Section 7.1.2(b) (Late Lead Optimization Activities), then, for a period commencing on the Effective Date and ending on the [***] of the end of the Research Term for such Research Program, Janssen covenants and agrees that (i) no such Morphic Know-How will be used by or on behalf of Janssen or any of its Affiliates in more than a de minimis fashion in connection with any subsequent performance of any Development or Commercialization of any pharmaceutical product (other than a Product) and (ii) Janssen and its Affiliates will institute commercially reasonable technical and administrative safeguards to ensure the requirements set forth in the foregoing clause (i) are met, including by creating “firewalls” between the personnel working on any such pharmaceutical product (other than a Product) and the personnel that (A) are conducting such Late Lead Optimization Activities for such Research Program or (B) have accessed data relating to such Late Lead Optimization Activities (provided, that the foregoing clause (A) and (B) will not apply to any senior management of Janssen (or its Affiliates) who merely have knowledge of the relationship with Morphic or who are receiving general information regarding the progress of such Late Lead Optimization Activities but do not direct or are not otherwise directly involved in the performance of such Late Lead Optimization Activities).

7.2.4.                                Right to Sublicense. Janssen will have the right to grant sublicenses (or further rights of reference), through multiple tiers of sublicensees, under the licenses granted to Janssen in Section 7.2.1 (Exclusive License Grant) to Janssen’s Affiliates and other Third Parties; provided that any such sublicenses will be consistent with the terms and conditions of this Agreement and will include confidentiality, non-disclosure and non-use

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provisions at least as restrictive or protective of the Parties as those set forth in this Agreement. Janssen will remain responsible and liable for the performance of all sublicensees through all tiers under their sublicensed rights to the same extent as if such activities were conducted by Janssen and will ensure that any such sublicensees comply with all relevant provisions of this Agreement. Any sublicense granted hereunder that is inconsistent with this Section 7.2.4 (Right to Sublicense) will be null and void.

7.2.5.                                Sublicense Continuation upon Termination.  Upon termination of this Agreement for any reason, upon the request of any Sublicensee, Morphic will enter into a direct license from Morphic to such Sublicensee on the same terms as this Agreement, taking into account any difference in license scope, territory, and duration of sublicense grant (each a “New License Agreement”), provided that such Sublicensee is not at the time of such termination in breach of its sublicense agreement.  Under any such New License Agreement between Morphic and such former Sublicensee, such Sublicensee will be required to pay to Morphic the same amounts in consideration for such direct grant as Morphic would have received from Janssen pursuant to this Agreement on account of such Sublicensee’s Exploitation of Licensed Compounds or Products had this Agreement not been terminated. Under such New License Agreement, Morphic will not be bound by any grant of rights broader than, and will not be required to perform any obligation other than those rights and obligations contained in this Agreement and all applicable rights of Morphic set forth in this Agreement shall be included in such New License Agreement.  Notwithstanding the foregoing, Morphic will not be obligated to enter into a New License Agreement with a Sublicensee unless such Sublicensee notifies Morphic within [***] after the termination of this Agreement that it wishes to enter into a New License Agreement.  At the request of Janssen, Morphic will issue a comfort letter directly to any potential Sublicensee confirming the terms of this Section 7.2.5 (Sublicense Continuation upon Termination).

7.3.                            No Other Licenses or Rights.  No license or other right is or will be created or granted under this Agreement by implication, estoppel or otherwise.  All licenses and rights are or will be granted only as expressly provided in this Agreement.  Notwithstanding anything to the contrary contained herein, no license or other right is or will be created or granted under this Agreement with respect to any Know-How or Patent licensed to Morphic under the CMCC License Agreement.

8.                                      PAYMENTS.

8.1.                            Upfront Payment; Research Program Fee.  On or after the Effective Date, Morphic will submit an invoice to Janssen for $10,000,000 USD as a one-time, non-refundable, non-creditable upfront payment in consideration of the Parties’

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commencement of Research Activities for the first and second Research Program under this Agreement (the “Upfront Payment”).  Janssen will pay to Morphic the Upfront Payment within [***] after receipt of invoice therefor by Janssen.

8.2.                            Research Program Fee.  Janssen will pay to Morphic a one-time, non-refundable, non-creditable payment of $5,000,000 USD in consideration of the Parties’ commencement of Research Activities for the third Research Program under this Agreement, in each case, in accordance with the applicable Research Plan for such Research Program (such commencement to occur upon Janssen’s determination pursuant to Section 2.4 (Commencement of Research Activities; Research Term)) (the “Research Program Fee”). Janssen will pay the Research Program Fee once under this Agreement no later than [***] after Janssen’s receipt of an invoice therefor in accordance with Section 8.11 (Invoicing and Payment), which invoice Morphic may not provide to Janssen unless and until Janssen determines to commence Research Activities for such third Research Program. If the Parties commence Research Activities in accordance with the applicable Research Plan for the third Research Program under this Agreement, then the maximum amount payable by Janssen under this Section 8.2 (Research Program Fee) is $5,000,000 USD. Janssen will not owe to Morphic the [***].

8.3.                            Late Lead Optimization Fee.  On a Research Program-by-Research Program basis, Janssen will pay to Morphic a one-time, non-refundable, non-creditable payment of [***] in consideration of the Parties’ commencement of Late Lead Optimization Activities for Compounds that are the subject of such Research Program (such commencement to occur upon Janssen’s determination pursuant to Section 2.5 (Late Lead Optimization Activities)) (each, a “Late Lead Optimization Fee”). Janssen will pay the Late Lead Optimization Fee to Morphic once for each applicable Research Program no later than [***] after Janssen’s receipt of an invoice therefor in accordance with Section 8.11 (Invoicing and Payment), which invoice Morphic may not provide to Janssen with respect to a Research Program unless and until Janssen determines to commence any Late Lead Optimization Activities for such Research Program.

8.4.                            Option Exercise Fee.  On a Research Program-by-Research Program basis, Janssen will pay to Morphic a one-time, non-refundable, non-creditable payment of [***] USD (each, an “Option Exercise Fee”) within [***] in accordance with Section 8.11 (Invoicing and Payment) after Janssen’s receipt of an invoice from Morphic for the Option Exercise Fee for a Research Program, which invoice Morphic may not deliver until receipt by Morphic of an Option Exercise Notice for such Research Program.

8.5.                            Development Milestones.  On a Research Program-by-Research Program basis, Janssen will make one-time, non-refundable, non-creditable milestone payments (each, a “Development Milestone Payment”) to Morphic upon the first achievement by Janssen or its Affiliates or Sublicensees of each of the development milestone events (each, a “Development Milestone Event”) set

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forth in TABLE 8.5 (Development Milestones) below for the first Product that is the subject of each Research Program to achieve the applicable Development Milestone Event. For the avoidance of doubt, each Development Milestone Payment hereunder will be payable only once per Research Program upon the first achievement of the applicable Development Milestone Event by a Product that is the subject of such Research Program. No additional Development Milestone Payments will be made for any subsequent achievement of such Development Milestone Event by any other Product that is the subject of the same Research Program. If one or more Development Milestone Events are skipped for Products that are the subject of a particular Research Program, then such skipped Development Milestone Events will be payable upon the first achievement of the subsequent Development Milestone Event by a Product that is the subject of the same Research Program, except that a Development Milestone Event that is specific to one territory will not be deemed to be skipped solely because a subsequent Development Milestone Event was achieved in a different territory (e.g., receipt of Regulatory Approval of a Product in a Major European Country will not be deemed to trigger a Development Milestone Payment for receipt of Regulatory Approval of such Product in the United States if such Regulatory Approval of such Product has not yet occurred in the United States). Janssen will notify Morphic in writing of the achievement of a Development Milestone Event by Janssen or its Affiliates or Sublicensees no later than [***] after Janssen becomes aware of the achievement thereof. Thereafter, Morphic will provide Janssen with an invoice for the corresponding Development Milestone Payment, and Janssen will pay to Morphic such Development Milestone Payment within [***] after its receipt of an invoice for such Development Milestone Payment in accordance with Section 8.11 (Invoicing and Payment). If Janssen or its Affiliates or Sublicensees achieve all Development Milestone Events with respect to Products that are the subject of a particular Research Program (regardless of the number of times such events occur or the number of Products that trigger such event), then the maximum amount payable by Janssen with respect to a particular Research Program under this Section 8.5 (Development Milestones) is [***] .

Table 8.5 — Development Milestones

Development Milestone Event	Development Milestone Payment ($USD)
[***]	[***]
[***]	[***]
[***]	[***]

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[***]	[***]
[***]	[***]

8.6.                            Sales Milestones.  On a Research Program-by-Research Program basis, Janssen will make one-time, non-refundable, non-creditable sales milestone payments (each, a “Sales Milestone Payment” and together with the Development Milestone Payments, the “Milestone Payments”) to Morphic upon the achievement by Janssen or its Affiliates or Royalty Sublicensees of each of the sales-based milestones events (each, a “Sales Milestone Event”) set forth in TABLE 8.6 (Sales Milestones) below with respect to aggregate annual worldwide Net Sales of Products that are the subject of each Research Program. Each of the Sales Milestone Payments set forth below will be payable only one time, for the first Calendar Year in which the corresponding Sales Milestone Event is achieved. Janssen will notify Morphic in writing of the achievement of a Sales Milestone Event by Janssen or its Affiliates or Royalty Sublicensees no later than [***] after the end of the Calendar Year in which such Sales Milestone Payment is payable pursuant to the preceding sentence. Thereafter, Morphic will provide Janssen with an invoice for the corresponding Sales Milestone Payment, and Janssen will pay to Morphic such Sales Milestone Payment within [***] after its receipt of an invoice for such Sales Milestone Payment in accordance with Section 8.11 (Invoicing and Payment). If Janssen or its Affiliates or Royalty Sublicensees achieve all Sales Milestone Events with respect to Products that are the subject of a particular Research Program (regardless of the number of times such events occur or the number of Products that trigger such event), then the maximum amount payable by Janssen with respect to a particular Research Program under this Section 8.6 (Sales Milestones) is [***].

Table 8.6 — Sales Milestones

Sales Milestone Event	Sales Milestone Payment ($USD)
[***]	[***]
[***]	[***]
[***]	[***]

8.7.                            Royalties.  Subject to the provisions of Section 8.8 (Royalty Adjustments), on a Product-by-Product and country-by-country basis, Janssen will pay to Morphic

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royalties in the amount of the marginal royalty rates set forth in TABLE 8.7 (Royalty Payments) below of the aggregate Net Sales resulting from the sale of each Product in the Territory during each Calendar Year of the applicable Royalty Term for each Product in each country (each, the “Per Product Annual Net Sales”).  Only one royalty will be due with respect to the same Unit of Product.

Table 8.7 — Royalty Payments

Per Product Annual Net Sales	Royalty Rate (%)
[***]	[***]
[***]	[***]
[***]	[***]

8.8.                            Royalty Adjustments.

8.8.1.                                Reduction for Lack of Valid Claims.  Subject to Section 8.8.4 (Maximum Payment Adjustments), on a Product-by-Product and country-by-country basis, if, during the Royalty Term for a Product in a country in the Territory, such Product sold in such country is not Covered by one or more Valid Claims within a Royalty-Bearing Patent in such country, then the royalties payable by Janssen pursuant to Section 8.7 (Royalties) for such Product in such country (without giving effect to any reduction pursuant to this Agreement) will be reduced by [***] for the remainder of the Royalty Term for such Product in such country.

8.8.2.                                Generic Competition. If, on a Product-by-Product, Calendar Quarter-by-Calendar Quarter and country-by-country basis, there is a (a) sale of one or more Generic Products with respect to a Product in a country and (b) [***] decrease in gross amounts invoiced by Janssen or any of its Affiliates or Royalty Sublicensees (excluding any Third Party Distributor or Compulsory Sublicensee) on sales of a Product to a Third Party purchaser (including any Third Party Distributor), in each case of (a) and (b), in any given Calendar Quarter as compared to the average of such gross amounts invoiced on sales of such Product for the immediately preceding four Calendar Quarters, then the royalty rates payable by Janssen pursuant to Section 8.7 (Royalties) for such Product in such country (without giving effect to any reduction pursuant to this Agreement) shall be reduced by [***] for the remainder of the Royalty Term for such Product in such country.

8.8.3.                                Third Party Payments by Janssen. Subject to Section 8.8.4 (Maximum Payment Adjustments), if Janssen or any of its Affiliates makes any payment to a Third Party in consideration for a grant of rights under a Patent or other Intellectual Property Controlled by such Third Party (whether by acquisition or license) that is necessary or useful to Exploit

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one or more Products, then Janssen may credit against the royalties due to Morphic:

(a)                   in the case of any Morphic Research Activity Third Party Payments (except as provided in Section 8.9.3 (Third Party Agreements Prior to the Effective Date)), [***] of such amounts actually paid to such Third Party pursuant to such agreement; and

(b)                   in the case of all payments to one or more Third Parties other than Morphic Research Activity Third Party Payments, [***] of the amounts actually paid to such Third Party pursuant to such agreement (including any upfront payments, milestone payments, royalties and profit-sharing payments) in consideration for such rights.

8.8.4.                                Maximum Payment Adjustments.  In no event will the royalties payable to Morphic by Janssen pursuant to Section 8.7 (Royalties) for a Product (without giving effect to any reduction pursuant to this Agreement) in a given Calendar Quarter be reduced by more than [***] of the aggregate amount that would otherwise be payable to Morphic in respect such royalties for such Product in such Calendar Quarter as a result of the reductions permitted pursuant to Section 8.8.1 (Reduction for Lack of Valid Claims), Section 8.8.2 (Generic Competition) and Section 8.8.3 (Third Party Payments by Janssen). Janssen may carry forward any such reductions permitted under Section 8.8.1 (Reduction for Lack of Valid Claims), Section 8.8.2 (Generic Competition) or Section 8.8.3 (Third Party Payments by Janssen) that are incurred or accrued in a Calendar Quarter but are not applied against royalties due to Morphic in such Calendar Quarter as a result of the foregoing floor and apply such amounts against royalties due to Morphic in any subsequent Calendar Quarter until the amount of such reduction has been fully applied against royalties due to Morphic.

8.8.5.                                Royalty Sublicensees.  [***].

8.9.                            Third Party Intellectual Property.

8.9.1.                                Morphic’s Obligations.

(a)                   Morphic Research Activities. Each Party will promptly notify the other Party if it becomes aware of any Intellectual Property Controlled by a Third Party that such Party reasonably determines is necessary or useful to conduct the Morphic Research Activities under the applicable Research Plan. Except as expressly set forth in a Research Plan, Morphic will have the first right, but not the obligation, to negotiate with and seek to acquire rights (whether by acquisition or license) to any issued patents Controlled by a Third

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Party that a Party reasonably determines is necessary to conduct any Morphic Research Activities (such patent, an “Identified Research Activity Patent”) or initiate a legal action contesting any assertion that the conduct of the Morphic Research Activities infringes, misappropriates or otherwise violates such Identified Research Activity Patents in accordance with Section 11.7 (Third Party Claims), and if Morphic so elects to seek such rights, then (i) Morphic will use reasonable efforts to ensure that any such rights are freely sublicensable to Janssen to the extent of the licenses and rights granted to Janssen under this Agreement and (ii) Janssen will have the right to review and comment on the terms of any such acquisition or license, and Morphic will consider in good faith any comments made by Janssen.

(b)                   Identified Research Activity Patents. If, however, Janssen notifies Morphic of an Identified Research Activity Patent during the Option Period for a Research Program and Morphic fails to (i) acquire such rights to such Identified Research Activity Patents or (ii) initiate a legal action contesting the assertion that the conduct of the Morphic Research Activities infringes, misappropriates or otherwise violates such Identified Research Activity Patents in accordance with Section 11.7 (Third Party Claims), in each case ((i) and (ii)), by the [***] of becoming aware thereof, then Morphic will so notify Janssen, and if following discussion with Morphic with respect to the acquisition of such rights Janssen reasonably believes that it is necessary to acquire rights to such Identified Research Activity Patents, then Janssen may seek to acquire such rights following the exhaustion of all appeals with respect to any such legal action. If Janssen elects to and so acquires such rights to such Identified Research Activity Patents in accordance with this Section 8.9.1(b) (Identified Research Activity Patents), then Janssen may credit the amounts paid to one or more Third Parties with respect to such rights in accordance with Section 8.8.3(a). Without limiting this Section 8.9.1(a) (Morphic Research Activities) or Section 13.3.1(c), Morphic will be responsible for all financial and other obligations owed by Janssen to Third Parties with respect to any infringement, misappropriation or other violation incurred in connection with or otherwise related to the performance of the Morphic Research Activities under the applicable Research Plan in accordance with Section 8.9.2 (Morphic Research Activity Third Party Payments).

(c)                    CMCC License Agreement. Except as expressly set forth in a Research Plan, Morphic will be solely responsible for, and will satisfy, all financial and other obligations, including royalties, due from Morphic to any Third Parties pursuant to the CMCC License Agreement.

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8.9.2.                                Morphic Research Activity Third Party Payments. Except as expressly set forth in a Research Plan and subject in all cases to Janssen’s right to credit payments due to Third Parties against royalties due to Morphic in accordance with Section 8.8.3(a) and Section 8.8.4 (Maximum Payment Adjustments), Morphic will be solely responsible for all, and will satisfy, financial (including any upfront payments, milestone payments, royalties and profit-sharing payments) and other obligations owed by Janssen to Third Parties with respect to any infringement, misappropriation or other violation incurred in connection with or otherwise related to the performance of the Morphic Research Activities under the applicable Research Plan to the extent performed by or on behalf of Morphic or Janssen (the “Morphic Research Activity Third Party Payments”).

8.9.3.                                Third Party Agreements Prior to the Effective Date. Morphic will be solely responsible for all, and will satisfy, all financial and other obligations, including royalties, due from Morphic to any Third Parties pursuant to any agreement to which Morphic is a party as of the Effective Date and pursuant to which Morphic Controls any aspect of the Morphic Technology or the Morphic Platform or any Compound, including the CMCC License Agreement.

8.10.                     Compulsory Licenses.  If a Governmental Authority grants or compels Janssen to grant a compulsory license to a Third Party to Commercialize a Product (a “Compulsory Sublicensee”), then, (a) if Janssen is compensated on a royalty basis, in lieu of the royalties that would otherwise be due to Morphic pursuant to Section 8.7 (Royalties) Janssen will pay to Morphic [***] of the royalties paid to Janssen by the applicable Compulsory Sublicensee and (b) if Janssen is compensated on any basis other than on a royalty basis, then Janssen will pay to Morphic [***] of such other amounts paid to Janssen by the applicable Compulsory Sublicensee.

8.11.                     Invoicing and Payment.

8.11.1.                         FTE Costs and Out-of-Pocket Costs.  For any FTE Costs and Out-of-Pocket Costs incurred in connection with the performance of the Morphic Research Activities for which Janssen is obligated to reimburse Morphic pursuant to Section 2.3.1 (Allocation of Costs), payments to Morphic for such costs will be made upon invoice approval and no later than [***] after the invoice date.  All such invoices will include the purchase order number that will be sent to Morphic upon completion of the applicable Morphic Research Activities in the applicable Calendar Quarter. Janssen will not be under any obligation to process any invoice unless such invoice includes the following information: (a) the invoice number; (b) invoice date; (c) dollar amount of invoice; (d) purchase order number; (e) explanation of work completed; (f) remit to address; and (g) bill to name and address.  Invoices to be provided under this Section 8.11.1 (FTE

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Costs and Out-of-Pocket Costs) will be sent to: Accounts Payable, Johnson & Johnson Shared Services, P.O. Box 16571, New Brunswick, NJ, 08906-6500, or Morphic can elect to enroll in web invoicing service by contacting J&J’s Global Services help desk at 732-448-7414.

8.11.2.                         Other Payments.  All other payments made under this Agreement by a Party will be made by wire transfer or electronic funds transfer (“EFT”) in immediately available funds.  If either Party elects to make payments under this Agreement by EFT, then the other Party will provide a completed electronic funds transfer form to the paying Party in a timeframe that facilitates timely payment.  Each Party will promptly notify the other Party of the appropriate account information to facilitate any such payment.

8.12.                     Reports.  For as long as Janssen owes royalties on Net Sales of Product under this ARTICLE 8 (Payments), royalties payments are due and payable [***] after the end of each Calendar Quarter. In each such Calendar Quarter, Janssen will provide Morphic a written report showing, for such Calendar Quarter, (a) aggregate gross sales of Product in the Territory and on a Region-by-Region basis, (b) aggregate Net Sales of Product in the Territory and on a Region-by-Region basis and (c) royalty payments owed for that Calendar Quarter. Royalties are payable in U.S. dollars to the bank account designated in writing by Morphic.

8.13.                     Records and Audits.

8.13.1.                         Audit of Morphic.  Morphic will keep, and will instruct its Affiliates and Sublicensees to keep, such accounting records as are necessary to permit Janssen to verify FTE Costs invoiced by Morphic under this Agreement.  Morphic will, and will cause its Affiliates and Sublicensees to retain such records at the respective places of business of Morphic and its Affiliates for at least the [***] after the Calendar Year to which such records pertain.  Until expiration of such retention period, Janssen may, at Janssen’s expense, cause an independent certified accountant that is an internationally recognized expert in the field of audit selected by Janssen and reasonably acceptable to Morphic to audit such records, subject to the terms of Section 8.14 (Conduct of Audits).  If any such audit determines that Janssen overpaid Morphic, then Janssen may credit such amount against any other payments owed to Morphic under this Agreement, or, to the extent that there are not sufficient payments then due to Morphic hereunder against which Janssen may fully credit such overpayment, then Morphic will refund to Janssen the uncreditable amount of such overpayment no later than [***] after receipt of the applicable audit report.

8.13.2.                         Audit of Janssen.  Janssen will keep, and will instruct its Affiliates and Sublicensees to keep, such accounting records as are necessary to

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permit Morphic to confirm the accuracy of Janssen’s financial records related to the royalty calculations and other amounts paid or payable by Janssen under this Agreement.  Janssen will, and will cause its Affiliates and Sublicensees to, retain such records at the respective places of business of Janssen and its Affiliates for at least the [***] after the Calendar Year to which such records pertain.  Until expiration of such retention period, Morphic may, at Morphic’s expense, cause an independent certified accountant that is an internationally recognized expert in the field of audit selected by Morphic and reasonably acceptable to Janssen to audit such records, subject to the terms of Section 8.14 (Conduct of Audits).  If any such audit determines that Janssen underpaid Morphic, then Morphic may offset such amount against any other payments owed to Janssen under this Agreement, or, to the extent that there are not sufficient payments then due to Janssen hereunder against which Morphic may fully offset such underpayment, then Janssen will pay to Morphic the amount of such underpayment which is not offset as provided above no later than [***] after receipt of the applicable audit report.

8.13.3.                         Audit Dispute.  If the audited Party disagrees with the findings of the audit report, then the Parties will first seek to resolve the matter between themselves. If the Parties fail to reach agreement with respect to such matter, then either Party may refer such matter for resolution in accordance with the dispute resolution provisions set forth in Section 15.1 (Discussion by Executive Officers; Arbitration).

8.14.                     Conduct of Audits.  It is a condition to the conduct of any audit permitted by Section 8.13 (Records and Audits) that the accountant sign and deliver to the audited Party a confidentiality agreement as reasonably requested by the audited Party.  The Party engaging such accountant will require such accountant to share the findings of any such audit with both Parties.  The audit report will only contain the information relevant to support the statement as to whether FTE Costs, royalties or payments due (as applicable) were calculated and paid accurately and will not include any Confidential Information disclosed to the auditor during the course of the audit.  The auditing Party will pay for any such audit under Section 8.13 (Records and Audits), unless: (a) in the case of an audit under Section 8.13.1 (Audit of Morphic), such audit determines that Janssen overpaid Morphic by more than [***] of the amount owed, in which case Morphic will reimburse Janssen for the reasonable and documented fees and expenses of the auditor paid by Janssen for such audit; and (b) in the case of an audit under Section 8.13.2 (Audit of Janssen), such audit determines that Janssen underpaid Morphic by more than [***] of the amount owed, in which case Janssen will reimburse Morphic for the reasonable and documented fees and expenses of the auditor paid by Morphic for such audit.  Each Party may inspect all such records no more frequently than once every [***], during normal business hours with at least [***] prior written notice. An

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audit of the records relating to a particular Calendar Year may be conducted once and not more than once.

8.15.                     Currency Exchange.  All payments under this Agreement must be made in U.S. dollars.  If Products are sold in a currency other than U.S. dollars, for purposes of calculating royalties, then revenues from those sales must be expressed in U.S. dollars using the Currency Hedge Rates.  During any period where Janssen is paying royalties, not later than [***] after the Currency Hedge Rates for the next Calendar Year are available, Janssen will notify Morphic of the Currency Hedge Rates for the local currency of each country in the Territory and all relevant details.  The Currency Hedge Rates for a Calendar Year will remain unchanged during that Calendar Year.

8.16.                     Taxes.

8.16.1.                         Indirect Taxes.  Amounts payable under this Agreement do not include any sales, use, excise, value added or other applicable taxes, tariffs or duties.  If any taxing authority imposes a VAT, GST, sales, use, service, consumption, business or similar Tax with respect to the work undertaken under this Agreement, then Janssen agrees to pay that amount if specified in a valid invoice or supply exemption documentation. For avoidance of doubt, Morphic will not be entitled to pass on to Janssen, and Janssen will not be obligated to pay or bear, any Tax that is based on Morphic’s real, personal or intangible property (whether owned or leased), corporate structure, franchise, continuing business operations, income, gross receipts, capital stock, net worth or imposed with respect to Morphic’s engagement of employees or independent contractors or that Morphic incurs upon engaging any Subcontractor to perform its obligations under this Agreement, in whole or in part, to any affiliated or non-affiliated Third Party.  Morphic is solely responsible, to the extent required by Applicable Law, for identifying, billing and collecting the Taxes payable by Janssen in all relevant federal, state, county, municipal and other taxing jurisdictions and for filing all required tax returns in a timely manner. To the extent that Morphic does not provide Janssen a valid invoice (i.e., an invoice compliant with this Agreement and the rules and regulations of the jurisdiction of both Morphic and Janssen, including separate identification of the Tax where legally required), Morphic will be responsible for any penalty resulting directly from such noncompliance.  The Parties will cooperate in good faith to minimize taxes to the extent legally permissible.

8.16.2.                         Withholding Taxes.  Janssen will make all payments to Morphic under this Agreement without deduction or withholding for Taxes except to the extent that any such deduction or withholding is required by law in effect at the time of payment.

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(a)                   Any Tax required to be withheld on amounts payable under this Agreement will be deducted from amounts otherwise due to Morphic under this Agreement and paid by Janssen on behalf of Morphic to the appropriate Governmental Authority and Janssen will furnish Morphic with proof of payment of such Tax.  Any such Tax required to be withheld will be an expense of and borne by Morphic. If any such Tax is assessed against and paid by Janssen, then Morphic will indemnify and hold harmless Janssen from and against such Tax.

(b)                   Janssen and Morphic will cooperate with respect to all documentation required by any taxing authority or reasonably requested by Janssen to secure a reduction in the rate of applicable withholding Taxes.  On the Effective Date, Morphic will deliver to Janssen an accurate and complete Internal Revenue Service Form W-9 certifying that Morphic is a resident of the United States.

8.16.3.                         Paying Agent.  Janssen Research & Development, LLC, a New Jersey limited liability company having its principal place of business at 920 U.S. Route 202 (P.O. Box 300), Raritan, NJ 08869 (“JRD”), acting as paying agent for Janssen, may make certain payments due under this Agreement, and Janssen will reimburse JRD for all such payments

8.16.4.                         Transfer of Obligations or Rights.  Notwithstanding the foregoing, if Janssen takes any action, including an assignment or transfer of its rights and obligations to an Affiliate that is not a U.S. person (as defined in Section 7701(a)(30) of the Code), and if as a result of such action by Janssen, such Affiliate or Janssen is required by law to withhold Taxes that were not otherwise applicable, from or in respect of any amount payable under this Agreement, then any such amount payable under this Agreement shall be increased to take into account such withholding Taxes as may be necessary so that, after making all required withholdings (including withholdings on the withheld amounts) Morphic receives an amount equal to the sum it would have received if the transfer to an Affiliate, that is not a U.S. person, had not occurred.  In the event the Agreement is assigned or transferred to a Third Party that is not a U.S. person and Third Party is required by law to withhold Taxes that were not otherwise applicable, then any such amount payable under this Agreement shall be increased by the Third Party to take into account such withholding Taxes as may be necessary so that, after making all required withholdings (including withholdings on the withheld amounts), Morphic receives an amount equal to the sum it would have received if the transfer to a Third Party, that is not a U.S. person, had not occurred.

8.17.                     Late Payments. If either Party fails to make timely payment of any amount pursuant to this ARTICLE 8 (Payments), then any such payment that is not paid on or before the due date that is due under this ARTICLE 8 (Payments) will bear

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interest, to the extent permitted by Applicable Laws, at the Applicable Rate, effective for the first date on which payment was delinquent and calculated on the number of days such payment is overdue. In the event that LIBOR ceases to exist and either Party fails to make timely payment of any amount pursuant to this ARTICLE 8 (Payments), Janssen will promptly provide to Morphic written notice of the Janssen benchmark interest rate that replaces LIBOR as the Applicable Rate.

9.                                      INTELLECTUAL PROPERTY.

9.1.                            Ownership.  Subject to the provisions of ARTICLE 7 (License Grants) and this ARTICLE 9 (Intellectual Property), ownership of any Inventions that are conceived, created, invented, made or reduced to practice by or on behalf of the Parties (solely or jointly) in the course of performing the Research Activities will be allocated between the Parties as follows:

9.1.1.                                Improvements to Morphic Technology. Morphic will own any Invention that is an improvement to the Morphic Platform (such Inventions, “Morphic Platform Inventions”).

9.1.2.                                Other Inventions.

(a)                   Except as expressly set forth in Section 9.1.1 (Improvements to Morphic Technology) and subject to the licenses granted by Morphic to Janssen pursuant to Section 7.1 (Research Term Licenses) and Section 7.2 (Development and Commercialization Licenses to Janssen), as between the Parties, (i) Morphic will own all rights, title and interests in and to any Invention made, conceived, discovered or otherwise generated solely by or on behalf of Morphic in the performance of Morphic Research Activities under this Agreement, and any Patents that Cover such Invention, (ii) Janssen will own all rights, title and interests in and to any Invention made, conceived, discovered or otherwise generated solely by or on behalf of Janssen in the performance of activities under this Agreement (including all Janssen Research Activities) (each, a “Janssen Product Invention”) and any Patents that Cover any Janssen Product Invention and (iii) the Parties will jointly own all rights, title and interests in and to any Invention made, conceived, discovered or otherwise generated jointly by or on behalf of the Parties in the course of performing Research Activities under this Agreement (each, a “Joint Invention”), any Know-How made, conceived, discovered or otherwise generated jointly by or on behalf of the Parties in the course of performing Research Activities under this Agreement (“Joint Know-How”) and any Patents (excluding Morphic Platform Patents and Morphic Platform and Product Patents) that Cover any Joint Invention or Joint Know-How (“Joint

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Patents” and together with the Joint Inventions, the “Joint Technology”).

(b)                   Inventorship.  Inventorship of patentable inventions conceived or reduced to practice during the course of performance of activities pursuant to this Agreement will be determined in accordance with U.S. patent laws.

9.2.                            Assignment of Intellectual Property.

9.2.1.                                Janssen Assignment of Morphic Platform Inventions.  Janssen will and hereby does assign to Morphic all of its rights, title and interests in and to all Morphic Platform Inventions, and Morphic hereby accepts such assignment.

9.2.2.                                Morphic Assignment of Assigned Product-Specific Technology.  Upon exercise by Janssen of an Option with respect to a Research Program in accordance with Section 3.2 (Option Exercise), Morphic will, and hereby does, assign to Janssen (without any further action required on the part of Janssen) all Product-Specific Patents that Cover any Licensed Compound or Product that is the subject of the Research Program with respect to which Janssen exercised an Option (the “Assigned Product-Specific Patents”) and all Know-How that solely relates to any Licensed Compound or Product that is the subject of the Research Program with respect to which Janssen exercised an Option (the “Assigned Product-Specific Know-How” and together with the Assigned Product-Specific Patents, the “Assigned Product-Specific Technology”), and Janssen hereby accepts such assignment. Effective upon the assignment of any Assigned Product-Specific Patent and Assigned Product-Specific Know-How, such Patent will become a Janssen Patent (and will no longer be a Morphic Patent) and such Know-How will become Janssen Know-How (and will no longer be Morphic Know-How), but such Patent will remain a Product-Specific Patent for so long as such Patent satisfies the definition thereof with respect to the applicable Research Program and Product.

9.2.3.                                Cooperation and Assistance. The Party required to assign to the other Party rights in any Patents or Know-How pursuant to the foregoing Section 9.2.1 (Janssen Assignment of Morphic Platform Inventions) and Section 9.2.2 (Morphic Assignment of Assigned Product-Specific Technology) (the “Assigned Technology” and the “Assigning Party” and the “Owning Party,” respectively) will take (and cause its Affiliates, and their respective employees, agents and contractors to take) such further actions reasonably requested by the Owning Party to evidence such assignment and to assist the Owning Party in obtaining Patent and other Intellectual Property rights protection for such Assigned

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Technology, including executing further assignments, consents, releases and other commercially reasonable documentation and providing good faith testimony by affidavit, declaration, in-person or other proper means in support of any effort by the Owning Party to establish, perfect, defend or enforce its rights in any such Assigned Technology through prosecution of governmental filings, regulatory proceedings, litigation and other means, including through the filing, prosecution, maintenance and enforcement of such Assigned Technology. The Assigning Party will obligate its Affiliates and Subcontractors to assign all applicable Assigned Technology to the Assigning Party (or directly to Owning Party) so that Assigning Party can comply with its obligations under this Section 9.2.3 (Cooperation and Assistance), and the Owning Party will promptly obtain such assignment.  Without limitation, the Assigning Party will cooperate with the Owning Party if the Owning Party applies for U.S. or foreign patent protection for such Assigned Technology and will obtain the cooperation of the individual inventors of any such Assigned Technology. If the Assigning Party is unable to assign any Assigned Technology, then the Assigning Party hereby grants and agrees to grant to the Owning Party a royalty-free, fully paid-up, exclusive (even as to the Assigning Party, subject to the terms of this Agreement, including the licenses granted to the Owning Party pursuant to ARTICLE 7 (License Grants)), perpetual, irrevocable license (with the right to grant sublicenses through multiple tiers) under such Assigned Technology for any and all purposes.

9.2.4.                                Joint Technology.  Each Party will and hereby does assign to the other Party a joint interest in and to all Joint Technology, and the other Party hereby accepts such assignment.  Each Party will take (and cause its Affiliates and Sublicensees, and their respective employees, agents and contractors to take) such further actions reasonably requested by the other Party to evidence such assignment and to assist the Parties in obtaining jointly-owned Patent and other Intellectual Property rights protection for Inventions within the Joint Technology, including executing further assignments, consents, releases and other commercially reasonable documentation and providing good faith testimony by affidavit, declaration, in-person or other proper means in support of any effort by the Parties to establish, perfect, defend or enforce their rights in any Joint Technology through prosecution of governmental filings, regulatory proceedings, litigation and other means, including through the filing, prosecution, maintenance and enforcement of the Joint Technology.  Each Party will cause its Affiliates, Sublicensees and Third Party contractors (including all Subcontractors) to assign all Joint Technology to such Party so that each Party can comply with its obligations under this Section 9.2.4 (Joint Technology). Without limitation, each Party will cooperate with the other Party if the Parties agree to apply for U.S. or foreign patent protection for such Joint Technology and will obtain the cooperation of the individual inventors of any such Joint Technology.  If

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either Party is unable to assign a joint interest in any Joint Technology, then such Party hereby grants and agrees to grant to the other Party a royalty-free, fully paid-up non-exclusive (subject to the terms of this Agreement, including the licenses granted pursuant to ARTICLE 7 (License Grants)), perpetual, irrevocable license (with the right to grant sublicenses through multiple tiers) under such Joint Technology for any and all purposes.

9.3.                            Exploitation of Joint Technology. Subject to the licenses granted and exclusivity obligations set forth under this Agreement, each Party will exercise its ownership rights in and to any such Joint Technology, including the right to license and sublicense or otherwise to exploit, transfer or encumber its ownership interest, without an accounting or obligation to, or consent required from, the other Party. To the extent any further consent is required to enable a Party to so license or exploit its interest in the Joint Technology, the other Party will grant consent promptly upon request. Each Party will require its employees (or Third Party(ies) performing Research Activities on its behalf) to assign to such Party any Invention made, conceived, discovered or otherwise generated by such employees (or such Third Party(ies)) and to cooperate with such Party in connection with obtaining patent protection therefor.

9.4.                            Disclosure.  Each Party will promptly disclose to the other Party all Inventions within the Joint Technology, Janssen will promptly disclose to Morphic all Morphic Platform Inventions and Morphic will promptly disclose to Janssen all Inventions made in the course of activities conducted pursuant to this Agreement, in each case, that such Party develops or invents, whether solely or jointly with others (in any event, prior to the filing of any patent application with respect to such Inventions), including all invention disclosures or other similar documents submitted to such Party by its or its Affiliates’ employees, agents, or independent contractors relating thereto.  Each Party will also promptly respond to reasonable requests from the other Party for additional information relating thereto.

9.5.                            Joint Research Agreement.  This Agreement is a joint research agreement in accordance with 35 U.S.C. §103(c)(3) to develop and commercialize Compounds or Products.  Neither Party is required by this reference to have any Patent take advantage of or become subject to such §103(c)(3) except in accordance with the provisions of ARTICLE 10 (Patent Prosecution and Maintenance) regarding the Prosecution and Maintenance of such Patent.

9.6.                            Trademarks.  Janssen will, in its sole discretion, select and own all Trademarks used in connection with the Exploitation of Products.

10.                               PATENT PROSECUTION AND MAINTENANCE.

10.1.                     Morphic Prosecution and Maintenance of Patents. During the Research Term for each Research Program and until the date, if any, on which Janssen exercises

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an Option for a Research Program in accordance with Section 3.2 (Option Exercise)(the “Prosecution Term”), Morphic will be responsible for the Prosecution and Maintenance of those Morphic Patents and those Joint Patents that Cover Compounds or Products that are the subject of such Research Program or under which a Party practices in the performance of the Research Activities for such Research Program.  During the Prosecution Term, Morphic will file or cause to be filed, and prosecute or cause to be prosecuted to allowance or final rejection all Morphic Patents and Joint Patents in at least those countries listed on Schedule 10.1 (the “Jurisdictions”).  At all times during the Term, Morphic will be responsible for the Prosecution and Maintenance of the Morphic Platform Patents and Morphic Platform and Product Patents (together with all other Patents described in this Section 10.1 (Morphic Prosecution and Maintenance of Patents) during the Prosecution Term, the “Morphic Prosecuted Patents”).

10.2.                     Janssen Input.  Within [***] after the filing in the United States of an application within the Morphic Patents or a Joint Patent, Morphic will provide Janssen a written request inquiring in which countries or regions Janssen would desire Morphic to file a corresponding international application, in addition to the Jurisdictions.  Janssen will so notify Morphic within [***] after such notice of which countries or regions Janssen would desire Morphic to file a corresponding international application.  If Morphic does not desire to file such an international application in a country or region outside the Jurisdictions so requested by Janssen, then Morphic will so notify Janssen and then Janssen will have the option to request that Morphic file such international application in such countries or regions outside the Jurisdictions.  Morphic will file such international applications in such countries or regions outside the Jurisdictions, and Janssen will reimburse Morphic for its out-of-pocket expenses in Prosecuting and Maintaining such requested international patent applications.  Janssen, however, will have sole discretion and decision-making authority over whether to discontinue any Prosecution and Maintenance of such requested international patent applications in those countries or regions outside the Jurisdictions, upon [***] written notice to Morphic.

10.3.                     Information Sharing.  Upon Janssen’s reasonable request during the Term, Morphic will provide to Janssen: (a) copies of or access to all relevant patent applications included in the Morphic Prosecuted Patents; (b) copies of or access to any existing prior art searches for such applications; and (c) copies of or access to all correspondence to and from the U.S. Patent and Trademark Office and foreign patent offices for such applications.

10.4.                     Review and Consult.  Janssen will have the right to consult with Morphic regarding the content of the patent applications included in the Morphic Prosecuted Patents in advance of filing thereof with any patent authority, prior art searches and correspondence and to comment thereon to Morphic, or at Morphic’s request, to Morphic’s designated outside counsel, and Morphic will provide Janssen with all material correspondence received from any patent authority in connection therewith. In addition, Morphic will provide Janssen with drafts of proposed

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material filings and correspondence to any patent authority in connection with the Prosecution and Maintenance of any Morphic Prosecuted Patent for Janssen’s review and comment prior to the submission of such proposed filings and correspondence. Morphic will consider in good faith all such comments offered by Janssen and will incorporate such comments where appropriate.

10.5.                     Janssen Prosecution and Maintenance of Patents.  Janssen will be solely responsible for the Prosecution and Maintenance of all Janssen Patents. Following the exercise of an Option for a Research Program in accordance with Section 3.2 (Option Exercise), Janssen will be responsible for the Prosecution and Maintenance of all Joint Patents, Assigned Product-Specific Patents and Morphic Platform and Product Patents that Cover any Licensed Compound or Product that is the subject of such Research Program (together with any Janssen Patents, the “Janssen Prosecuted Patents” and the applicable Patents that were previously Morphic Prosecuted Patents will thereafter become Janssen Prosecuted Patents for purposes of this Agreement). Notwithstanding anything to the contrary set forth in this Agreement, Morphic may file applications claiming priority to such Morphic Platform and Product Patents, including divisionals, continuations or continuations in part, in each case, solely in the event such applications do not include any claims that Cover (a) any Licensed Compound or Product incorporating any such Licensed Compound that is the subject of such Research Program, (b) any composition (e.g., a pharmaceutical composition) containing any such Licensed Compound or Product, (c) any use or a method of using any such Licensed Compound, Product or composition or (d) any method for Manufacturing any such Licensed Compound, Product or composition.  Morphic will execute such documents and perform such acts as may be reasonably necessary to allow Janssen to initiate or continue such Prosecution and Maintenance of the Janssen Prosecuted Patents at Janssen’s sole expense.  Janssen may cease Prosecution and Maintenance of any Janssen Prosecuted Patent on a country-by-country basis in the Territory by providing written notice to Morphic.  If Janssen elects to cease Prosecution and Maintenance of any Janssen Prosecuted Patent in a country, then Morphic, at its sole discretion and cost, may continue Prosecution and Maintenance of such Janssen Prosecuted Patent in such country in Morphic’s name.  In addition, Janssen will provide Morphic with drafts of proposed material filings and correspondence to any patent authority in connection with the Prosecution and Maintenance of any Morphic Platform and Product Patent, Joint Patent or Assigned Product-Specific Patent for Morphic’s review and comment prior to the submission of such proposed filings and correspondence. In no event, however, will Janssen have any obligation to incorporate such comments offered by Morphic.

10.6.                     Cooperation.  Each Party will reasonably cooperate with the other Party in the filing, Prosecution and Maintenance of the Morphic Patents and Joint Patents pursuant to this Agreement.  Such cooperation includes promptly executing all documents, or requiring inventors, Subcontractors, employees, former employees (to the extent reasonably available) and consultants and agents to execute all

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documents, as reasonable and appropriate so as to enable the Prosecution and Maintenance of any such Patents in any country. Notwithstanding Janssen’s right to Prosecute and Maintain the Janssen Prosecuted Patents or Morphic’s right to Prosecute and Maintain the Morphic Prosecuted Patents, the Parties will, and will cause their Affiliates to, cooperate and implement reasonable patent filing and prosecution strategies (including filing divisionals, continuations or otherwise) so that, to the extent reasonable and feasible, Product-Specific Patents and Morphic Platform Patents are pursued in mutually exclusive patent applications to avoid the creation of Morphic Platform and Product Patents where reasonably practicable. In addition, Janssen will Prosecute and Maintain the Morphic Platform and Product Patents in accordance with Section 10.5 (Janssen Prosecution and Maintenance of Patents) using nationally recognized outside counsel that is mutually acceptable to each Party.

10.7.                     No Attorney-Client Privilege.  For the avoidance of doubt, nothing in this ARTICLE 10 (Patent Prosecution and Maintenance) is deemed to create an attorney-client relationship between Janssen’s in-house counsel and Morphic or between outside counsel representing Janssen and Morphic.

11.                               ENFORCEMENT OF INTELLECTUAL PROPERTY.

11.1.                     Notification.  If either Party becomes aware of any existing or threatened infringement or misappropriation of any Morphic Patent, Janssen Patent, Joint Patent, Morphic Know-How, Janssen Know-How or Joint Know-How in the Field in the Territory by a Third Party with respect to a Compound or Product or the Exploitation thereof (a “Competitive Infringement”), then such Party will promptly notify the other Party in writing to that effect and the Parties will consult with each other regarding any actions to be taken with respect to such Competitive Infringement.  For the avoidance of doubt, the term “Competitive Infringement” includes any counterclaims alleging that a Morphic Patent, Janssen Patent or Joint Patent is invalid or unenforceable or that a product or process does not infringe or misappropriate a Morphic Patent, Janssen Patent, Joint Patent, Morphic Know-How, Janssen Know-How or Joint Know-How.

11.2.                     Enforcement Actions.

11.2.1.                         Before Option Exercise. During the Option Period with respect to a Research Program, Morphic will have the sole right, but not the obligation, to bring and control any legal action to enforce any Morphic Patents or Joint Patents that Cover, and any Morphic Know-How or Joint Know-How that relate to, any Compound or Product that is the subject of such Research Program against any Competitive Infringement in the Territory as it reasonably determines appropriate, and Morphic will consider in good faith the interests of Janssen in such enforcement of such Patents. Janssen will provide reasonable cooperation to Morphic in connection with such legal action in the Territory, including by promptly supplying or

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executing all papers and instruments, or requiring its employees to supply or execute such papers and instruments, as may be necessary for purposes of initiating and pursuing such legal action in the Territory.

11.2.2.                         After Option Exercise.  Following Janssen’s exercise of an Option with respect to a Research Program pursuant to Section 3.2 (Option Exercise), Janssen will have (i) the sole right, but not the obligation, to bring and control any legal action to enforce any Assigned Product-Specific Patents and (ii) the first right, but not the obligation, to bring and control any legal action to enforce any Morphic Platform and Product Patents, Product-Specific Patents or Joint Patents, in each case ((i) and (ii)), that Cover any Licensed Compound or Product that is the subject of such Research Program against any Competitive Infringement in the Territory as it reasonably determines appropriate, and Janssen will consider in good faith the interests of Morphic in such enforcement of such Patents. If Janssen fails to commence enforcement of any Morphic Platform and Product Patents, Product-Specific Patents or Joint Patents, in each case, that are not Assigned Product-Specific Patents against a Competitive Infringement in the Territory within a period of [***] after a request from Morphic to do so, then Morphic may bring and control any legal action in the Territory to enforce any Morphic Platform and Product Patents, Product-Specific Patents or Joint Patents, in each case, that are not Assigned Product-Specific Patents and that Cover the applicable Product against such Competitive Infringement and Janssen will provide reasonable cooperation to Morphic in connection with such legal action in the Territory, including by promptly supplying or executing all papers and instruments, as may be necessary for the purposes of initiating and pursuing such legal action in the Territory.

11.2.3.                         Settlement.  With respect to any legal action identified above in this Section 11.2 (Enforcement Actions), the Party controlling such action will have the right to settle or otherwise dispose of such action on such terms as such Party reasonably determines appropriate. Notwithstanding the foregoing, no such settlement or other disposition will (a) impose any monetary restriction or obligation on or admit fault of the other Party or (b) adversely affect the other Party’s rights under this Agreement to any such Patent or Know-How then being enforced or defended, including any abandonment or intentional failure to maintain such Patent then being enforced or defended, in each case ((a) and (b)), without the prior written consent of the other Party.

11.3.                     Patent Listing.  Janssen will have the full and exclusive right, in its sole discretion, to determine and control the listing of any Patent (including any Morphic Patent or Joint Patent) in the then-current edition of the United States Food and Drug Administration publication “Approved Drug Products with Therapeutic Equivalence Evaluations” (the “Orange Book”) in connection with the Regulatory Approval of

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any Product, or in equivalent patent listings in any other country within the Territory.

11.4.                     Enforcement of Listed Patents.  The provisions of Section 11.2 (Enforcement Actions) notwithstanding, the following will apply with respect to any notification provided by a Third Party to Morphic or Janssen under 21 U.S.C. § 355(j)(2)(B) making a certification described in 21 U.S.C. §355(j)(2)(A)(vii)(IV) with respect to any Patent jointly or solely owned by Morphic that is listed in the Orange Book for a Product and with respect to equivalent actions in the United States or in any other country within the Territory (a “Paragraph IV Certification”):

11.4.1.                         The Party receiving a Paragraph IV Certification will, without any avoidable delay and in any case within five Business Days after receiving such a Paragraph IV Certification, notify the other Party in writing and will attach a copy of the Paragraph IV Certification to such notification. Janssen will have the sole right to determine a course of action with respect to any such proceedings, including negotiation of an offer of confidential access, and Morphic will cooperate fully with Janssen with respect to such course of action at Janssen’s expense.

11.4.2.                         Janssen will have the right, but not the obligation, in its sole discretion, to initiate any infringement proceeding as a result of the Paragraph IV Certification with respect to a Product, including the commencement of a patent infringement action under 35 U.S.C. § 271(e)(2)(A), or under an equivalent statute or regulation within any other country in the Territory (a “Paragraph IV Proceeding”). Any such Paragraph IV Proceeding commenced by Janssen under this Section 11.4 (Enforcement of Listed Patents) will be conducted in accordance with the provisions of Section 11.2 (Enforcement Actions). Morphic will reasonably assist Janssen in any such Paragraph IV Proceeding, at Janssen’s expense.

11.5.                     Recoveries.  Any recoveries resulting from an enforcement action pursuant to Section 11.2 (Enforcement Actions) or Section 11.4 (Enforcement of Listed Patents) will be first applied against payment of each Party’s costs and expenses in connection therewith. Any such recoveries in excess of such costs and expenses will be shared as follows: [***] of all such recoveries shall be paid to the Party initiating such suit, action or proceeding and [***] of all such recoveries shall be paid to the other Party.

11.6.                     Patent Term Restoration.  The Parties will cooperate with each other in obtaining patent term restoration or supplemental protection certificates or their equivalents in any country in the Territory where applicable to Morphic Patents and Joint Patents.

11.7.                     Third Party Claims.  Each Party will promptly inform the other Party in writing if such Party receives written, or otherwise becomes aware, of alleged infringement,

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misappropriation, or other violation of a Third Party’s Intellectual Property based upon Morphic’s performance of its obligations or exercise of its rights hereunder.  Except as otherwise set forth under this Agreement (including under Section 8.9.1(a) (Morphic Research Activities) and Section 13.3 (Indemnification)), Morphic will have the sole right to defend against any such claim brought against it.  Morphic will keep Janssen advised of all material developments in the conduct of any proceedings in defending any claim of alleged infringement, misappropriation, or other violation related to any Compounds, Products or Morphic Research Activities and will reasonably cooperate with Janssen in the conduct of such defense.  In no event may Morphic settle any such infringement, misappropriation, or other violation claim in a manner that would (a) impose any monetary restriction or obligation on or admit fault of Janssen or (b) adversely affect Janssen’s rights under this Agreement, including any abandonment or intentional failure to maintain any Patent, in each case ((a) and (b)), without the prior written consent of Janssen.

12.                               CONFIDENTIALITY.

12.1.                     Confidential Information.

12.1.1.                         Confidential Information.  The term “Confidential Information” means all Know-How or material in tangible form disclosed by a Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) in connection with the course and conduct of activities under this Agreement, including Know-How related to the Disclosing Party’s current, future and proposed compounds, compositions, and biological materials.  Each Party will be considered a Disclosing Party and a Receiving Party with regard to Joint Know-How and the terms of this Agreement. All reports provided by Morphic to Janssen under Section 2.8 (Research Reports), all reports provided by Janssen to Morphic under Section 5.3 (Development Reports) and all information provided by Janssen to Morphic under Section 8.12 (Reports) will each be the Confidential Information of Janssen. Notwithstanding any other provisions herein, Confidential Information does not include information which, to the extent the Receiving Party can prove by competent evidence,

(a)                   was known to Receiving Party or any of its Affiliates prior to the time of disclosure;

(b)                   is at the time of disclosure hereunder or later becomes public knowledge through no fault or omission of Receiving Party or any of its Affiliates;

(c)                    is obtained by Receiving Party or any of its Affiliates from a Third Party under no obligation of confidentiality to Disclosing Party; or

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(d)                   has been independently developed by employees, subcontractors, consultants or agents of Receiving Party or any of its Affiliates without the aid, application or use of Disclosing Party’s Confidential Information, as evidenced by contemporaneous written records.

12.1.2.                         Restrictions.  During the Term and for [***] thereafter, Receiving Party will take reasonable steps to keep all Disclosing Party’s Confidential Information in confidence with at least the same degree of care with which Receiving Party holds its own confidential information and in any event no less than a reasonable degree of care.  Except as otherwise permitted under this Agreement, Receiving Party will not use Disclosing Party’s Confidential Information except in connection with the performance of its obligations and exercise of its rights under this Agreement.  Receiving Party has the right to disclose Disclosing Party’s Confidential Information without Disclosing Party’s prior written consent, to the extent and only to the extent reasonably necessary, to its Affiliates and its and their respective employees, subcontractors, consultants or agents who have a need-to-know such Confidential Information in order to perform its obligations and exercise its rights under this Agreement and who are required to comply with the restrictions on use and disclosure in this Section 12.1.2 (Restrictions).  Receiving Party will use reasonable efforts to cause those entities and persons to comply with the restrictions on use and disclosure in this Section 12.1.2 (Restrictions).  Receiving Party assumes responsibility for those entities and persons maintaining Disclosing Party’s Confidential Information in confidence and using same only for the purposes described herein.

12.1.3.                         Permitted Disclosures.  Receiving Party may disclose Disclosing Party’s Confidential Information to the extent (and only to the extent) such disclosure is reasonably necessary in the following instances:

(a)                   in order to comply with Applicable Law (including any securities law or regulation or the rules of a securities exchange) or with a legal or administrative proceeding;

(b)                   in connection with prosecuting or defending litigation, regulatory approval and other regulatory filings and communications, and filing, prosecuting and enforcing Patents in connection with Receiving Party’s rights and obligations pursuant to this Agreement; and

(c)                    in connection with exercising its rights hereunder, to (i) its Affiliates; (ii) potential and future collaborators (including Sublicensees and Third Party licensees and sublicensees); (iii) permitted actual or potential acquirers or assignees; and (iv) investment bankers, investors and lenders;

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provided that (A) with respect to sub-sections (c)(i) and (c)(ii) above, where reasonably possible, Receiving Party will notify Disclosing Party of Receiving Party’s intent to make any disclosure pursuant thereto sufficiently prior to making such disclosure so as to allow Disclosing Party adequate time to take whatever action it may deem appropriate to protect the confidentiality of the information to be disclosed, and (B) with respect to Section (c), each of those named people and entities agree in writing to comply with restrictions on use and disclosure of the Disclosing Party’s Confidential Information that are no less restrictive than the restrictions set forth in this ARTICLE 12 (Confidentiality).

12.2.                     Return of Confidential Information.  Upon the expiration or termination of this Agreement, the Receiving Party will return (or, as directed by the Disclosing Party, destroy) all Confidential Information of the Disclosing Party to the Disclosing Party that is in the Receiving Party’s possession or control (other than any Confidential Information required to continue to exercise a Party’s rights that survive termination of this Agreement), provided, however, copies may be retained and stored solely for the purpose of determining its obligations under this Agreement, subject to the non-disclosure and non-use obligation under this ARTICLE 12 (Confidentiality).  In addition, the Receiving Party will not be required to return or destroy Confidential Information contained in any computer system back-up records made in the ordinary course of business; provided that such Confidential Information may not be accessed without the Disclosing Party’s prior written consent or as required by Applicable Law.

12.3.                     Publications.  Morphic may not publish the results from any Research Activities for a Research Program (a) prior to the expiration of the Option Period for the applicable Research Program or (b) at any time during the Term with respect to any Research Program for which Janssen has exercised an Option in accordance with Section 3.2 (Option Exercise), in each case ((a) and (b)), without Janssen’s prior written consent, which consent Janssen may withhold for any reason. After the expiration of the Option Period for a Research Program with respect to which Janssen did not exercise an Option in accordance with Section 3.2 (Option Exercise), Morphic may publish results from the Morphic Research Activities conducted for such Research Program, provided that Morphic first gives Janssen a [***] period prior to the submission for publication of any abstract, manuscript, poster, slide presentation or other proposed publication material to review such material so that Janssen can ensure that no Janssen Confidential Information is included therein without its permission.  Janssen reserves the right to have any of its Confidential Information deleted from such proposed publication material prior to Morphic’s submission for publication.  Further, if requested by Janssen, Morphic will delay submission of any such proposed publication material for an additional [***] to allow Janssen to seek patent protection for any invention disclosed or referenced therein to which Janssen has any ownership interest.  Morphic will acknowledge Janssen’s contributions in any such publication unless otherwise instructed by Janssen.

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12.4.                     Terms of this Agreement; Publicity.

12.4.1.                         Restrictions. Notwithstanding anything to the contrary set forth in this Agreement, upon execution of this Agreement each Party may issue a press release announcing the existence of this Agreement in the form attached hereto as Schedule 12.4.1 (Press Release) applicable to each Party.  Upon exercise of an Option with respect to any Research Program, the Parties may issue a press release announcing such exercise in a form and substance to be agreed by the Parties in writing.  Except as required by Applicable Law, legal process or stock exchange rules, each Party will not issue any other press release or public statement disclosing information relating to this Agreement or the transactions contemplated hereby or the terms hereof without the prior written consent of the other Party.

12.4.2.                         Use of Names or Trademarks.  Neither Party will use the name, physical likeness, employee names or Trademarks of the other Party for any purpose without the prior written consent of the other Party, other than as necessary to prepare necessary filings with any Securities and Exchange Commission or comply with the regulations of any such commission, or other regulations applicable to the public sale of securities, including preparing proxy statements or prospectuses.  Nothing contained herein will be construed as granting either Party any rights or license to use any of the other Party’s Trademarks without separate, express written permission of the owner of such Trademark.

13.                               REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION; DISCLAIMERS.

13.1.                     Representations, Warranties and Covenants.

13.1.1.                         Mutual Representations and Warranties as of the Effective Date.  Each Party represents and warrants to the other Party as of the Effective Date that:

(a)                   it is duly organized, validly existing and in good standing under the Applicable Law of the jurisdiction of its incorporation and has all requisite corporate power and authority to enter into this Agreement and to perform its obligations, in each case, under this Agreement;

(b)                   it has the legal right and power to enter into this Agreement, to extend the rights and licenses granted or to be granted to the other in this Agreement, and to fully perform its obligations hereunder;

(c)                    the performance of this Agreement by such Party does not create a breach or default under any other agreement to which it is a Party;

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(d)                   the execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, nor violate any Applicable Law or regulation of any Governmental Authority; and

(e)                    it has obtained all necessary government authorizations, consents, approvals, licenses, exemptions of or filings or registrations with Governmental Authorities, under any Applicable Law currently in effect, that are or will be necessary for the transactions contemplated by this Agreement or any other agreement or instrument executed in connection herewith, or for the performance by it of its obligations under this Agreement.

13.1.2.                         Morphic Representations and Warranties as of the Effective Date.  In addition to the representations and warranties made by Morphic above and elsewhere in this Agreement, Morphic hereby represents and warrants to Janssen as of the Effective Date that:

(a)                   it has the full right, power and authority to grant all the right, title and interest in the licenses and Options granted or to be granted to Janssen under this Agreement;

(b)                   (i) Schedule 1.108 (Morphic Patents as of the Effective Date) sets forth a complete and accurate list of all Patents existing as of the Effective Date that are owned or Controlled by Morphic or any of its Affiliates and necessary or useful to (A) perform the Research Activities, or (B) Exploit any Compound or Product, (ii) Morphic owns or otherwise Controls all (A) Patents listed on Schedule 1.108 (Morphic Patents as of the Effective Date) and (B) Know-How related to the Morphic Platform and (iii) except as otherwise noted on Schedule 1.108 (Morphic Patents as of the Effective Date), Morphic exclusively owns all rights, title, and interests in and to such Patents, and where Morphic does not exclusively own any such Patent, Schedule 1.108 (Morphic Patents as of the Effective Date) identifies the Third Party owner of such Patent and the Existing In-License pursuant to which Morphic Controls such Patent;

(c)                    other than any Know-How licensed to Morphic under the CMCC License Agreement, the Morphic Know-How as of the Effective Date constitutes all of the Know-How owned, Controlled or held for use by Morphic or any of its Affiliates that is necessary or useful to (i) perform the Research Activities or (ii) Exploit any Compound or Products as contemplated by this Agreement (other than any Morphic Know-How made, conceived, discovered or otherwise

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generated by Morphic in the course of performing Morphic Research Activities under this Agreement);

(d)                   there is no pending litigation, or litigation that has been threatened in writing, that alleges, or any written communication alleging, that the practice by or on behalf of Morphic of the Morphic Technology or the Morphic Platform prior to the Effective Date has infringed, misappropriated or otherwise violated, or would infringe, misappropriate, or otherwise violate, any of the Intellectual Property of any Third Party;

(e)                    there are no claims, judgments or settlements against or pending, or amounts with respect thereto, owed by Morphic or any of its Affiliates, with respect to the Morphic Technology or the Morphic Platform, and Morphic has not received written notice threatening any such claims, judgments, or settlements;

(f)                     to Morphic’s Knowledge, practice by or on behalf of Morphic or Janssen under the Morphic Technology or Morphic Platform or the Exploitation by or on behalf of Morphic or Janssen (or their respective Affiliates or sublicensees) of any Compound or Product, in each case, as contemplated under this Agreement, does not and will not infringe any issued patent of any Third Party or, if and when issued, any claim within any published patent application of any Third Party;

(g)                    no Third Party has challenged the ownership, scope, duration, validity, enforceability, priority, or right to practice under any Morphic Patents or the Patents Covering the Morphic Platform (including, by way of example, through the institution of or written threat of institution of interference, inter partes review, reexamination, protest, opposition, nullity, or similar invalidity proceeding before the U.S. Patent and Trademark Office or any foreign patent authority or court);

(h)                   to Morphic’s Knowledge, no Third Party is infringing, misappropriating or otherwise violating, or threatening to infringe, misappropriate, or otherwise violate the Morphic Technology or the Morphic Platform;

(i)                       all fees required to be paid by Morphic in any jurisdiction in order to maintain the Morphic Patents and the Patents Covering the Morphic Platform have been timely paid and the Morphic Patents are valid, subsisting and, to Morphic’s Knowledge, enforceable;

(j)                      Morphic has not previously assigned, transferred, conveyed or granted any license or other rights under the Morphic Technology in

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any way that would conflict with or limit the scope of any of the rights or licenses granted to Janssen hereunder;

(k)                   Morphic’s rights, title and interests to all the Morphic Technology are free of any lien or security interest;

(l)                       Morphic has obtained, or caused its Affiliates, as applicable, to obtain, assignments from the inventors of all inventorship rights to the Morphic Patents and the Patents Covering the Morphic Platform, and all such assignments are valid and enforceable;

(m)               the inventorship of the Morphic Patents is properly identified on each issued patent or patent application in the Morphic Patents;

(n)                   there are no Third Party agreements pursuant to which Morphic Controls any of the Morphic Technology or Morphic Platform or any Compound;

(o)                   No Third Party has any rights, title or interests in or to, or any license under, any of the Morphic Technology or Morphic Platform;

(p)                   no written notice of default or termination has been received or given under any agreement pursuant to which Morphic Controls any Morphic Technology or Patents Covering or Know-How related to the Morphic Platform, including under any Existing In-License, and there is no act or omission by Morphic or its Affiliates that would provide a right to terminate any such agreement;

(q)                   Morphic and its Affiliates have taken commercially reasonable measures consistent with industry practices to protect the secrecy, confidentiality and value of all Morphic Know-How that constitutes trade secrets under Applicable Law (including requiring all employees, consultants, and independent contractors to execute binding and enforceable agreements requiring all such employees, consultants, and independent contractors to maintain the confidentiality of such Morphic Know-How) and such Morphic Know-How has not been used, disclosed to or discovered by any Third Party except pursuant to such confidentiality agreements and there has not been a breach by any party to such confidentiality agreements;

(r)                      the Morphic Technology has not been created pursuant to, and are not subject to, any funding agreement with any Governmental Authority or any Third Party, and are not subject to the requirements of the Bayh-Dole Act or any similar provision of any Applicable Law;

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(s)                     Morphic (i) is not excluded from, and has not been convicted of any crime or engaged in any conduct that could result in exclusion from, participation in any state or federal healthcare program, as defined in 42 U.S.C. §1320a-7b(f), for the provision of items or services for which payment may be made by a federal healthcare program, (ii) has not contracted with any employee, contractor, agent, or vendor to perform work under this Agreement who is excluded from participation in any state or federal healthcare program and (iii) is not subject to a final adverse action, as defined in 42 U.S.C.§ 1320a-7a(e) and 42 U.S.C. § 1320a-7a(g), and has no adverse action pending or threatened against it; and

(t)                      Morphic is in compliance with all Applicable Law, including the federal anti-kickback statute (42 U.S.C. § 1320a-7b), the related safe harbor regulations, and the Limitation on Certain Physician Referrals, also referred to as the “Stark Law” (42 U.S.C. § 1395nn).

13.1.3.                         Morphic Covenants.  Morphic covenants to Janssen that:

(a)                   Morphic will retain the full right, power and authority to grant all the right, title and interest in the licenses and Options granted or to be granted to Janssen under this Agreement;

(b)                   Morphic will not (i) assign, transfer, convey or grant any license or other rights to its rights, title and interests in or to the Morphic Technology or (ii) incur or permit to exist, with respect to any Morphic Technology, any lien, encumbrance, charge, security interest, mortgage, liability, grant of license to Third Parties or other restriction (including in connection with any indebtedness), in each case of clauses (i) and (ii), in any manner that would conflict with or limit the scope of any of the rights or licenses granted to Janssen hereunder (including any Option rights granted hereunder);

(c)                    Morphic will not license, sell, assign or otherwise transfer to any Third Party rights under any Morphic Technology (or agree to do any of the foregoing) to Exploit one or more compounds that are designed and intended to modulate, bind to or target (i) any Target or (ii) solely with respect to any Replacement Target MoA, any Target with a Mechanism of Action that is the same as the Mechanism of Action for such Replacement Target MoA;

(d)                   Morphic will, and will so cause its Affiliate to, (i) remain in compliance in all respects with and (ii)  not, without Janssen’s written consent, amend in a manner that adversely affects the rights granted to Janssen hereunder or Morphic’s ability to fully perform its obligations hereunder, in each case ((i) and (ii)), any Third Party agreements

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entered into by Morphic during the Term pursuant to which Morphic Controls any Morphic Technology or Compound or the Morphic Platform (the “In-Licenses”). Morphic will provide prompt notice to Janssen of any alleged breach or default of any In-License. If Janssen makes any payments to a Third Party in connection with the cure or other resolution of such alleged breach or default or Morphic, then, notwithstanding anything to the contrary set forth in this Agreement, Janssen may credit the full amount of such payments against any milestone payments, royalties or other amounts payable to Morphic under this Agreement;

(e)                    Morphic will, and will ensure that its Affiliates, Sublicensees and Subcontractors obtain written agreements from any and all Persons involved in or performing any Research Activities by or on behalf of Morphic that assign such Persons’ rights, title and interests in and to any Morphic Technology or Results to Morphic prior to any such person performing such activities;

(f)                     during the Research Term, Morphic will maintain sufficient resources to perform the Research Activities for which it is responsible under this Agreement in accordance herewith; and

(g)                    Morphic will not, and will so cause its Affiliates not to, directly or indirectly, sue, assert any claim or counterclaim against, or otherwise participate in any action or proceeding against Janssen or its Affiliates or their respective sublicensees in any case involving the Exploitation of any product (other than any Product) that claims or otherwise asserts that Janssen or its Affiliates or their respective sublicensees is or are liable for infringing any Morphic Platform and Product Patents made, conceived, discovered or otherwise generated by Janssen, its Affiliates or its agents (whether solely or jointly with Morphic, its Affiliates or its agents) in the performance of activities under this Agreement (the “Covenant Patents”). Janssen and each of its Affiliates and their respective sublicensees that is not party to this Agreement is a third party beneficiary of this Section 13.1.3(g).  If Morphic or any of its Affiliates sells, assigns, exclusively licenses, transfers or otherwise grants any right under any Covenant Patent to a Third Party, then Morphic or such Affiliate, as applicable, will require such purchaser, assignee, licensee or transferee to agree in writing to be bound by the same covenant to the same extent as made by Morphic and its Affiliates in this Section 13.1.3(g).

13.2.                     Disclaimers.

13.2.1.                         DISCLAIMER OF WARRANTIES.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, NEITHER PARTY MAKES ANY

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REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN PARTICULAR, JANSSEN DOES NOT MAKE ANY REPRESENTATION OR EXTEND ANY WARRANTY THAT THE COMPOUNDS OR PRODUCTS WILL BE SUCCESSFULLY DEVELOPED OR COMMERCIALIZED.

13.2.2.                         LIMITATION OF LIABILITY. EXCEPT FOR DAMAGES RESULTING FROM BREACHES OF SECTION 2.13 (EXCLUSIVITY), ARTICLE 12 (CONFIDENTIALITY), OR ANY REPRESENTATIONS OR WARRANTIES CONTAINED IN SECTION 13.1.2(b) (MORPHIC REPRESENTATION AND WARRANTIES AS OF THE EFFECTIVE DATE), OR INDEMNIFIABLE CLAIMS UNDER SECTION 13.3 (INDEMNIFICATION), IN NO EVENT WILL EITHER PARTY HAVE ANY CLAIMS AGAINST OR LIABILITY TO THE OTHER PARTY WITH RESPECT TO ANY INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES (INCLUDING ANY CLAIMS FOR LOST PROFITS OR REVENUES) ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT UNDER ANY THEORY OF LIABILITY, EVEN IF SUCH PARTY HAS BEEN INFORMED OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES.

13.3.                     Indemnification.

13.3.1.                         Indemnification by Morphic.  Morphic will indemnify, defend and hold harmless Janssen and its Affiliates, and their respective directors, officers, employees and agents (each, a “Janssen Indemnitee”), against any and all liabilities, losses, damages and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Liabilities”) made by a Third Party (a “Third Party Claim”) to the extent arising from or relating to, directly or indirectly:

(a)                   the gross negligence, recklessness or wrongful intentional acts or omissions of Morphic in the course of performing activities under this Agreement;

(b)                   the breach by Morphic of any warranty, representation or covenant of Morphic under this Agreement;

(c)                    any claim that the practice of the Morphic Platform or the performance of the Morphic Research Activities, in each case, as set forth in the applicable Research Plan infringes, misappropriates or otherwise violates any Intellectual Property owned or possessed by any Third Party; or

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(d)                   any claims of any nature arising out of (i) any Exploitation of any Compound or Product by or on behalf of Morphic prior to the Effective Date or after the effective date of termination of this Agreement, or (ii) any Morphic Research Activities performed by or on behalf of Morphic (excluding those Morphic Research Activities performed by or on behalf Janssen).

Morphic’s indemnification obligations pursuant to this Section 13.3.1 (Indemnification by Morphic) will not apply to the extent that the applicable Liabilities arise directly or indirectly from the negligence, recklessness or wrongful intentional acts or omissions of any Janssen Indemnitee or the breach by Janssen of any warranty, representation or covenant made by Janssen in this Agreement.

13.3.2.                         Indemnification by Janssen.  Janssen will indemnify, defend and hold harmless Morphic and its Affiliates, and their respective directors, officers, employees and agents (each, a “Morphic Indemnitee”), against any Third Party Claim to the extent arising from:

(a)                   the gross negligence, recklessness or wrongful intentional acts or omissions of Janssen in the course of performing activities under this Agreement;

(b)                   the breach by Janssen of any warranty, representation or covenant of Janssen under this Agreement;

(c)                    any claims of any nature arising out of the Exploitation of any Compound or Product by or on behalf of Janssen (other than by any Morphic Indemnitee), other than claims for which Morphic is required to indemnify Janssen pursuant to Section 13.3.1 (Indemnification by Morphic); or

(d)                   except for any claims with respect to which Morphic is required to indemnify any Janssen Indemnitee pursuant to Section 13.3.1(c), any claims of any nature arising out of (i) any Exploitation of any Product by or on behalf of Janssen after the effective date of termination of this Agreement, or (ii) any Research Activities performed by or on behalf of Janssen.

Janssen’s indemnification obligations pursuant to this Section 13.3.2 (Indemnification by Janssen) will not apply to the extent that the applicable Liabilities arise directly or indirectly from the negligence, recklessness or wrongful intentional acts or omissions of any Morphic Indemnitee or the breach by Morphic of any warranty, representation or covenant made by Morphic in this Agreement.

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13.3.3.                         Procedure. If a Party (the “Indemnitee”) intends to claim indemnification under this Section 13.3 (Indemnification), it will promptly notify the other Party (the “Indemnitor”) in writing of any Third Party Claim for which the Indemnitee intends to seek such indemnification.  The failure of the Indemnitee to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action will only relieve the Indemnitor of any obligation to the Indemnitee under this Section with respect to any such action to the extent such failure prejudices the Indemnitor’s ability to defend a Third Party Claim.  The Indemnitee will permit the Indemnitor to control the litigation or settlement of such Third Party Claim and cooperate fully with Indemnitor in all related matters, provided that unless agreed by Indemnitee (a) counsel appointed by Indemnitor to defend Indemnitee will not take any position that if sustained would cause Indemnitee not to be indemnified by Indemnitor and (b) no settlement will involve any terms binding on Indemnitee except payment of money to by paid by Indemnitor.

13.4.                     Insurance.  Morphic will procure and maintain general liability and product liability insurance during the Term of this Agreement and for at least [***] thereafter in an aggregate coverage amount of [***].  Janssen will be named or included as an additional insured under Morphic’s general liability and product liability insurance policy. Such insurance will not be construed to create a limit of Morphic’s liability with respect to its indemnification obligations under Section 13.3 (Indemnification).  Morphic will provide Janssen with written evidence of such insurance upon request and will provide Janssen with written notice at least [***] prior to the cancellation, non-renewal or material change in such insurance that materially adversely affects the rights of Janssen hereunder.

13.5.                     Healthcare Compliance.

13.5.1.                         Anti-Kickback and Stark Compliance.  Morphic will comply with Applicable Law, including the federal anti-kickback statute (42 U.S.C. § 1320a-7b), the related safe harbor regulations, and the Limitation on Certain Physician Referrals, also referred to as the “Stark Law” (42 U.S.C. § 1395nn) in connection with its activities under this Agreement.  Accordingly, no part of any consideration paid hereunder is a prohibited payment for the recommending or arranging for the referral of business or the ordering of items or services; nor are the payments intended to induce illegal referrals of business.

13.5.2.                         Exclusion from Federal Health Care Programs.  Morphic will conduct activities pursuant to this Agreement in accordance with Applicable Law and any applicable regulations regarding Medicare, Medicaid, and other third party-payer programs, if any.  Morphic will not (a) become excluded from, and will not be convicted of any crime or engaged in any conduct that could result in exclusion from, participation in any state or federal

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healthcare program, as defined in 42 U.S.C. §1320a-7b(f), for the provision of items or services for which payment may be made by a federal healthcare program and (b) contract with any employee, contractor, agent or vendor to perform work under this Agreement who is excluded from participation in any state or federal healthcare program.  Morphic will notify Janssen of any final adverse action, discovery of contract with an excluded entity or individual, or exclusion within thirty (30) days of such action and will terminate any such contract effective immediately.

13.5.3.                         No Debarred Individuals.  Morphic will not engage, in any capacity in connection with this Agreement, any person who has been debarred by FDA, is the subject of a conviction described in 21 U.S.C. 335a, or is subject to any similar sanction.  Morphic will promptly inform Janssen in writing if it or any person performing activities under this Agreement is debarred or is the subject of a conviction described in 21 U.S.C. 335a, or if any action, suit, claim, investigation, or legal or administrative proceeding is pending or threatened relating to the debarment of conviction of Morphic or any such person performing activities in connection with this Agreement.  Upon written request from Janssen, Morphic will, within ten (10) days, provide written confirmation that it has complied with the foregoing obligation.

13.5.4.                         Anti-Corruption Laws.  Neither Morphic nor any of its Affiliates will perform any actions in connection with this Agreement that are prohibited by local and other anti-corruption laws (collectively “Anti-Corruption Laws”) that may be applicable to Morphic.  Without limiting the foregoing, neither Morphic nor any of its Affiliates will make any payments, or offer or transfer anything of value, to any government official or government employee, to any political party official or candidate for political office or to any other Third Party related to the transactions contemplated by this Agreement in a manner that would violate Anti-Corruption Laws.

14.                               TERM AND TERMINATION.

14.1.                     Term.  This Agreement is effective as of the Effective Date and unless terminated earlier, will continue in effect on a Research Program-by-Research Program basis until either (a) the date of expiration of the Option Period for a Research Program (if Janssen does not exercise an Option for such Research Program) or (b) if Janssen does exercise an Option for a Research Program, the date on which the Royalty Term has expired in each country in the Territory for all Products that are the subject of such Research Program, and will finally expire upon the expiration of the Royalty Term for the final Product (the “Term”). Notwithstanding the foregoing, if Janssen has not exercised an Option for at least one Research Program before the expiration of the last to expire Option Period for the final Research Program, then the Term will expire upon the expiration of the last to

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expire Option Period. Upon expiration of the Royalty Term for a Product in a country that is the subject of any Research Program for which Janssen has exercised an Option in accordance with Section 3.2 (Option Exercise), the licenses granted from Morphic to Janssen under this Agreement with respect to such Product in such country will become fully-paid, irrevocable and perpetual.

14.2.                     Termination by Janssen for Convenience.  Janssen may terminate this Agreement in its entirety or on a Research Program-by-Research Program or country-by-country basis at any time and in its sole discretion upon sixty (60) days’ advance written notice to Morphic.

14.3.                     Termination for Material Breach.

14.3.1.                         Right to Terminate for Material Breach.

(a)                   Termination by Morphic. Subject to Section 14.3.2 (Disputed Breach), on a Research Program-by-Research Program basis Morphic may terminate this Agreement with respect to a Research Program upon delivery of written notice to Janssen in the event of any material breach of this Agreement by Janssen with respect to such Research Program, provided that such termination will not be effective if such breach has been cured within [***] after written notice thereof is given by Morphic to Janssen specifying the nature of the alleged breach (or, if such default cannot be cured within such first [***] period, such termination will not be effective if such breach has been cured within [***] after such notice if Janssen commences actions to cure such default within such [***] period and thereafter diligently continues such actions).

(b)                   Termination by Janssen.  Subject to Section 14.3.2 (Disputed Breach), on a Research Program-by-Research Program basis Janssen may terminate this Agreement with respect to a particular Research Program upon delivery of written notice to Morphic in the event of any material breach of this Agreement by Morphic with respect to such Research Program, provided that such termination will not be effective if such breach has been cured within [***] after written notice thereof is given by Janssen to Morphic specifying the nature of the alleged breach (or, if such default cannot be cured within such first [***] period, such termination will not be effective if such breach has been cured within [***] after such notice if Morphic commences actions to cure such default within such [***] period and thereafter diligently continues such actions).

14.3.2.                         Disputed Breach.  If the allegedly breaching Party disputes in good faith the existence, materiality, or cure of the applicable material breach and provides written notice of such dispute to the other Party within the

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applicable period set forth above in Section 14.3.1 (Right to Terminate for Material Breach), then the matter will be addressed under the dispute resolution provisions in Section 15.1 (Discussion by Executive Officers; Arbitration), and the termination will not become effective unless and until it has been determined under Section 15.1 (Discussion by Executive Officers; Arbitration) that the allegedly breaching Party is in material breach of any of its obligations under this Agreement and has failed to cure the same.  During the pendency of such a dispute, all of the terms and conditions of this Agreement will remain in effect and the Parties will continue to perform all of their respective obligations hereunder.

14.4.                     Termination for Failure to Determine to Commence Late Lead Optimization Activities. If, within [***] following completion of Lead Optimization Activities for a given Research Program, Janssen does not (a) provide written notice to the JRC indicating that it will commence Late Lead Optimization Activities and (b) commence Late Lead Optimization Activities for such Research Program, then, unless otherwise agreed by the Parties in writing, this Agreement will terminate with respect to such Research Program on the date that is [***] after the completion of Lead Optimization Activities for such Research Program.

14.5.                     Rights in Bankruptcy.

14.5.1.                         Termination Rights.  Either Party may, but is not required to, terminate this Agreement if, at any time, (a) the other Party files in any court or agency pursuant to any statute or regulation of any state, country or jurisdiction, a petition in bankruptcy or insolvency, for reorganization, for an arrangement, or for the appointment of a receiver or trustee of that Party or of its assets, (b) the other Party proposes a written Agreement of composition or extension of its debts, (c) the other Party is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition will not be dismissed within sixty (60) days after the filing thereof, (d) the other Party proposes or is a Party to any dissolution or liquidation or (e) the other Party makes an assignment for the benefit of its creditors.

14.5.2.                         Rights in Bankruptcy.  All rights and licenses granted under or pursuant to this Agreement by one Party to the other are, and will otherwise be deemed to be, for all purposes of Section 365(n) of Title 11 of the U.S. Bankruptcy Code (“Title 11”), licenses of rights to “intellectual property” as defined in Section 101 of Title 11.  Each Party agrees that the other Party, as a licensee of intellectual property under this Agreement, will retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code.  In the event that a case under Title 11 is commenced by or against either Party (the “Bankrupt Party”), the other Party will have all of the rights set forth in Section 365(n) of Title 11 to the maximum extent permitted thereby.  Without limiting the Party’s rights under Section 365(n) of Title 11, if a case under Title 11 is commenced by or against the

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Bankrupt Party, the Parties further agree that, in the event of a rejection of this Agreement by either Party (for purposes of this Section 14.5.2 (Rights in Bankruptcy), the “licensor”) in any bankruptcy proceeding by or against the licensor under the U.S. Bankruptcy Code, (a) the other Party (for purposes of this Section 14.5.2 (Rights in Bankruptcy), the “licensee”) will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in the licensee’s possession, will be promptly delivered to it upon the licensee’s written request therefor and (b) Morphic will not interfere with Janssen’s rights to intellectual property and all embodiments of intellectual property, and will assist and not interfere with Janssen in obtaining intellectual property and all embodiments of intellectual property from another entity.  The term “embodiments” of intellectual property includes all tangible, intangible, electronic or other embodiments of rights and licenses hereunder, including all compounds and products embodying intellectual property, Compounds, Products, regulatory filings and related rights, and technology.  All rights of the Parties under this Section 14.5.2 (Rights in Bankruptcy) and under Section 365(n) of Title 11 are in addition to and not in substitution of any and all other rights, powers and remedies that each Party may have under this Agreement, Title 11 and any other Applicable Law.

14.6.                     Effects of Termination.

14.6.1.                         Generally.  Upon termination of this Agreement with respect to any Terminated Program or in its entirety:

(a)                   The Receiving Party will promptly return to the other Party or destroy all Confidential Information of the Disclosing Party that is solely related to any applicable Terminated Program; and

(b)                   Except as otherwise set forth in this Agreement (including the license granted in Section 7.2.2 (Non-Exclusive License Grant to Morphic)), all licenses granted by a Party to the other Party under this Agreement with respect to any applicable Terminated Program will immediately terminate.

14.6.2.                         Reversion; Financial Commitments.  Upon termination of this Agreement with respect to any Terminated Program or in its entirety (A) by Janssen pursuant to Section 14.2 (Termination by Janssen for Convenience) or (B) by Morphic pursuant to Section 14.3.1(a) (Termination by Morphic) in the event of an uncured material breach by Janssen or Section 14.4 (Rights in Bankruptcy) in the event of Janssen’s insolvency:

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(a)                   Janssen will, and hereby does, assign to Morphic all Assigned Product-Specific Patents and Janssen Patents, in each case, that (i) solely Cover any Licensed Compound or Product that is the subject of the applicable Terminated Program and do not Cover any Licensed Compound or Product that is the subject of any Research Program that is not a Terminated Program and (ii) Morphic previously assigned to Janssen pursuant to Section 9.2.2 (Morphic Assignment of Assigned Product-Specific Technology);

(b)                   Janssen will promptly transfer to Morphic copies of all Janssen Know-How that (i) is necessary or useful to Exploit the Licensed Compounds and Products that are the subject of the applicable Terminated Program in the form that such Licensed Compounds and Products exist as of the effective date of termination of this Agreement with respect to such Terminated Program and (ii) Morphic previously transferred to Janssen pursuant to Section 5.1.2 (After Option Exercise);

(c)                    Effective as of such termination, Janssen hereby grants and agrees to grant to Morphic a (i) non-exclusive, royalty-free (except as otherwise provided in Section 14.6.3 (Royalty for Terminated Janssen Products)), irrevocable, perpetual, worldwide license, with the right to sublicense through multiple tiers, under all such Janssen Know-How transferred to Morphic pursuant to Section 14.6.2(b), to Develop, make, have made, use, have used, sell, have sold, offer for sale, import and otherwise Exploit Licensed Compounds and Products that are the subject of the applicable Terminated Program, in the form that such Licensed Compounds and Products exist as of the effective date of termination of this Agreement with respect to such Terminated Program and (ii) a non-exclusive, royalty-free, irrevocable, perpetual, worldwide license, with the right to sublicense through multiple tiers, under the Retained Janssen Patents to Develop, make, have made, use, have used, sell, have sold, offer for sale, import and otherwise Exploit Licensed Compounds and Products that are the subject of the applicable Terminated Program, in the form that such Licensed Compounds and Products exist as of the applicable effective date of termination of this Agreement with respect to such Terminated Program; and

(d)                   Janssen will pay Morphic the amount of any financial commitments incurred by Morphic prior to termination in accordance with the Research Budget for the applicable Terminated Program that exceed amounts paid by Janssen to Morphic hereunder prior to such termination and cannot be canceled; provided that Janssen will only be responsible for paying FTE Costs (as pro-rated in accordance with the applicable Research Budget for such Terminated Program)

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and Out-of-Pocket Costs until [***] after the effective date of such termination.  Upon receipt of notice of termination of this Agreement with respect to a Terminated Program, Morphic will promptly terminate any outstanding commitments and avoid incurring any further costs under the applicable Research Plan for such Terminated Program.  No later than [***] after the effective date of termination or expiration of this Agreement or the applicable Terminated Program, unless another period is agreed to in writing by the Parties, Morphic may provide an invoice in respect of the final payment due and payable pursuant to the Research Budget for the applicable Terminated Program(s) in accordance with this Section 14.6.2(d).  Janssen will pay all such amounts in accordance with the invoicing and payment provisions of Section 8.11 (Invoicing and Payment).  Notwithstanding anything to the contrary set forth in this Agreement, it is understood that, in no event will the funds payable to Morphic exceed the Research Budget and then-applicable Allowable Overruns for the Terminated Program.  In addition, within [***] days after such effective date of termination, Morphic will provide Janssen with a final accounting for the applicable Research Budget(s).  If the final accounting indicates an amount is due to Morphic, then Janssen will make such final payment in accordance with the invoicing and payment provisions of Section 8.11 (Invoicing and Payment).  If the final accounting indicates an overpayment by Janssen, then Morphic will refund such overpayment to Janssen within [***] of the final accounting.

14.6.3.                         Royalty for Terminated Janssen Products.  Upon termination of this Agreement with respect to any Terminated Program or in its entirety by Janssen pursuant to Section 14.2 (Termination by Janssen for Convenience), if, as of the date of such termination with respect to such Terminated Program, Janssen has dosed all patients in a POC Clinical Trial for any Terminated Janssen Product that is the subject of the applicable Terminated Program, then on a Terminated Janssen Product-by-Terminated Janssen Product and country-by-country basis (with respect to such Terminated Program), for so long as Morphic or its Affiliates or licensees sell such Terminated Janssen Product, Morphic will pay Janssen royalties in the amount equal to [***] of the marginal royalty rates set forth in TABLE 8.7 (Royalty Payments) of the aggregate worldwide Net Sales resulting from the sale of each such Terminated Janssen Product during each Calendar Year for each Terminated Janssen Product in each country. For the purposes of this Section 14.6.3 (Royalty for Terminated Janssen Products), the definition of “Net Sales” and Section 8.7 (Royalties), Section 8.11.2 (Other Payments), Section 8.12 (Reports), Section 8.13.2 (Audit of Janssen), Section 8.14 (Conduct of Audits), Section 8.15 (Currency Exchange) and Section 8.16 (Taxes) will apply mutatis mutandis to the calculation, payment, recording and

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auditing of Morphic’s obligations to pay royalties under this Section 14.6.3 (Reverse Royalty for Terminated Janssen Products) as they apply to Janssen and, solely for such purpose, each reference in each such Section (and any related definitions) to (i) Janssen will be deemed to be a reference of Morphic and (ii) Morphic will be deemed to be a reference of Janssen.

14.7.                     Alternative Remedy in Lieu of Termination.  If Janssen has the right to terminate this Agreement pursuant to Section 14.3.1(b) (Termination by Janssen), then in addition to any other remedies available to Janssen at law or in equity, in lieu of terminating this Agreement Janssen may, in its sole discretion, exercise an alternative remedy as follows:

(a)                   Janssen may retain all of its licenses and other rights granted under this Agreement with respect to the applicable Terminated Program, subject to all of its payment and other obligations hereunder; except that (i) the then-unearned Milestone Payments and the royalty rates payable thereafter under this Agreement with respect to such Terminated Program and Products that are the subject of such Terminated Program, in each case, will be reduced by [***]  and (ii) Janssen’s obligations under Section 5.5 (Development Diligence Obligations) and Section 5.6 (Commercialization Diligence Obligations) will each terminate with respect to the Terminated Program; and

(b)                   any Janssen Confidential Information provided to Morphic pursuant to this Agreement related to such Terminated Program will be promptly returned to Janssen or destroyed and Janssen will be released from its ongoing disclosure and information exchange obligations with respect to activities related to such Terminated Program that are performed following the date of such election.

For the avoidance of doubt, except as set forth in this Section 14.7 (Alternate Remedy in Lieu of Termination), if Janssen exercises the alternative remedy set forth above in this Section 14.7 (Alternate Remedy in Lieu of Termination) with respect to a Terminated Program, then all rights and obligations of both Parties under this Agreement with respect to such Terminated Program will continue unaffected, unless and until this Agreement is subsequently terminated by either Party pursuant to this ARTICLE 14 (Term and Termination).

14.8.                     Accrued Rights.  Expiration or termination of this Agreement (or any provision hereof) for any reason will be without prejudice to any right that has accrued to the benefit of a Party prior to such expiration or termination, including damages arising from any breach under this Agreement. Subject to Section 14.6.2(d), expiration or

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termination of this Agreement will not relieve a Party from any obligation that is expressly indicated to survive such expiration or termination.

14.9.                     Survival.  The following provisions, as well as any other provisions which by their nature are intended to survive termination or expiration, will survive termination or expiration of this Agreement: Article 1 (Definitions), Section 2.10 (Research Program Records), Section 7.2.2 (Non-Exclusive License Grant to Morphic), Section 7.2.3 (Residual Memory and Firewall), Section 7.2.5 (Sublicense Continuation upon Termination), Section 8.7 (Royalties) (solely with respect to Terminated Janssen Products), Section 8.11.2 (Invoicing and Payment) (solely with respect to Terminated Janssen Products), Section 8.12 (Reports) (solely with respect to Terminated Janssen Products), Section 8.13 (Records and Audits), Section 8.14 (Conduct of Audits), Section 8.15 (Currency Exchange) (solely with respect to Terminated Janssen Products), Section 8.16 (solely with respect to Terminated Janssen Products), Section 9.1 (Ownership), Section 9.2 (Assignment of Intellectual Property), Section 9.3 (Exploitation of Joint Technology), Section 9.4 (Disclosure) (solely with respect to Joint Technology), Section 10.6 (Cooperation) (solely with respect to Joint Patents), Section 11.6 (Patent Term Restoration) (solely with respect to Joint Patents), Article 12 (Confidentiality), Section 13.2 (Disclaimers), Section 13.3 (Indemnification), Section 13.4 (Insurance), Section 14.1 (Term) (solely in case of expiration), Section 14.6 (Effects of Termination) (together with those Sections referenced therein), Section 14.8 (Accrued Rights), this Section 14.9 (Survival), Article 15 (Dispute Resolution) and Article 16 (General Provisions).

15.                               DISPUTE RESOLUTION.

15.1.                     Discussion by Executive Officers; Arbitration.  If there is an unresolved matter, dispute or issue arising out of or relating to the existence, negotiation, validity, formation, interpretation, breach, performance or application of this Agreement for which neither Party has the final decision making authority as expressly provided elsewhere in this Agreement, then either Party may refer such matter, dispute or issue to the Executive Officers of each Party, in writing for further discussion and resolution.  These individuals will meet as soon as practicable and attempt in good faith to resolve the matter, dispute or issue and reach an agreement.  These individuals may obtain the advice of other employees or consultants as they deem necessary or advisable in order to make the decision.  If these individuals cannot reach agreement as to the matter, dispute or issue within [***] of the matter, dispute or issue being referred to them, then any such matter, dispute or issue under this Agreement (an “Unresolved Issue”) will be resolved as provided in Schedule 15.1 (Dispute Resolution).

16.                               GENERAL PROVISIONS.

16.1.                     Relationship of Parties.  Both Parties are independent contractors under this Agreement.  Nothing herein contained is deemed to create an employment,

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agency, joint venture or partnership relationship between the Parties hereto or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act on behalf of the other Party.  Neither Party will have any express or implied power or authority to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

16.2.                     Performance by Affiliates.  Notwithstanding anything to the contrary set forth in this Agreement, either Party may perform any or all of its obligations and exercise any or all of its rights under this Agreement through any Affiliate.  Each Party will cause its Affiliates to comply with the provisions of this Agreement in connection with such performance.

16.3.                     No Third-Party Beneficiaries.  No provision of this Agreement may be deemed or construed in any way to result in the creation of any rights in any person not a Party to this Agreement.

16.4.                     Compliance with Laws.  Each Party will perform or cause to be performed any and all of its obligations or the exercise of any and all of its rights hereunder in good scientific manner and in compliance with all Applicable Law, including the U.S. Foreign Corrupt Practices Act and all other Anti-Corruption Laws.

16.5.                     Governing Law.  This Agreement is governed by, and construed and enforced in accordance with, the laws of New York, without giving effect to any conflicts of laws principles that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

16.6.                     Counterparts; Facsimiles.  This Agreement may be executed in two (2) counterparts, each of which is deemed an original, and both of which together are deemed to be one and the same instrument.  Counterparts may be delivered via electronic mail, including Adobe™ Portable Document Format (PDF) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000, and any counterpart so delivered will be deemed to be original signatures, will be valid and binding upon the Parties, and, upon delivery, will constitute due execution of this Agreement.

16.7.                     Headings.  All headings in this Agreement are for convenience only and do not affect the meaning of any provision hereof.

16.8.                     Assignment.  Neither this Agreement nor any interest hereunder will be assignable by Morphic without the prior written consent of Janssen, except as follows:  (a) Morphic may, subject to the terms of this Agreement, assign its rights and obligations under this Agreement in whole to its successor-in-interest in connection with the sale of all or substantially all of its assets to which this Agreement relates, whether in a merger, acquisition, or similar transaction or series of related transactions, provided that such sale is not primarily for the benefit

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

of its creditors and (b) Morphic may assign its rights and obligations under this Agreement to any of its Affiliates, provided that Morphic will remain liable for all of its rights and obligations under this Agreement.  Janssen may freely assign this Agreement or any interest hereunder in whole or in part, provided that Janssen will remain liable for all of its rights and obligations under this Agreement.  Morphic will promptly notify Janssen of any assignment or transfer under the provisions of this Section 16.8 (Assignment).  This Agreement will be binding upon the successors and permitted assigns of the Parties and the name of a Party appearing herein will be deemed to include the names of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement.  Any assignment not in accordance with this Section 16.8 (Assignment) will be null, void, and of no legal effect.

16.9.                     Non-Solicitation.  [***]

16.10.              Notices.  All notices that are required or permitted hereunder will be in writing and sufficient if delivered personally, sent by facsimile or electronic mail (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Morphic:	Morphic Therapeutic, Inc.
35 Gatehouse Drive A2
Waltham, MA 02451
Attention: Chief Executive Officer

With a copy to (which will not constitute notice):

Dechert LLP
1900 K Street, NW
Washington, DC 20006
Attention: David E. Schulman
Facsimile: [***]

If to Janssen:	Janssen Pharmaceuticals, Inc.
1125 Trenton-Harbourton Road
Titusville, NJ 08560
Attention: President

With a copy to:	Johnson & Johnson
One Johnson & Johnson Plaza
New Brunswick, NJ 08933
Attention: Chief Patent Counsel
Facsimile: [***]

With a copy to (which will not constitute notice):

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Ropes & Gray LLP
800 Boylston Street, Prudential Tower
Boston, MA 02199
Attention: David M. McIntosh
Facsimile: [***]

Either Party may change its designated address and facsimile number by notice to the other Party in the manner provided in this Section 16.10 (Notices).

16.11.              Amendment.  This Agreement may be amended, supplemented or otherwise modified only by means of a written instrument signed by a duly authorized officer of both Parties.

16.12.              Waiver.  No provision of this Agreement may be waived by any act, omission or knowledge of a Party or its agents or employees except by a written instrument expressly waiving such provision and signed by a duly authorized officer of the waiving Party.  The waiver by either of the Parties of any breach of any provision hereof by the other Party will not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

16.13.              Severability.  In the event that any provision of this Agreement is, for any reason, held to be invalid or unenforceable in any respect, such invalidity or unenforceability will not affect any other provision hereof, and the Parties will negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent.

16.14.              Construction.  Except where the context expressly requires otherwise, (a) the use of any gender herein will be deemed to encompass references to either or both genders, and the use of the singular will be deemed to include the plural (and vice versa), (b) the words “include,” “includes,” and “including” will be deemed to be followed by the phrase “without limitation,” (c) the word “will” will be construed to have the same meaning and effect as the word “shall,” (d) any definition of or reference to any agreement, instrument, or other document herein will be construed as referring to such agreement, instrument, or other document as from time to time amended, supplemented, or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any person will be construed to include the person’s successors and assigns, (f) the words “herein,” “hereof,” and “hereunder” and words of similar import, will each be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Articles, Sections, or Schedules will be construed to refer to Articles, Sections, or Schedules of this Agreement, and references to this Agreement include all Schedules hereto, (h) the word “notice” means notice in writing (whether or not specifically stated) and will include notices, consents, approvals and other written communications contemplated under this Agreement, (i) provisions that require

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

that a Party, the Parties or any committee hereunder “agree,” “consent,” “approve,” or the like will require that such agreement, consent, or approval be specific and in writing, whether by written agreement, letter, approved minutes, or otherwise (but excluding e-mail and instant messaging), (j) references to any specific law, rule or regulation, or section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof and (k) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or.”

16.15.              Entire Agreement.  This Agreement, including the attached Schedules, is the sole agreement with respect to the subject matter and supersedes all other agreements, prior discussions, representations, and understandings between the Parties with respect to same.  For the avoidance of doubt, this Agreement supersedes that certain “Confidential Disclosure Agreement” between Morphic and an Affiliate of Janssen dated March 2, 2017, provided that all “Confidential Information” disclosed or received by Morphic and such Affiliate of Janssen thereunder is deemed “Confidential Information” hereunder and subject to the terms and conditions of this Agreement.

16.16.              Acknowledgement.  Morphic acknowledges and agrees that Janssen and its Affiliates may have been involved prior to the Effective Date and may be involved during the Term in Developing, Commercializing, Manufacturing or otherwise Exploiting products that may compete with the Products, and nothing in this Agreement will restrict or prohibit Janssen or any of its Affiliates from Developing, Commercializing, Manufacturing or otherwise Exploiting any such competitive products during the Term or thereafter.

16.17.              Force Majeure.  Neither Janssen nor Morphic will be liable for failure of or delay in performing obligations set forth in this Agreement (other than any obligation to pay monies when due), and neither will be deemed in breach of such obligations, if such failure or delay is due to natural disasters or any causes reasonably beyond the control of Janssen or Morphic; provided that the Party affected will promptly notify the other of the force majeure condition and will exert reasonable efforts to eliminate, cure or overcome any such causes and to resume performance of its obligations with reasonable dispatch when such causes are removed.

16.18.              Further Actions.  Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of the Agreement, including the filing of additional assignments, agreements, documents and instruments, as the other Party may at any time and from time to time reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes of, or to better assure and confirm unto such other Party its rights and remedies under, this Agreement.

[Signature Page Follows]

The Parties have caused this Research Collaboration and Option Agreement to be executed by their respective duly authorized officers as of the Effective Date.

MORPHIC THERAPEUTIC, INC.		JANSSEN PHARMACEUTICALS, INC.

Signature:	/s/ Praveen P. Tipirneni	Signature:	/s/ Peter Menziuso
Name:	Praveen P. Tipirneni	Name:	Peter Menziuso
Title:	President and CEO	Title:	President